This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an indication of interest in purchasing such securities, when, as and if issued.  Any such indication will not constitute a contractual commitment by you to purchase any of the securities until the offering has been priced and we have advised you of and confirmed the allocation of securities to be made to you.  You may withdraw your indication of interest at any time prior to the notice of allocation.  The issuer is not obligated to issue such security or any similar security and the underwriter’s obligation to deliver such security is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of such security when, as and if issued by the issuer.  You are advised that the terms of the securities, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  You are advised that securities may not be issued that have the characteristics described in these materials.  The underwriter’s obligation to sell such securities to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials.  If for any reason the issuer does not deliver such certificates, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  In addition, you may get the prospectus for free by visiting our website at http://www.ubs.com/regulationab.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-(877) 867-2654.

AUTOMATICALLY GENERATED E-MAIL DISCLAIMERS

Any disclaimer appearing at the bottom of the email communication to which this free writing prospectus is attached stating either of the following (or any derivative thereof):

(1) that these materials contain confidential information; or

(2) that the sender does not accept liability relating to the accuracy or completeness of these materials; or

(3) that these materials do not constitute a solicitation or an offer to buy or sell securities in each case, is not applicable to these materials and should be disregarded.  Such disclaimers have been automatically generated as a result of these materials having been sent via e-mail or another system such as Bloomberg.

MASTR Asset Backed Securities Trust 2006-AB1 Mortgage Pass-Through Certificates

ABS New Issue Term Sheet

MASTR Asset Backed Securities Trust 2006-AB1

Mortgage Pass-Through Certificates

$578,101,961

(APPROXIMATE)

Mortgage Asset Securitization Transactions, Inc.

(DEPOSITOR)

Wells Fargo Bank, N.A.

(MASTER SERVICER AND TRUST ADMINISTRATOR)

UBS Real Estate Securities Inc.

(TRANSFEROR)

February 16, 2006

MASTR Asset Backed Securities Trust 2006-AB1
Mortgage Pass-Through Certificates
$ (578,101,961)

Structure Overview

Class(1)	Pass-Through Rate	Approx. Size ($)(2)	Certificate Type	Expected WAL (years) Call(3) / Mat(3)	Expected Principal Window Start - Call(3) - Mat(3)	Legal Final Distribution Date	Expected Ratings S&P / Moody’s(4)
A-1	(5)	237,687,000	FLT / SEN / SEQ	1.00/ 1.00	1 - 24 - 24	2/25/2036	AAA / Aaa
A-2	(5)	149,173,000	FLT / SEN / SEQ	3.00 / 3.00	24 - 54 - 54	2/25/2036	AAA / Aaa
A-3A	(6)	58,634,000	FIX / SEN / SEQ	6.70 / 8.17	54 - 98 - 227	2/25/2036	AAA / Aaa
A-3B	(6)	35,000,000	FIX / SEN / SEQ	6.70 / 8.17	54 - 98 - 227	2/25/2036	AAA / Aaa
A-4	(6)	53,388,000	FIX / SEN / NAS	6.38 / 6.57	38 - 98 - 225	2/25/2036	AAA / Aaa
M-1(7)	(6)	8,960,000	FIX / MEZ	5.43 / 5.96	37 - 98 - 163	2/25/2036	AA+ / Aa1
M-2(7)	(6)	8,093,000	FIX / MEZ	5.42 / 5.92	37 - 98 - 156	2/25/2036	AA / Aa2
M-3(7)	(6)	5,202,000	FIX / MEZ	5.43 / 5.89	37 - 98 - 148	2/25/2036	AA- / Aa3
M-4(7)	(6)	4,335,000	FIX / MEZ	5.43 / 5.85	37 - 98 - 141	2/25/2036	A+ / A1
M-5(7)	(6)	4,335,000	FIX / MEZ	5.43 / 5.81	37 - 98 - 135	2/25/2036	A / A2
M-6(7)	(6)	3,757,000	FIX / MEZ	5.43 / 5.74	37 - 98 - 127	2/25/2036	A- / A3
M-7(7)	(6)	3,757,000	FIX / MEZ	5.43 / 5.65	37 - 98 - 120	2/25/2036	BBB+ / Baa1
M-8(7)	(6)	2,890,000	FIX / MEZ	5.43 / 5.53	37 - 98 - 109	2/25/2036	BBB / Baa2
M-9(6)	(6)	2,890,961	FIX / MEZ	5.33 / 5.34	37 - 98 - 100	2/25/2036	BBB- / Baa3

Notes:

(1)	The Certificates are backed by the cash flow from a pool of first lien, fixed-rate mortgage loans.
(2)	The Approximate Size is subject to a permitted variance of plus or minus 5%.
(3)	See the Pricing Speed below.
(4)	The expected ratings on the Class A-3A Certificates are without regard to the financial guaranty insurance policy.
(5)

The Pass-Through Rate on any Distribution Date with respect to these Certificates will be a per annum rate equal to the lesser of (i) one-month LIBOR plus the related margin, which will increase to twice the initial margin if the certificates are not called (ii) the Net WAC Rate Cap and (iii) 15.00%.  In addition, each Class of these Certificates will be entitled to proceeds from an interest rate cap contract, as described under “Payment of Interest—Cap Contracts” in this term sheet.

(6)

The Pass-Through Rate on any Distribution Date with respect to these Certificates will equal the lesser of (a) a related fixed rate (to be determined) and (b) the Net WAC Rate Cap for such Distribution Date.  After the Optional Termination Date, the rate in clause (a) above will increase by 0.50%.

(7)	The Class M Certificates are not expected to receive any principal distributions prior to the Stepdown Date.

Pricing Speed

Mortgage Loans

4% CPR increasing to 24% CPR over 12 months and 24% CPR thereafter

Transaction Highlights

·

The Mortgage Loans consist of fixed rate, first lien, fully-amortizing, residential Mortgage Loans.

·

The transaction consists of a Senior / Mezz / OC structure.

·

The Credit Enhancement for the Certificates will be provided through Subordination, Overcollateralization, Mortgage Insurance and Excess Spread and with respect to the Class 3-A Certificates, a financial guaranty insurance policy issued by Financial Guaranty Insurance Company.

·

None of the Mortgage Loans are classified as “High Cost” loans.

·

The Certificates will be ERISA eligible.

·

All numbers and percentages herein relating to the Mortgage Loans are as of the Cut-off Date.

·

The Offered Certificates will be registered under a registration statement filed with the Securities and Exchange Commission.

·

Bloomberg:  MABS 2006-AB1

·

Intex:  MABS06A1

Distribution By Servicer

Servicer	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan
Wells Fargo Bank, N.A.	2,979	560,007,629	96.87	187,985	7.028	81.00	688	2.02
Cenlar*	68	15,780,795	2.73	232,071	7.936	79.29	697	8.17
Cendant	5	1,435,591	0.25	287,118	6.864	81.56	739	28.93
MidAmerica	2	883,290	0.15	441,645	7.461	80.00	682	0.00
Total:	3,054	578,107,305	100.00	189,295	7.053	80.95	688	2.25

* It is expected that as of April 1, 2006, the servicing for these loans will transfer to Wells Fargo Bank, N.A.

Distribution By Originator

Originator	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan
Wells Fargo Bank, N.A.	2,473	449,769,286	77.80	181,872	6.926	81.68	688	0.00
UBS Conduit	304	72,664,894	12.57	239,029	7.829	78.93	687	4.95
Impac Mortgage	123	29,709,036	5.14	241,537	7.144	77.84	684	9.02
Southstar	153	25,528,090	4.42	166,850	6.942	77.56	698	26.35
Ohio Savings Bank	1	436,000	0.08	436,000	8.875	80.00	828	0.00
Total:	3,054	578,107,305	100.00	189,295	7.053	80.95	688	2.25

Collateral Summary

	Summary Statistics		Range (if applicable)
Number of Mortgage Loans:	3,054
Aggregate Current Principal Balance:	$578,107,305
Average Current Principal Balance:	$189,295		$13,369	-	$1,330,000
Aggregate Original Principal Balance:	$582,158,422
Average Original Principal Balance:	$189,967		$13,500	-	$1,330,000
Fully Amortizing Mortgage Loans:	100.00%
Interest Only Loans:	10.21%
1st Lien:	100.00%
% MI:	43.98%
Wtd. Avg. Gross Coupon:	7.053%		5.000%	-	9.490%
Wtd. Avg. Original Term (months):	354		180	-	360
Wtd. Avg. Remaining Term (months):	350		172	-	359
Wtd. Avg. Original LTV:	80.95%		12.52%	-	100.00%
Wtd. Avg. Borrower FICO(1):	688		572	-	828
Geographic Distribution (Top 5):	California	16.82%
	Florida	12.40%
	New Jersey	6.75%
	New York	6.13%
	Virginia	4.74%

(1)  Excludes mortgage loans with a zero FICO.

Transaction Overview

Issuer:	MASTR Asset Backed Securities Trust 2006-AB1
Depositor:	Mortgage Asset Securitization Transactions, Inc.
Transferor:	UBS Securities Real Estate Securities Inc.
Master Servicer, Trust Administrator and Custodian:	Wells Fargo Bank, N.A.
Originators:	Wells Fargo Bank, N.A. is the Loan Seller with respect to 77.80% of the Mortgage Loans.
Servicers:	Wells Fargo Bank, N.A. is the Servicer with respect to 96.87% of the Mortgage Loans.
Trustee:	[TBD]
Cap Provider:	UBS AG
Certificate Insurer:	Financial Guaranty Insurance Company
Lead Underwriter:	UBS Securities LLC
Securities:

The Class A-1, Class A-2, Class A-3A, Class A-3B and Class A-4 Certificates, (collectively referred to herein as the “Class A Certificates”), and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, and Class M-9 Certificates, (collectively referred to herein as the “Class M Certificates”). The Certificates are backed by a pool of first lien, fixed-rate mortgage loans (“Mortgage Loans").

Offered Certificates:	The Class A and Class M Certificates.
Retained Certificates:	The Class CE Certificates, Class P Certificates and Class R Certificates (retained by UBS Securities LLC).
Collateral:	As of February 1, 2006, the Mortgage Loans will consist of approximately 3.054 fixed-rate, first lien, closed-end, mortgage loans totaling approximately $578,107,305.
Expected Pricing Date:	On or about February 9, 2006
Expected Closing Date:	On or about February 28, 2006
Cut-off Date:	February 1, 2006
Record Date:

The first day of the month immediately preceding the month in which the Distribution Date occurs (with the exception of the Class A-1 and Class A-2 Certificates).  With respect to the Class A-1 and Class A-2 Certificates, the Record Date is the business day immediately preceding each Distribution Date.

Distribution Date:	The 25th day of each month (or if such 25th day is not a business day, the next succeeding business day) commencing in March 2006.
Determination Date:

The Determination Date with respect to any Distribution Date is on the 15th day of the month in which the Distribution Date occurs or, if such day is not a business day, the business day immediately preceding such 15th day.

Due Period:

The Due Period with respect to any Distribution Date commences on the second day of the month immediately preceding the month in which the Distribution Date occurs and ends on the first day of the month in which the Distribution Date occurs.

Prepayment Period:	The calendar month preceding the months in which the related Remittance Date occurs.
Accrual Period:

Interest on the Class A and Class M Certificates, with the exception of the Class A-1 and Class A-2 Certificates, will be the calendar month preceding the month in which such Distribution Date occurs (on a 30/360 day basis). The Interest on the Class A-1 and Class A-2 Certificates will initially accrue from the Closing Date to (but excluding) the first Distribution Date, and thereafter, from the prior Distribution Date to (but excluding) the current Distribution Date based on an actual/360 day basis.  The Class Class A-1 and Class A-2 Certificates will initially settle flat (no accrued interest).

Optional Termination:

The Master Servicer, at the direction and on behalf of, the majority holder of the Class CE Certificates, (or if such majority holder fails to exercise its option, the Master Servicer, if any) may purchase all of the Mortgage Loans and REO properties and retire the certificates on or after the Optional Termination Date.

Optional Termination Date:

The first Distribution Date on which the aggregate principal balance of the Mortgage Loans, after giving effect to distributions to be made on that Distribution Date, is less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

ERISA:	The Offered Certificates will be ERISA eligible as of the Closing Date.
SMMEA:

The Senior Certificates, Class M-1, Class M-2 and Class M-3 Certificates are expected to constitute “mortgage related securities” for purposes of SMMEA.  The remaining Certificates will not constitute “mortgage related securities” for purposes of SMMEA.

Taxation:	The Trust will be established as one or more REMICs for federal income tax purposes.
Form of Registration:	Book-entry form through DTC, Clearstream and Euroclear.
Minimum Denominations:	$25,000 and integral multiples of $1 in excess thereof; provided certificates must be purchased in minimum total investments of $100,000.

Credit Enhancement

Credit Enhancement:

1)

Excess Spread

2)

Overcollateralization (“OC”)

3)

Subordination

4)   With respect to the Class A-3A Certificates, a financial guaranty insurance policy (the “Policy”) to be provided by the Certificate Insurer.

Overcollateralization Target Maintenance Amount:

With respect to any Distribution Date equals the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on such Distribution Date (after giving effect to distributions in respect of the Principal Remittance Amount on such Distribution Date but before giving effect to any other distributions on the Senior Certificates and Subordinate Certificates in reduction of the their respective Certificate Principal Balances on such Distribution Date).

Overcollateralization Target Amount:

With respect to any Distribution Date prior to the Stepdown Date, the Overcollateralization Target Amount will be approximately 1.30% of the aggregate principal balance of the Mortgage Loans as of the cut-off date. With respect to any Distribution Date on or after the Stepdown Date provided a Trigger Event is not in effect, the Overcollateralization Target Amount will be the greater of (i) 2.60% of the aggregate principal balance of the Mortgage Loans as of the last day of the related due period and (ii) the product of 0.35% and the aggregate principal balance of the Mortgage Loans as of the cut-off date.  With respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is in effect, the Overcollateralization Target Amount shall be the Overcollateralization Target Amount for the preceding Distribution Date.  On the closing date, it is expected that the actual overcollateralization amount will be approximately 0.00% of the aggregate principal balance as of the cut-off date.

Overcollateralization Target Release Amount:

With respect to any Distribution Date, the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the excess, if any, of (i) the Overcollateralization Amount for such Distribution Date (assuming that 100% of the Principal Remittance Amount is applied as a principal payment on such Distribution Date and without giving effect to any other distributions on the offered certificates in reduction of their respective Certificate Principal Balances on such Distribution Date) over (ii) the Overcollateralization Target Amount for such Distribution Date.

Overcollateralized Amount:

For any Distribution Date is an amount equal to (i) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus (ii) the aggregate Certificate Principal Balance of the Class A, the Class M and the Class P Certificates as of such Distribution Date (after giving effect to distributions to be made on such Distribution Date).

Stepdown Date:

The earlier to occur of (i) the first Distribution Date on which the Aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero and (ii) the later to occur of (A) the Distribution Date in March 2009 and (B) the date that the Credit Enhancement Percentage for the Class A Certificates (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distributions of the Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on such Distribution Date) is greater than or equal to 17.90%.

Credit Enhancement Percentage:

For any Distribution Date and the Class A Certificates, the percentage obtained by dividing (x) the sum of (a) the aggregate Certificate Principal Balance of the Class M Certificates and (b) the Overcollateralization Amount by (y) the aggregate Principal Balance of the Mortgage Loans, calculated prior to taking into account distributions of principal on the Mortgage Loans and distribution of the Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on such Distribution Date.

EXPECTED CREDIT ENHANCEMENT PERCENTAGE
Class	Target before Stepdown Date	After Stepdown Date
Class A	8.95%	17.90%
M-1	7.40%	14.80%
M-2	6.00%	12.00%
M-3	5.10%	10.20%
M-4	4.35%	8.70%
M-5	3.60%	7.20%
M-6	2.95%	5.90%
M-7	2.30%	4.60%
M-8	1.80%	3.60%
M-9	1.30%	2.60%

Trigger Event:

With respect to any Distribution Date on or after the Stepdown Date, a Trigger Event is in effect if:

(a)

the percentage obtained by dividing (x) the aggregate Stated Principal Balance of (i) Mortgage Loans Delinquent 60 days or more, (ii) REO Properties and (iii) Mortgage Loans in foreclosure and in bankruptcy by (y) the aggregate Stated Principal Balance of the Mortgage Loans, in each case, calculated prior to taking into account payments  of  principal on the Mortgage Loans due on the related Due Date or received during the related Prepayment Period, exceeds a percentage (as specified in the Pooling and Servicing Agreement) of the Credit Enhancement Percentage of the Class A Certificates; the percentage will be 42%; or

(b)

the aggregate amount of realized loss incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the approximate applicable percentages as set forth below with respect to such Distribution Date:

Payment Date Occurring in	Percentage
March 2008 through February 2009	0.35% for the first month, plus an additional 1/12th of 0.45% for each month thereafter
March 2009 through February 2010	0.80% for the first month, plus an additional 1/12th of 0.45% for each month thereafter
March 2010 through February 2011	1.25% for the first month, plus an additional 1/12th of 0.25% for each month thereafter
March 2011 through February 2012	1.50% for the first month, plus an additional 1/12th of 0.25% for each month thereafter
March 2012 and thereafter	1.75%

Allocation of Losses:

If, on any distribution date, there is not sufficient excess interest or overcollateralization to absorb realized losses on the mortgage loans, then realized losses on the mortgage loans will be allocated to the Class M Certificates, in reverse numerical order, until the certificate principal balances thereof are reduced to zero.  The Pooling and Servicing Agreement does not permit the allocation of realized losses on the mortgage loans to the Class A Certificates; however, investors in the Class A Certificates should realize that under certain loss scenarios there will not be enough interest and principal on the mortgage loans to pay certain fees and expenses of the trust and to distribute to the Class A Certificates all interest and principal amounts to which such certificates are then entitled.

Allocated Realized Loss Amount:

With respect to any class of the Class M Certificates and any Distribution Date is an amount equal to the sum of any Realized Loss allocated to that class of Class M Certificates on the Distribution Date and any Allocated Realized Loss Amount for that class remaining undistributed from previous Distribution Dates minus any subsequent recoveries applied to such Allocated Realized Loss Amount.

Payment of Interest

Interest Payment Priority:

On each Distribution Date, the Interest Remittance Amount will be distributed in the following order of priority:

(i)

to the Certificate Insurer, up to the Premium Distribution Amount for such Distribution Date;

(ii)

to the holders of the Class A-1, Class A-2, Class A-3A, Class A-3B and Class A-4 Certificates, pro-rata, up to the Monthly Interest Distributable Amount and the Unpaid Interest Shortfall Amount, if any, for such Certificates for such Distribution Date;

(iii)

to the Certificate Insurer, up to any amount owing to the Certificate Insurer under the insurance agreement for reimbursement, with interest, for claims paid under the Policy and any other amounts owing to the Certificate Insurer;

(iv)

to the holders of the Class M-1 Certificates, the Monthly Interest Distributable Amount for such class for such Distribution Date;

(v)

to the holders of the Class M-2 Certificates, the Monthly Interest Distributable Amount for such class for such Distribution Date;

(vi)

to the holders of the Class M-3 Certificates, the Monthly Interest Distributable Amount for such class for such Distribution Date;

(vii)

to the holders of the Class M-4 Certificates, the Monthly Interest Distributable Amount for such class for such Distribution Date;

(viii)

to the holders of the Class M-5 Certificates, the Monthly Interest Distributable Amount for such class for such Distribution Date;

(ix)

to the holders of the Class M-6 Certificates, the Monthly Interest Distributable Amount for such class for such Distribution Date;

(x)

to the holders of the Class M-7 Certificates, the Monthly Interest Distributable Amount for such class for such Distribution Date;

(xi)

to the holders of the Class M-8 Certificates, the Monthly Interest Distributable Amount for such class for such Distribution Date; and

(xii)

to the holders of the Class M-9 Certificates, the Monthly Interest Distributable Amount for such class for such Distribution Date.

Premium Distribution Amount:

For any Distribution Date will equal the sum of (A) the product of (x) 1/12th of 0.09% multiplied by (y) the Certificate Principal Balance of the Class A-3A Certificates immediately preceding such Distribution Date and (B) the sum of the amounts, if any, by which the amount described in clause (A) above on each prior Distribution Date exceeded the amount actually distributed in respect of the premium on such prior Distribution Dates and not subsequently distributed, plus interest thereon at the rate specified in the Pooling and Servicing Agreement.

Advances:

The Servicer is required to advance delinquent payments of principal and interest on the Mortgage Loans to the extent such amounts are deemed recoverable.  The Servicer is entitled to reimbursement for these advances, and therefore these advances are not a form of credit enhancement.

Pass-Through Rate:

The Pass-Through Rate on any Distribution Date with respect to each class of Certificates, with the exception of the Class A-1 and Class A-2 Certificates will equal the lesser of (a) a fixed rate (to be determined) and (b) the Net WAC Rate Cap for such Distribution Date. After the Optional Termination Date, the rate in clause (a) above will increase by 0.50%.

The Pass-Through Rate on any Distribution Date with respect to the Class A-1 and Class A-2 Certificates will be a per annum rate equal to the lesser of (i) one-month LIBOR plus the related margin, which will increase to twice the initial margin if the certificates are not called (ii) the Net WAC Rate Cap and (iii) 15%.

Available Funds:

With respect to any Distribution Date, the sum of the following amounts with respect to the Mortgage Loans, net of amounts reimbursable therefrom to the master servicer, the servicer (except with respect to the servicing fees referenced in clause (i) of this definition), the trust administrator or the trustee: (i) the aggregate amount of monthly payments on the Mortgage Loans due on the related Due Date and remitted to the master servicer by the servicer remittance date, after deduction of the servicing fees for such Distribution Date, and any accrued and unpaid servicing fees in respect of any prior Distribution Dates, (ii) certain unscheduled payments in respect of the Mortgage Loans, including prepayments, insurance proceeds, net liquidation proceeds, subsequent recoveries and proceeds from repurchases of and substitutions for such Mortgage Loans occurring during the related Prepayment Period, excluding prepayment charges and (iii) payments from the servicers in connection with advances and prepayment interest shortfalls for such Distribution Date.

Prepayment Interest Shortfall:

With respect to any Distribution Date and each Mortgage Loan with respect to which a prepayment in full or a partial prepayment has occurred during the month preceding such Distribution Date, the difference between (a) one month’s interest at the net mortgage rate on the Scheduled Principal Balance of the Mortgage Loan, if such Mortgage Loan was prepaid in full, or partial payment, if such Mortgage Loan was not prepaid in full, as applicable, and (b) the excess of (i) the amount of interest actually received with respect to the portion of such Mortgage Loan that was prepaid during the related Prepayment Period over (ii) the product of the servicing fee rate and the Scheduled Principal Balance of the Mortgage Loan.

Compensating Interest:

For any Distribution Date and any servicer is an amount required to be paid by such servicer under the related servicing agreement in connection with Prepayment Interest Shortfalls that occur on Mortgage Loans serviced by such servicer for the related Distribution Date.  The amount of such Compensating Interest payments is generally limited to the aggregate servicing fees due to the applicable servicer for such Distribution Date.  If any servicer fails to make its required Compensating Interest payment on any Distribution Date, the master servicer will be required to make such Compensating Interest payment to the same extent that such servicer was required to make such Compensating Interest payment.

Interest Remittance Amount:	With respect to any Distribution Date is that portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Mortgage Loans.
Monthly Interest Distributable Amount:

For any Distribution Date and each class of Class A or Class M Certificates equals the amount of interest accrued during the related Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance of that class immediately prior to such Distribution Date, and reduced (to not less than zero), in the case of each such class, by the allocable share, if any, for such class of Prepayment Interest Shortfalls not covered by Compensating Interest and shortfalls resulting from the application of the relief act (allocated to each certificate based on its respective entitlements to interest irrespective of any Prepayment Interest Shortfalls or shortfalls resulting from the application of the relief act for such Distribution Date) in each case to the extent not allocated to interest accrued on the Class CE Certificates.

Unpaid Interest Shortfall Amount:

Means (i) for each class of Class A and Class M Certificates and the first Distribution Date, zero, and (ii) with respect to each class of Class A and Class M Certificates and any Distribution Date after the first Distribution Date, the amount, if any, by which (a) the sum of (1) the Monthly Interest Distributable Amount for such class for the immediately preceding Distribution Date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for such class for such preceding Distribution Date exceeds (b) the aggregate amount distributed on such class in respect of interest pursuant to clause (a) of this definition on such preceding Distribution Date, plus interest on the amount of interest due but not paid on the certificates of such class on such preceding Distribution Date, to the extent permitted by law, at the Pass-Through Rate for such class for the related Accrual Period.

Net Mortgage Rate:	For any Mortgage Loan is the applicable Mortgage Rate minus the Servicing Fee Rate.
Net WAC Rate Cap:

The Net WAC Rate Cap for any Distribution Date and the Class A Certificates and Class M Certificates will be a per annum rate (subject, with respect to the Class A-1 and Class A-2 Certificates, to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to the excess of (i) the weighted average of the Net Mortgage Rates of the Mortgage Loans over (ii) the product of (x) the Premium Distribution Amount and any fees and expenses of the trust payable on such Distribution Date multiplied by (y) 12 and divided by the aggregate outstanding Principal Balance of the Mortgage Loans.

Cap Contracts:

For the first 30 Distribution Dates (with respect to the Class A-1 Certificates) and the first 64 Distribution Dates (with respect to the Class A-2 Certificates), each of the Class A-1 and Class A-2 Certificates will have the benefit of a cap contract to pay amounts in respect of basis risk shortfalls on such certificates.  Each such cap contract requires the counterparty to make a payment to the extent one-month LIBOR (as set forth in the related cap contract) for any Accrual period (subject to a ceiling rate) exceeds the rate set forth in such cap contract (and set forth in Annex I to this term sheet, along with the ceiling rate), multiplied by the notional amount set forth in such cap contract (and set forth in Annex I to this term sheet) and adjusted for the actual number of days in the related accrual period.  Cap payments, if any, made by the counterparty with respect to the Class A-1 and Class A-2 Certificates will be deposited in the Net WAC Rate Carryover Reserve Account and will be available for distribution in respect of basis risk shortfall amounts on the Class A-1  or Class A-2 certificates, as applicable, as set forth in this term sheet. Any excess amounts received under the cap contracts in excess of amounts required to basis risk shortfall amounts on any Distribution Date will be held in the Net WAC Rate Carryover Reserve Account and will be available for payments of basis risk shortfall amounts on the Class A-1 and Class A-2 Certificates on future Distribution Dates

Insurance Policy

Additional credit enhancement for the Class A-3A certificates will exist in the form of an irrevocable financial guaranty insurance policy (the “Policy”) issued by the Certificate Insurer, which will cover current payments of interest on such classes of certificates (other than any Net WAC Rate Carryover Amounts, basis risk shortfalls, any interest shortfall resulting from the application of the Servicemembers Civil Relief Act, as amended, or comparable state legislation, any prepayment interest shortfalls and any shortfall attributable to the liability of the trust, any REMIC, the trustee or the trust administrator for taxes or withholding taxes, including interest and penalties in respect of such liabilities) and certain principal losses which would otherwise be allocated to such classes of certificates.  No other class of certificates will be entitled to payments under the Policy.

Net WAC Rate Carryover Amount:

For the Class A and Class M Certificates, with the exception of the Class A-1 and Class A-2 Certificates, and any Distribution Date, (i) the excess of (a) the amount of interest such class would have accrued for such Distribution Date had the applicable Pass-Through Rate not been subject to the Net WAC Rate Cap, over (b) the amount of interest such class of Certificates accrued for such Distribution Date based on the Net WAC Rate Cap, together with the unpaid portion of any such amounts from the prior Distribution Date and (ii) accrued interest thereon at the then applicable Pass-Through Rate, without giving effect to the Net WAC Rate Cap.  The Net WAC Rate Carryover Amount will be distributed from the Net Monthly Excess Cashflow on a subordinated basis on the same Distribution Date or in any subsequent period.  The ratings on each class of Certificates do not address the likelihood of the payment of any Net WAC Rate Carryover Amount.

For the Class A-1 and Class A-2 Certificates and any Distribution Date will equal the sum of (a) the excess of (i) the amount of interest that would have accrued thereon if the applicable Pass-Through Rate had not been subject to the applicable Net WAC Rate Cap over (ii) the amount of interest accrued based on the applicable Net WAC Rate Cap, and (b) the aggregate of any unpaid Net WAC Rate Carryover Amount from previous Distribution Dates together with accrued interest thereon at the related Pass-Through Rate (without giving effect to the applicable interest rate caps). The Net WAC Rate Carryover Amount will be paid to the Class A-1 and Class A-2 Certificates to the extent available from proceeds received on the related Cap Contract and from the Net Monthly Excess Cashflow on a subordinated basis on the same Distribution Date or in any subsequent period.

Net Monthly Excess Cashflow:

For any Distribution Date, the sum of (x) the Overcollateralization Target Release Amount and (y) the excess of the Available Funds for that Distribution Date over the sum of (i) the Monthly Interest Distributable Amounts for the Class A and Class M Certificates, (ii) the Unpaid Interest Shortfall Amounts for the Class A Certificates, (iii) the Premium Distribution Amount and (iv) the Principal Remittance Amount.

Payment of Principal

Principal Remittance Amount:

With respect to any Distribution Date, the sum of (i) all scheduled payments of principal collected on the Mortgage Loans by the related servicer that were due during the related Due Period, (ii) the principal portion of all partial and full principal prepayments of the Mortgage Loans applied by the servicer during such Prepayment Period, (iii) the principal portion of all related net liquidation proceeds, insurance proceeds and subsequent recoveries received during such Prepayment Period with respect to the Mortgage Loans, (iv) that portion of the purchase price, representing principal of any repurchased Mortgage Loan, deposited to the collection account during such Prepayment Period, (v) the principal portion of any related substitution adjustment amount deposited in the collection account during such Prepayment Period with respect to the Mortgage Loans and (vi) on the Distribution Date on which the trust is to be terminated in accordance with the Pooling and Servicing Agreement, that portion of the termination price, representing principal with respect to the Mortgage Loans.

Prepayment Period:	For any Distribution Date is the calendar month preceding the month in which such Distribution Date occurs.
Principal Distribution Amount:

With respect to any Distribution Date, the sum of (i) the Basic Principal Distribution Amount for such Distribution Date and (ii) the Overcollateralization Target Maintenance Amount for such Distribution Date.

Basic Principal Distribution Amount:

With respect to any Distribution Date, the lesser of (a) the aggregate Certificate Principal Balance of the Class A and Class M Certificates immediately prior to such Distribution Date and (b) the excess of (i) the Principal Remittance Amount for such Distribution Date over (ii) the Overcollateralization Target Release Amount, if any, for such Distribution Date.

Senior Principal Distribution Amount:

The Senior Principal Distribution Amount is an amount equal to the excess of (x) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 82.10% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $2,023,376.

NAS Priority Amount	The lesser of (a) 98% of the Senior Principal Distribution Amount and (b) the Senior Principal Distribution Amount multiplied by the NAS Distribution Percentage.
NAS Distribution Percentage

0% up to but not including the distribution date in March 2009; 45% of the applicable NAS Percentage thereafter up to but not including the distribution date in March 2011; 80% of the applicable NAS Percentage thereafter up to but not including the distribution date in March 2012; 100% of the applicable NAS Percentage thereafter up to but not including the distribution date in March 2013; 300% of the applicable NAS Percentage thereafter.

NAS Percentage

The percentage obtained by dividing (a) the class certificate balance of the Class A-4 Certificates immediately preceding such distribution date by (b) the aggregate class certificate balances of the Class A Certificates immediately preceding such distribution date.

Class M-1 Principal Distribution Amount:

The “Class M-1 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 85.20% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $2,023,376.

Class M-2 Principal Distribution Amount:

The “Class M-2 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A and Class M-1 Certificates (after taking into account the payment of the Senior Principal Distribution Amount and Class M-1 Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 88.00% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $2,023,376.

Class M-3 Principal Distribution Amount:

The “Class M-3 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1, and Class M-2 Certificates (after taking into account the payment of the Senior Principal Distribution Amount and the Class M-1 and Class M-2 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 89.80% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $2,023,376.

Class M-4 Principal Distribution Amount:

The “Class M-4 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Senior Principal Distribution Amount and the Class M-1, Class M-2 and Class M-3 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 91.30% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $2,023,376.

Class M-5 Principal Distribution Amount:

The “Class M-5 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Certificates (after taking into account the payment of the Senior Principal Distribution Amount and the Class M-1, Class M-2, Class M-3 and Class M-4 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 92.80% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $2,023,376.

Class M-6 Principal Distribution Amount:

The “Class M-6 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates (after taking into account the payment of the Senior Principal Distribution Amount and the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 94.10% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $2,023,376.

Class M-7 Principal Distribution Amount:

The “Class M-7 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates (after taking into account the payment of the Senior Principal Distribution Amount and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 95.40% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $2,023,376.

Class M-8 Principal Distribution Amount:

The “Class M-8 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates (after taking into account the payment of the Senior Principal Distribution Amount and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 96.40% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $2,023,376.

Class M-9 Principal Distribution Amount:

The “Class M-9 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates (after taking into account the payment of the Senior Principal Distribution Amount and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 97.40% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $2,023,376.

Principal Payment Priority:

On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Principal Distribution Amount shall be distributed, sequentially, as follows:

(i)

first, to the Class A Certificates, sequentially, as follows:

(a)    first, to the holders of the Class A-4 Certificates, an amount up to the NAS Priority Amount, until the Certificate Principal Balance thereof has been reduced to zero,

(b)     second, to the holders of the Class A-1 Certificates, until the Certificate Principal Balance thereof is reduced to zero;

(c)    third, to the holders of the Class A-2 Certificates, until the Certificate Principal Balance thereof is reduced to zero;

(d)     fourth, to the holders of the Class A-3A and Class A-3B Certificates, pro rata based on Certificate Principal Balances, until their respective Certificate Principal Balances have been reduced to zero;

(e)    fifth, to the holders of the Class A-4 Certificates, without regard to the NAS Priority Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(ii)

second, to the Certificate Insurer, any amount owing to the Certificate Insurer for reimbursement, with interest, for claims paid under the Policy and any other amounts owing to the Certificate Insurer, to the extent not paid pursuant to clause (iii) under “—Interest Payment Priority” above;

(iii)

third, to the holders of the Class M-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(iv)

fourth, to the holders of the Class M-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(v)

fifth, to the holders of the Class M-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(vi)

sixth, to the holders of the Class M-4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(vii)

seventh, to the holders of the Class M-5 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(viii)

eighth, to the holders of the Class M-6 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(ix)

ninth, to the holders of the Class M-7 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(x)

tenth, to the holders of the Class M-8 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

(xi)

eleventh, to the holders of the Class M-9 Certificates, until the Certificate Principal Balance thereof has been reduced to zero.

On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, Principal Distribution Amount shall be distributed as follows:

(i)

first, to the Class A Certificates, the Senior Principal Distribution Amount, sequentially, as follows:

(a)    first, to the holders of the Class A-4 Certificates, an amount up to the NAS Priority Amount, until the Certificate Principal Balance thereof has been reduced to zero,

(b)     second, to the holders of the Class A-1 Certificates, until the Certificate Principal Balance thereof is reduced to zero;

(c)    third, to the holders of the Class A-2 Certificates, until the Certificate Principal Balance thereof is reduced to zero;

(d)     fourth, to the holders of the Class A-3A and Class A-3B Certificates, pro rata based on Certificate Principal Balances, until their respective Certificate Principal Balances have been reduced to zero;

(e)    fifth, to the holders of the Class A-4 Certificates, without regard to the NAS Priority Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(ii)

second, to the Certificate Insurer, any amount owing to the Certificate Insurer for reimbursement, with interest, for claims paid under the Policy and any other amounts owing to the Certificate Insurer, to the extent not paid pursuant to clause (iii) under “—Interest Payment Priority” above;

(iii)

third, to the holders of the Class M-1 Certificates, the Class M-1 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(iv)

fourth, to the holders of the Class M-2 Certificates, the Class M-2 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(v)

fifth, to the holders of the Class M-3 Certificates, the Class M-3 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(vi)

sixth, to the holders of the Class M-4 Certificates, the Class M-4 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(vii)

seventh, to the holders of the Class M-5 Certificates, the Class M-5 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(viii)

eighth, to the holders of the Class M-6 Certificates, the Class M-6 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(ix)

ninth, to the holders of the Class M-7 Certificates, the Class M-7 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(x)

tenth, to the holders of the Class M-8 Certificates, the Class M-8 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero; and

(xi)

eleventh, to the holders of the Class M-9 Certificates, the Class M-9 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero.

Payment of Excess Cashflow

Net Monthly Excess Cashflow Distributions:

With respect to any Distribution Date, any Net Monthly Excess Cashflow shall be distributed, sequentially, as follows:

(i)

first, to the holders of the class or classes of Certificates then entitled to receive distributions in respect of principal, up to the Overcollateralization Target Maintenance Amount for such Distribution Date;

(ii)

to the holders of the Class M-1 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;

(iii)

to the holders of the Class M-1 Certificates, in an amount equal to the Allocated Realized Loss Amounts allocable to such Certificates;

(iv)

to the holders of the Class M-2 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;

(v)

to the holders of the Class M-2 Certificates, in an amount equal to the Allocated Realized Loss Amounts allocable to such Certificates;

(vi)

to the holders of the Class M-3 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;

(vii)

to the holders of the Class M-3 Certificates, in an amount equal to the Allocated Realized Loss Amounts allocable to such Certificates;

(viii)

to the holders of the Class M-4 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;

(ix)

to the holders of the Class M-4 Certificates, in an amount equal to the Allocated Realized Loss Amounts allocable to such Certificates;

(x)

to the holders of the Class M-5 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;

(xi)

to the holders of the Class M-5 Certificates, in an amount equal to the Allocated Realized Loss Amounts allocable to such Certificates;

(xii)

to the holders of the Class M-6 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;

(xiii)

to the holders of the Class M-6 Certificates, in an amount equal to the Allocated Realized Loss Amounts allocable to such Certificates;

(xiv)

to the holders of the Class M-7 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;

(xv)

to the holders of the Class M-7 Certificates, in an amount equal to the Allocated Realized Loss Amounts allocable to such Certificates;

(xvi)

to the holders of the Class M-8 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;

(xvii)

to the holders of the Class M-8 Certificates, in an amount equal to the Allocated Realized Loss Amounts allocable to such Certificates;

(xviii)

to the holders of the Class M-9 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;

(xix)

to the holders of the Class M-9 Certificates, in an amount equal to the Allocated Realized Loss Amounts allocable to such Certificates;

(xx)

to make payments to the Net WAC Rate Carryover Reserve Account, to the extent required, to distribute to the holders of the Class A and the Class M Certificates any Net WAC Rate Carryover Amounts for such classes; and

(xxi)

to the holders of the Class CE, Class R and Class P Certificates as provided in the Pooling and Servicing Agreement.

ANNEX I – CAP CONTRACT NOTIONAL SCHEDULES

Class A-1 Cap Contract Notional Schedule

Period	Accrual Start	Accrual End	Cap Notional Schedule ($)	Low Strike (%)	High Strike (%)
1	2/28/2006	3/25/2006	237,687,000.00	7.896%	14.860%
2	3/25/2006	4/25/2006	232,548,461.50	6.341%	14.860%
3	4/25/2006	5/25/2006	226,687,096.51	6.557%	14.860%
4	5/25/2006	6/25/2006	220,113,143.67	6.341%	14.860%
5	6/25/2006	7/25/2006	212,839,635.04	6.557%	14.860%
6	7/25/2006	8/25/2006	204,882,386.91	6.341%	14.860%
7	8/25/2006	9/25/2006	196,259,973.20	6.341%	14.860%
8	9/25/2006	10/25/2006	186,993,681.33	6.557%	14.860%
9	10/25/2006	11/25/2006	177,116,353.49	6.341%	14.860%
10	11/25/2006	12/25/2006	167,405,781.75	6.556%	14.860%
11	12/25/2006	1/25/2007	157,868,464.87	6.340%	14.860%
12	1/25/2007	2/25/2007	148,501,270.54	6.340%	14.860%
13	2/25/2007	3/25/2007	139,301,122.28	7.034%	14.860%
14	3/25/2007	4/25/2007	130,264,998.41	6.340%	14.860%
15	4/25/2007	5/25/2007	121,389,931.11	6.556%	14.860%
16	5/25/2007	6/25/2007	112,673,005.46	6.339%	14.860%
17	6/25/2007	7/25/2007	104,111,358.48	6.555%	14.860%
18	7/25/2007	8/25/2007	95,702,178.22	6.339%	14.860%
19	8/25/2007	9/25/2007	87,442,702.84	6.339%	14.860%
20	9/25/2007	10/25/2007	79,330,219.73	6.555%	14.860%
21	10/25/2007	11/25/2007	71,362,064.65	6.339%	14.860%
22	11/25/2007	12/25/2007	63,535,620.83	6.554%	14.860%
23	12/25/2007	1/25/2008	55,848,318.15	6.338%	14.860%
24	1/25/2008	2/25/2008	48,297,632.29	6.338%	14.860%
25	2/25/2008	3/25/2008	40,881,083.97	6.784%	14.860%
26	3/25/2008	4/25/2008	33,596,238.07	6.338%	14.860%
27	4/25/2008	5/25/2008	26,440,702.89	6.553%	14.860%
28	5/25/2008	6/25/2008	19,412,129.40	6.337%	14.860%
29	6/25/2008	7/25/2008	12,508,210.40	6.553%	14.860%
30	7/25/2008	8/25/2008	5,726,679.86	6.337%	14.860%

Class A-2 Cap Contract Notional Schedule

Period	Accrual Start	Accrual End	Cap Notional Schedule ($)	Low Strike (%)	High Strike (%)
1	2/28/2006	3/25/2006	149,173,000.00	7.796%	14.760%
2	3/25/2006	4/25/2006	149,173,000.00	6.241%	14.760%
3	4/25/2006	5/25/2006	149,173,000.00	6.457%	14.760%
4	5/25/2006	6/25/2006	149,173,000.00	6.241%	14.760%
5	6/25/2006	7/25/2006	149,173,000.00	6.457%	14.760%
6	7/25/2006	8/25/2006	149,173,000.00	6.241%	14.760%
7	8/25/2006	9/25/2006	149,173,000.00	6.241%	14.760%
8	9/25/2006	10/25/2006	149,173,000.00	6.457%	14.760%
9	10/25/2006	11/25/2006	149,173,000.00	6.241%	14.760%
10	11/25/2006	12/25/2006	149,173,000.00	6.456%	14.760%
11	12/25/2006	1/25/2007	149,173,000.00	6.240%	14.760%
12	1/25/2007	2/25/2007	149,173,000.00	6.240%	14.760%
13	2/25/2007	3/25/2007	149,173,000.00	6.934%	14.760%
14	3/25/2007	4/25/2007	149,173,000.00	6.240%	14.760%
15	4/25/2007	5/25/2007	149,173,000.00	6.456%	14.760%
16	5/25/2007	6/25/2007	149,173,000.00	6.239%	14.760%
17	6/25/2007	7/25/2007	149,173,000.00	6.455%	14.760%
18	7/25/2007	8/25/2007	149,173,000.00	6.239%	14.760%
19	8/25/2007	9/25/2007	149,173,000.00	6.239%	14.760%
20	9/25/2007	10/25/2007	149,173,000.00	6.455%	14.760%
21	10/25/2007	11/25/2007	149,173,000.00	6.239%	14.760%
22	11/25/2007	12/25/2007	149,173,000.00	6.454%	14.760%
23	12/25/2007	1/25/2008	149,173,000.00	6.238%	14.760%
24	1/25/2008	2/25/2008	149,173,000.00	6.238%	14.760%
25	2/25/2008	3/25/2008	149,173,000.00	6.684%	14.760%
26	3/25/2008	4/25/2008	149,173,000.00	6.238%	14.760%
27	4/25/2008	5/25/2008	149,173,000.00	6.453%	14.760%
28	5/25/2008	6/25/2008	149,173,000.00	6.237%	14.760%
29	6/25/2008	7/25/2008	149,173,000.00	6.453%	14.760%
30	7/25/2008	8/25/2008	149,173,000.00	6.237%	14.760%
31	8/25/2008	9/25/2008	148,238,312.15	6.236%	14.760%
32	9/25/2008	10/25/2008	141,694,921.31	6.452%	14.760%
33	10/25/2008	11/25/2008	135,267,360.36	6.236%	14.760%
34	11/25/2008	12/25/2008	128,953,520.60	6.451%	14.760%
35	12/25/2008	1/25/2009	122,751,330.93	6.235%	14.760%
36	1/25/2009	2/25/2009	116,658,757.19	6.235%	14.760%
37	2/25/2009	3/25/2009	110,673,801.48	6.928%	14.760%
38	3/25/2009	4/25/2009	105,342,620.00	6.234%	14.760%
39	4/25/2009	5/25/2009	100,112,829.48	6.449%	14.760%
40	5/25/2009	6/25/2009	94,982,592.78	6.233%	14.760%
41	6/25/2009	7/25/2009	89,950,107.09	6.449%	14.760%
42	7/25/2009	8/25/2009	85,013,603.43	6.233%	14.760%
43	8/25/2009	9/25/2009	81,172,862.39	6.232%	14.760%
44	9/25/2009	10/25/2009	77,388,377.55	6.448%	14.760%
45	10/25/2009	11/25/2009	73,677,502.26	6.231%	14.760%
46	11/25/2009	12/25/2009	70,038,872.89	6.447%	14.760%
47	12/25/2009	1/25/2010	66,471,150.50	6.230%	14.760%
48	1/25/2010	2/25/2010	62,973,020.40	6.230%	14.760%
49	2/25/2010	3/25/2010	59,543,191.72	6.923%	14.760%
50	3/25/2010	4/25/2010	56,180,396.96	6.229%	14.760%
51	4/25/2010	5/25/2010	52,883,391.61	6.444%	14.760%
52	5/25/2010	6/25/2010	49,650,953.70	6.228%	14.760%
53	6/25/2010	7/25/2010	46,481,883.43	6.443%	14.760%
54	7/25/2010	8/25/2010	43,375,002.74	6.227%	14.760%
55	8/25/2010	9/25/2010	40,329,154.95	6.226%	14.760%
56	9/25/2010	10/25/2010	37,343,204.38	6.442%	14.760%
57	10/25/2010	11/25/2010	34,415,304.11	6.227%	14.760%
58	11/25/2010	12/25/2010	31,542,771.04	6.443%	14.760%
59	12/25/2010	1/25/2011	28,726,893.09	6.228%	14.760%
60	1/25/2011	2/25/2011	25,966,669.95	6.228%	14.760%
61	2/25/2011	3/25/2011	23,261,063.10	6.922%	14.760%
62	3/25/2011	4/25/2011	20,893,790.85	6.229%	14.760%
63	4/25/2011	5/25/2011	18,572,531.88	6.445%	14.760%
64	5/25/2011	6/25/2011	16,296,416.87	6.229%	14.760%
65	6/25/2011	7/25/2011	14,064,592.59	6.445%	14.760%
66	7/25/2011	8/25/2011	11,876,221.64	6.230%	14.760%
67	8/25/2011	9/25/2011	9,730,482.13	6.230%	14.760%
68	9/25/2011	10/25/2011	7,626,567.40	6.446%	14.760%
69	10/25/2011	11/25/2011	5,563,685.78	6.230%	14.760%
70	11/25/2011	12/25/2011	3,541,060.25	6.446%	14.760%
71	12/25/2011	1/25/2012	1,557,928.24	6.231%	14.760%

ANNEX II - THE MORTGAGE LOANS (ALL COLLATERAL)

Distribution By Original Principal Balance

Original Principal Balance ($)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan
<= 50,000.00	224	8,910,423	1.54	39,779	7.555	80.65	695	0.31
50,000.01 - 100,000.00	627	46,625,101	8.07	74,362	7.369	80.70	694	3.38
100,000.01 - 150,000.00	609	75,903,186	13.13	124,636	7.165	81.79	691	4.88
150,000.01 - 200,000.00	499	86,221,088	14.91	172,788	7.125	82.00	688	2.62
200,000.01 - 250,000.00	357	79,275,876	13.71	222,061	6.953	81.08	685	1.15
250,000.01 - 300,000.00	232	63,322,558	10.95	272,942	7.066	82.39	684	2.52
300,000.01 - 350,000.00	144	46,520,180	8.05	323,057	7.040	80.88	683	3.38
350,000.01 - 400,000.00	115	42,804,634	7.40	372,214	6.977	81.98	683	0.85
400,000.01 - 450,000.00	101	42,276,648	7.31	418,581	6.788	79.61	689	0.98
450,000.01 - 500,000.00	51	24,301,383	4.20	476,498	6.795	81.64	696	0.00
500,000.01 - 550,000.00	27	14,097,814	2.44	522,141	6.817	80.34	672	0.00
550,000.01 - 600,000.00	25	14,472,529	2.50	578,901	6.805	79.62	692	4.06
600,000.01 - 650,000.00	20	12,476,719	2.16	623,836	6.812	82.52	708	0.00
650,000.01 - 700,000.00	1	675,000	0.12	675,000	6.375	67.50	633	0.00
700,000.01 - 750,000.00	6	4,373,285	0.76	728,881	7.172	76.00	696	0.00
750,000.01 - 800,000.00	1	756,922	0.13	756,922	5.950	47.50	685	0.00
850,000.01 - 900,000.00	1	898,961	0.16	898,961	8.750	80.00	667	0.00
900,000.01 - 950,000.00	4	3,695,676	0.64	923,919	6.807	64.28	649	0.00
950,000.01 - 1,000,000.00	8	7,894,324	1.37	986,790	7.421	69.31	699	0.00
1,000,000.01 >=	2	2,605,000	0.45	1,302,500	7.747	72.45	721	0.00
Total:	3,054	578,107,305	100.00	189,295	7.053	80.95	688	2.25

Distribution By Current Unpaid Principal Balance

Current Unpaid Principal Balance ($)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan
<= 50,000.00	226	9,010,134	1.56	39,868	7.557	80.76	695	0.31
50,000.01 - 100,000.00	629	46,925,288	8.12	74,603	7.366	80.55	694	3.35
100,000.01 - 150,000.00	609	76,102,477	13.16	124,963	7.160	81.80	691	4.87
150,000.01 - 200,000.00	515	89,550,611	15.49	173,885	7.103	81.63	689	2.52
200,000.01 - 250,000.00	338	75,530,689	13.07	223,464	6.975	81.54	684	1.20
250,000.01 - 300,000.00	234	63,897,377	11.05	273,066	7.070	82.50	684	2.49
300,000.01 - 350,000.00	144	46,734,896	8.08	324,548	7.028	80.89	683	3.36
350,000.01 - 400,000.00	128	48,090,876	8.32	375,710	6.902	80.75	685	0.76
400,000.01 - 450,000.00	86	36,466,270	6.31	424,026	6.860	80.75	689	1.14
450,000.01 - 500,000.00	51	24,352,380	4.21	477,498	6.803	81.55	695	0.00
500,000.01 - 550,000.00	26	13,597,893	2.35	522,996	6.801	80.17	672	0.00
550,000.01 - 600,000.00	25	14,472,529	2.50	578,901	6.805	79.62	692	4.06
600,000.01 - 650,000.00	20	12,476,719	2.16	623,836	6.812	82.52	708	0.00
650,000.01 - 700,000.00	1	675,000	0.12	675,000	6.375	67.50	633	0.00
700,000.01 – 750,000.00	6	4,373,285	0.76	728,881	7.172	76.00	696	0.00
750,000.01 - 800,000.00	1	756,922	0.13	756,922	5.950	47.50	685	0.00
850,000.01 - 900,000.00	1	898,961	0.16	898,961	8.750	80.00	667	0.00
900,000.01 - 950,000.00	4	3,695,676	0.64	923,919	6.807	64.28	649	0.00
950,000.01 - 1,000,000.00	8	7,894,324	1.37	986,790	7.421	69.31	699	0.00
1,000,000.01 >=	2	2,605,000	0.45	1,302,500	7.747	72.45	721	0.00
Total:	3,054	578,107,305	100.00	189,295	7.053	80.95	688	2.25

Distribution By Gross Coupon

Current Rate (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan
4.501 - 5.000	1	392,000	0.07	392,000	5.000	25.96	745	0.00
5.001 - 5.500	11	3,085,825	0.53	280,530	5.404	72.53	724	34.83
5.501 - 6.000	184	48,145,976	8.33	261,663	5.890	69.65	707	2.43
6.001 - 6.500	448	97,529,179	16.87	217,699	6.316	73.60	691	2.84
6.501 - 7.000	733	149,265,341	25.82	203,636	6.856	81.70	684	2.09
7.001 - 7.500	769	137,696,276	23.82	179,059	7.330	84.96	684	1.78
7.501 - 8.000	643	103,261,370	17.86	160,593	7.787	86.09	687	1.91
8.001 - 8.500	234	34,142,588	5.91	145,908	8.270	83.83	687	1.05
8.501 - 9.000	30	4,505,210	0.78	150,174	8.729	84.81	685	1.92
9.001 - 9.500	1	83,540	0.01	83,540	9.490	90.00	744	0.00
Total:	3,054	578,107,305	100.00	189,295	7.053	80.95	688	2.25

Distribution By FICO

FICO	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan
Not Available	4	971,675	0.17	242,919	7.812	80.00	0	100.00
561 - 580	1	189,615	0.03	189,615	8.000	58.46	572	0.00
581 - 600	2	479,107	0.08	239,553	7.827	75.00	596	0.00
601 - 620	15	2,457,448	0.43	163,830	7.240	75.75	618	0.00
621 - 640	424	86,286,124	14.93	203,505	7.080	81.10	631	1.41
641 - 660	557	107,945,303	18.67	193,798	7.116	82.29	651	2.29
661 - 680	460	89,588,221	15.50	194,757	7.133	81.99	670	1.36
681 - 700	455	83,116,779	14.38	182,674	7.098	80.90	690	3.52
701 - 720	370	68,710,021	11.89	185,703	6.950	80.36	710	2.70
721 - 740	292	50,564,125	8.75	173,165	6.980	80.00	729	1.48
741 - 760	193	38,889,802	6.73	201,502	6.972	80.99	750	1.91
761 - 780	144	25,204,959	4.36	175,034	6.916	79.32	770	0.50
781 - 800	115	18,883,515	3.27	164,204	6.821	76.53	789	3.83
801 - 820	21	4,384,611	0.76	208,791	6.879	78.04	805	0.00
821 - 840	1	436,000	0.08	436,000	8.875	80.00	828	0.00
Total:	3,054	578,107,305	100.00	189,295	7.053	80.95	688	2.25

Distribution By Lien Status

Lien Status	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan
First Lien	3,054	578,107,305	100.00	189,295	7.053	80.95	688	2.25
Total:	3,054	578,107,305	100.00	189,295	7.053	80.95	688	2.25

Distribution By Original LTV

Original LTV (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan
<= 50.00	102	16,092,629	2.78	157,771	6.375	40.50	695	0.76
50.01 - 55.00	43	7,273,229	1.26	169,145	6.536	52.79	685	0.00
55.01 - 60.00	63	12,586,957	2.18	199,793	6.413	57.82	696	0.00
60.01 - 65.00	87	20,672,682	3.58	237,617	6.499	62.81	694	0.37
65.01 - 70.00	213	39,541,739	6.84	185,642	6.716	68.60	682	0.44
70.01 - 75.00	178	34,141,156	5.91	191,804	6.916	73.90	696	0.68
75.01 - 80.00	905	193,572,795	33.48	213,893	6.969	79.56	692	5.70
80.01 - 85.00	99	18,102,716	3.13	182,856	7.065	83.97	676	1.49
85.01 - 90.00	925	157,308,947	27.21	170,064	7.331	89.68	685	0.45
90.01 - 95.00	437	78,614,907	13.60	179,897	7.366	94.82	681	0.31
95.01 - 100.00	2	199,547	0.03	99,774	7.108	99.01	678	71.16
Total:	3,054	578,107,305	100.00	189,295	7.053	80.95	688	2.25

(1) References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.

Distribution By Documentation

Documentation	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan
Full/Alternate	83	13,003,258	2.25	156,666	6.828	80.33	689	100.00
No Doc	945	163,059,657	28.21	172,550	7.247	81.13	693	0.00
No Ratio	169	34,125,413	5.90	201,926	7.164	79.58	697	0.00
Reduced (SIVA)	630	145,037,901	25.09	230,219	6.880	78.99	694	0.00
Stated Income/Stated Assets	1,227	222,881,076	38.55	181,647	7.019	82.35	679	0.00
Total	3,054	578,107,305	100.00	189,295	7.053	80.95	688	2.25

Distribution By Loan Purpose

Loan Purpose	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan
Cash Out Refinance	1,155	249,406,860	43.14	215,937	6.911	77.83	676	1.14
Purchase	1,661	288,580,796	49.92	173,739	7.228	84.26	698	2.60
Rate Term Refinance	238	40,119,649	6.94	168,570	6.678	76.57	686	6.57
Total:	3,054	578,107,305	100.00	189,295	7.053	80.95	688	2.25

Distribution By Property Type

Property Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan
Townhouse	2	259,950	0.04	129,975	7.347	79.98	681	0.00
Condominium	267	50,872,296	8.80	190,533	7.390	81.23	695	2.93
Planned Unit Development	81	17,807,615	3.08	219,847	7.073	79.78	688	14.30
Single Family	2,365	444,391,154	76.87	187,903	6.973	81.18	686	1.67
Two- to Four-Family	339	64,776,290	11.20	191,081	7.332	79.53	693	2.41
Total:	3,054	578,107,305	100.00	189,295	7.053	80.95	688	2.25

Distribution By Occupancy Status

Occupancy Status	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan
Investor Occupied	998	128,386,859	22.21	128,644	7.564	81.07	701	2.24
Owner Occupied	1,914	421,457,270	72.90	220,197	6.901	81.05	683	2.12
Second Home	142	28,263,176	4.89	199,036	7.007	79.02	706	4.24
Total:	3,054	578,107,305	100.00	189,295	7.053	80.95	688	2.25

Distribution By State

State	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan
California	297	97,217,663	16.82	327,332	6.561	73.56	690	0.00
Florida	368	71,708,532	12.40	194,860	7.352	81.23	690	3.24
New Jersey	147	39,040,056	6.75	265,579	7.436	82.96	676	4.39
New York	178	35,455,126	6.13	199,186	7.297	82.41	679	1.35
Virginia	116	27,404,958	4.74	236,250	7.027	84.03	688	1.83
Arizona	122	25,525,173	4.42	209,223	6.926	79.12	689	0.23
Pennsylvania	182	22,344,264	3.87	122,771	7.254	84.99	683	2.06
Maryland	97	20,913,873	3.62	215,607	6.786	80.74	684	0.51
Ohio	153	17,400,574	3.01	113,729	7.178	85.12	689	4.25
Texas	124	14,874,237	2.57	119,954	7.024	82.11	695	5.43
Other	1,270	206,222,848	35.67	162,380	7.083	82.68	690	2.82
Total:	3,054	578,107,305	100.00	189,295	7.053	80.95	688	2.25

Distribution By Zip Code

Zip Code	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan
32835	18	3,065,746	0.53	170,319	7.905	84.67	693	0.00
07501	5	1,561,361	0.27	312,272	7.823	80.00	678	19.46
33190	6	1,510,380	0.26	251,730	7.574	85.14	696	0.00
22554	4	1,405,994	0.24	351,499	7.170	86.83	669	0.00
32601	8	1,405,823	0.24	175,728	8.317	90.00	717	0.00
90069	1	1,330,000	0.23	1,330,000	7.625	70.00	686	0.00
34210	3	1,306,374	0.23	435,458	7.345	71.27	681	0.00
10461	3	1,295,880	0.22	431,960	7.718	80.28	685	0.00
30062	8	1,276,489	0.22	159,561	7.396	90.78	733	0.00
02807	1	1,275,000	0.22	1,275,000	7.875	75.00	757	0.00
Other	2,997	562,674,255	97.33	187,746	7.035	80.93	688	2.26
Total:	3,054	578,107,305	100.00	189,295	7.053	80.95	688	2.25

Distribution By Remaining Months To Maturity

Remaining Months to Maturity	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan
121-180	131	18,081,681	3.13	138,028	6.319	70.31	686	2.38
181-240	1	78,857	0.01	78,857	7.500	70.54	725	0.00
301-360	2,922	559,946,767	96.86	191,631	7.077	81.30	688	2.25
Total	3,054	578,107,305	100.00	189,295	7.053	80.95	688	2.25

Distribution By Product Type

Product Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan
15 Yr Fxd	131	18,081,681	3.13	138,028	6.319	70.31	686	2.38
20 Yr Fxd	1	78,857	0.01	78,857	7.500	70.54	725	0.00
30 Yr Fxd	2,922	559,946,767	96.86	191,631	7.077	81.30	688	2.25
Total	3,054	578,107,305	100.00	189,295	7.053	80.95	688	2.25

Distribution By Prepayment Penalty

Penalty (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan
0	1,085	205,066,981	35.47	189,002	7.473	83.89	685	1.88
6	21	5,713,643	0.99	272,078	7.952	76.53	682	4.45
12	113	24,035,555	4.16	212,704	7.157	80.56	684	1.21
24	632	119,891,696	20.74	189,702	6.703	79.04	692	0.14
36	1,156	213,704,848	36.97	184,866	6.791	79.58	688	3.76
60	47	9,694,581	1.68	206,268	7.492	76.28	695	4.18
Total	3,054	578,107,305	100.00	189,295	7.053	80.95	688	2.25

Distribution By PMI TYPE

PMI TYPE - LTV > 80	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan
Amerin	1	95,827	0.04	95,827	8.250	95.00	750	0.00
Cemtiru-National Insurance	1	580,120	0.23	580,120	8.125	89.31	658	0.00
GEMICO	270	47,651,804	18.74	176,488	7.382	90.74	685	0.12
Lender Paid MI	33	4,119,349	1.62	124,829	7.528	91.75	673	0.00
MGIC	10	1,694,203	0.67	169,420	7.298	92.14	714	18.79
MI (MI Company Unknown)	1	415,340	0.16	415,340	7.625	90.00	751	100.00
PMI Mortgage Insurance	199	34,114,889	13.42	171,432	7.349	91.14	690	0.49
Radian Guarantee	293	50,783,223	19.98	173,322	7.313	90.59	684	0.28
Republic Mortgage Insurance	223	40,158,274	15.80	180,082	7.285	91.23	682	0.00
Triad Guaranty Insurance Co.	255	42,304,774	16.64	165,901	7.282	90.54	676	0.61
United Guaranty	177	32,308,316	12.71	182,533	7.276	91.05	684	0.00
Total:	1,463	254,226,118	100.00	173,770	7.323	90.87	683	0.54

FOR ADDITIONAL INFORMATION PLEASE CALL:

UBS Securities LLC

Asset Backed Finance
Shahid Quraishi	212-713-2728
Jay Lown	212-713-3670
Michael Leung	212-713-8661
Michael Boyle	212-713-4129
Verdi Contente	212-713-2713
Glenn McIntyre	212-713-3180
Anthony Beshara	212-713-2804
Brian Kramer	212-713-1040
Elizabeth Szondy	212-713-6263

ABS Trading & Syndicate
Jack McCleary	212-713-4330
Richard Onkey	212-713-4330
Stuart Lippman	212-713-2946
Joe Ruttle	212-713-2252
Dave Stauber	212-713-4330

Rating Agency Contacts

Standard & Poor’s
John Sang	212-438-6058

Moody’s
Nestor Macias	212-553-1456

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an indication of interest in purchasing such securities, when, as and if issued.  Any such indication will not constitute a contractual commitment by you to purchase any of the securities until the offering has been priced and we have advised you of and confirmed the allocation of securities to be made to you.  You may withdraw your indication of interest at any time prior to the notice of allocation.  The issuer is not obligated to issue such security or any similar security and the underwriter’s obligation to deliver such security is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of such security when, as and if issued by the issuer.  You are advised that the terms of the securities, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  You are advised that securities may not be issued that have the characteristics described in these materials.  The underwriter’s obligation to sell such securities to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials.  If for any reason the issuer does not deliver such certificates, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  In addition, you may get the prospectus for free by visiting our website at http://www.ubs.com/regulationab.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-(877) 867-2654.

AUTOMATICALLY GENERATED E-MAIL DISCLAIMERS

Any disclaimer appearing at the bottom of the email communication to which this free writing prospectus is attached stating either of the following (or any derivative thereof):

(1) that these materials contain confidential information; or

(2) that the sender does not accept liability relating to the accuracy or completeness of these materials; or

(3) that these materials do not constitute a solicitation or an offer to buy or sell securities in each case, is not applicable to these materials and should be disregarded.  Such disclaimers have been automatically generated as a result of these materials having been sent via e-mail or another system such as Bloomberg.

Dated:  February 16, 2006

Term Sheet Supplement

MASTR Asset Backed Trust 2006-AB1
(Issuer)

Mortgage Asset Securitization Transactions, Inc.
(Depositor)

UBS Real Estate Securities Inc.
(Transferor)

Wells Fargo Bank, N.A.
(Master Servicer and Trust Administrator)

Mortgage Pass-Through Certificates, Series 2006-AB1

UBS Investment Bank
For use with base prospectus dated June 2, 2005

TABLE OF CONTENTS

Page

RISK FACTORS

5

FORWARD LOOKING STATEMENTS

13

DEFINED TERMS

13

DESCRIPTION OF THE MORTGAGE LOANS

14

UNDERWRITING STANDARDS

15

THE MASTER SERVICER AND THE SERVICERS

26

THE POLICY

29

THE CERTIFICATE INSURER

31

THE POOLING AND SERVICING AGREEMENT

33

FEDERAL INCOME TAX CONSEQUENCES

43

ERISA CONSIDERATIONS

45

LEGAL INVESTMENT

47

GLOSSARY OF TERMS

48

EXHIBIT A – CERTIFICATE INSURER FINANCIAL STATEMENTS

1

RISK FACTORS

Before making an investment decision, you should carefully consider the following risks which we believe describe the principal factors that make an investment in the certificates speculative or risky.  In particular, payments on your certificates will depend on payments received on, and other recoveries with respect to, the loans.  Therefore, you should carefully consider the risk factors relating to the loans.

Unpredictability of Prepayments and Effect on Yields

Mortgagors may prepay their loans in whole or in part at any time.  We cannot predict the rate at which mortgagors will repay their loans.  A prepayment of a loan generally will result in a prepayment on the certificates.

•

·

If you purchase your certificates at a discount and principal is repaid slower than you assume, then your yield may be lower than you anticipate.

•

·

If you purchase your certificates at a premium and principal is repaid faster than you assume, then your yield may be lower than you anticipate.

•

·

The rate of prepayments on the loans will be sensitive to prevailing interest rates.  Generally, if prevailing interest rates decline significantly below the mortgage rates on the loans, the loans are more likely to prepay than if prevailing rates remain above the mortgage rates on such loans.  Conversely, if prevailing interest rates rise significantly, the prepayments on the loans may decrease.

•

·

Approximately 64.53% of the Loans (by aggregate principal balance as of the cut-off date) require the mortgagor to pay a prepayment charge in certain instances if the mortgagor prepays the loan during a stated period, which may range from 6 to 60 months after the loan was originated.  A prepayment charge may or may not discourage a mortgagor from prepaying the loan during the applicable period.

•

·

The transferor may be required to purchase loans from the trust in the event certain breaches of representations and warranties occur and have not been cured. These purchases will have the same effect on the holders of the offered certificates as a prepayment of the loans.

•

·

The master servicer may purchase all of the loans when the aggregate principal balance of the loans is less than 10% of the aggregate principal balance of the loans as of the cut-off date; provided, that no optional termination will be permitted without the consent of the certificate insurer if a payment would be required under the financial guaranty insurance policy or if amounts due to the certificate insurer would remain unreimbursed on the final distribution date.

·

If the master servicer does not exercise its option to purchase the loans and REO properties and the aggregate current principal balance of the loans and any REO properties is less than 10% of the aggregate principal balance of the loans as of the cut-off date, the certificate insurer may direct the trust administrator to conduct an auction to sell the loans and REO properties and retire the certificates.  The trust administrator will not be permitted to sell the loans and REO properties and retire the certificates pursuant to any auction unless at least three bids are received and the winning bid meets or exceeds the amount calculated under “The Pooling and Servicing Agreement—Termination; Auction Sale” in this prospectus supplement.  If the first auction of the loans is not successful, the certificate insurer may direct the trust administrator to conduct an additional auction of such loans every six months, unless certain conditions specified in the pooling and servicing agreement are not satisfied, until the earlier of (a) the completion of a successful auction and (b) the exercise by the master servicer of the purchase option.

•

·

If the rate of default and the amount of losses on the loans is higher than you expect, then your yield may be lower than you expect.

•

·

As a result of the absorption of realized losses on the loans by excess interest and overcollateralization, liquidations of defaulted loans, whether or not realized losses are incurred upon such liquidations, will result in an earlier return of the principal of the Class A and Class M Certificates and will influence the yield on such certificates in a manner similar to the manner in which principal prepayments on the loans will influence the yield on the offered certificates.

•

·

The overcollateralization provisions are intended to result in an accelerated rate of principal distributions to holders of the offered certificates then entitled to principal distributions at any time that the overcollateralization provided by the mortgage pool falls below the required level.  In addition, if the Class A Certificates are entitled to distributions of principal at any time that overcollateralization is required to be restored to the required level, then the amounts available for such purpose will be allocated among the Class A Certificates on a pro rata basis based on the amount of principal actually received on the loans for the related distribution date.  This may magnify the prepayment effect on the Class A Certificates caused by the rates of prepayments and defaults experienced by the loans.

Rights of the NIMS Insurer

Pursuant to the terms of the pooling and servicing agreement, unless there exists a NIMS Insurer Default, such NIMS Insurer will be entitled to exercise, among others, the following rights of the holders of the offered certificates, without the consent of such holders, and the holders of the offered certificates may exercise such rights only with the prior written consent of such NIMS Insurer: (i) the right to provide notices of master servicer defaults and the right to direct the termination of the rights and obligations of the master servicer under the pooling and servicing agreement in the event of a default by the master servicer; (ii) the right to remove the trust administrator, the trustee or any co-trustee, or custodians pursuant to the pooling and servicing agreement; and (iii) the right to direct the trustee or the trust administrator to make investigations and take actions pursuant to the pooling and servicing agreement.  In addition, unless a NIMS Insurer Default exists, such NIMS Insurer’s consent will be required prior to, among other things, (i) the removal or replacement of the master servicer, any successor master servicer, the trust administrator or the trustee, (ii) the appointment or termination of any servicer, subservicer or co-trustee or (iii) any amendment to the pooling and servicing agreement.

Investors in the offered certificates should note that:

·

any insurance policy issued by the NIMS Insurer, if any, will not cover, and will not benefit in any manner whatsoever, the offered certificates;

·

the rights to be granted to the NIMS Insurer, if any, are extensive;

·

the interests of the NIMS Insurer, if any, may be inconsistent with, and adverse to the interests of the holders of the offered certificates and the NIMS Insurer, if any, has no obligation or duty to consider the interests of the offered certificates in connection with the exercise or nonexercise of such NIMS Insurer’s rights;

·

such NIMS Insurer’s exercise of the rights and consents set forth above may negatively affect the offered certificates and the existence of such NIMS Insurer’s rights, whether or not exercised, may adversely affect the liquidity of the offered certificates relative to other asset-backed certificates backed by comparable loans and with comparable payment priorities and ratings; and

·

there may be more than one series of notes insured by the NIMS Insurer and the NIMS Insurer will have the rights set forth herein so long as any such series of notes remain outstanding.

·

The Return on Your Certificates Could Be Reduced Due to the Application of the Servicemembers Civil Relief Act

In response to previously executed and threatened terrorist attacks in the United States and foreign countries, the United States has initiated military operations and has placed a substantial number of armed forces reservists and members of the National Guard on active duty status.  It is possible that the number of reservists and members of the National Guard placed on active duty status in the near future may increase.  To the extent that a member of the military, or a member of the armed forces reserves or National Guard who is called to active duty, is a mortgagor of a loan in the trust, the interest rate limitation of the Servicemembers Civil Relief Act, as amended, and any comparable state or local law will apply.  A significant number of the loans have mortgage interest rates that exceed such limitation, if applicable.  This may result in interest shortfalls on the loans, which in turn will be allocated ratably in reduction of accrued interest on all classes of interest bearing certificates, irrespective of the availability of excess cash flow or other credit enhancement.  None of the depositor, the transferor, the underwriter, the master servicer, the trust administrator, the trustee, the custodian, the servicer or any other party has taken any action to determine whether any of the loans would be affected by such interest rate limitation.  See “Certain Legal Aspects of Residential Loans—Servicemembers Civil Relief Act and the California Military and Veterans Code” in the base prospectus.

Potential Inadequacy of Credit Enhancement for the Offered Certificates

The credit enhancement features described in the summary of this prospectus supplement are intended to enhance the likelihood that holders of the Class A Certificates, and to a limited extent, the holders of the Class M Certificates, will receive regular distributions of interest and principal.  However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to make distributions on your certificates as a result of delinquencies or defaults on the loans.  If delinquencies or defaults occur on the loans, neither any servicer, the master servicer nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted loans if such advances are not likely to be recovered.  If substantial losses occur as a result of defaults and delinquent payments on the loans, you may suffer losses.

A decline in real estate values or in economic conditions generally could increase the rates of delinquencies, foreclosures and losses on the loans to a level that is significantly higher than those experienced currently.  This in turn will reduce the yield on your certificates, particularly if the credit enhancement described in this prospectus supplement, is not enough to protect your certificates from these losses.

Interest Generated by the Loans May Be Insufficient to Maintain Overcollateralization

The weighted average of the mortgage rates on the loans (net of certain fees and expenses) is expected to be higher than the pass-through rates on the offered certificates.  The loans are expected to generate more interest than is needed to distribute interest owed on the offered certificates and to pay certain fees and expenses of the trust.  Any remaining interest generated by the loans will then be used to absorb losses that occur on the loans.  After these financial obligations of the trust are covered, the available excess interest generated by the loans will be used to maintain overcollateralization.  We cannot assure you, however, that enough excess interest will be generated to maintain the required level of overcollateralization.  The factors described below will affect the amount of excess interest that the loans will generate:

·

Every time a loan is prepaid in full, liquidated or written off, excess interest may be reduced because the loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

·

If the rates of delinquencies, defaults or losses on the loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to make required distributions on the offered certificates.

·

The loans have mortgage rates that are fixed and will not adjust based on any index.  As a result, the pass-through rate on the offered certificates may increase relative to the mortgage rates on the loans.  This would require that more of the interest generated by the loans be applied to cover interest on the offered certificates.

·

If prepayments, defaults and liquidations occur more rapidly on the loans with relatively higher mortgage rates than on the loans with relatively lower mortgage rates, the amount of excess interest generated by the loans will be less than would otherwise be the case.

Effect of Mortgage Rates on the Certificates

The Class A-1 and Class A-2 Certificates accrue interest at a pass-through rate based on the one-month LIBOR index plus a specified margin, but are subject to a limit.  Each class of Class A Certificates, other than the Class A-1 and Class A-2 Certificates, and the Class M Certificates accrue interest at the respective fixed pass-through rate set forth in the accompanying term sheet, but are subject to a limit.  The limit on the pass-through rates for the Class A and Class M Certificates is based on the weighted average of the mortgage rates on the loans, net of certain fees and expenses of the trust and the premium amount payable to the certificate insurer.

The loans have mortgage rates that will not adjust.  As a result of the limit on the pass-through rates on the offered certificates, such certificates may accrue less interest than they would accrue if their pass-through rates were based solely on the one-month LIBOR index plus the specified margin (in the case of the Class A-1 and Class A-2 Certificates) or the respective fixed rate set forth in the accompanying term sheet (in case of the Class A Certificates, other than the Class A-1 and Class A-2 Certificates, and the Class M Certificates).

A variety of factors could limit the pass-through rates on the offered certificates.  Some of these factors are described below:

·

The pass-through rates for the Class A-1 and Class A-2 Certificates adjust monthly while the mortgage rates on the loans do not adjust.  Consequently, the limit on the pass-through rates on the Class A-1 and Class A-2 Certificates may prevent any increases in the pass-through rates on such certificates for extended periods in a rising interest rate environment.

·

If prepayments, defaults and liquidations occur more rapidly on the loans with relatively higher mortgage rates than on the loans with relatively lower mortgage rates, the pass-through rates on the Class A and Class M Certificates are more likely to be limited.

·

If the pass-through rate on the Class A or Class M Certificates is limited for any distribution date, then, in addition to the coverage afforded by the related cap contract (with respect to the Class A-1 and Class A-2 Certificates), the resulting basis risk shortfalls may be recovered by the holders of these certificates on such distribution date or future distribution dates to the extent that on such distribution date or future distribution dates there is sufficient available funds remaining after certain other distributions on the offered certificates, and the payment of certain fees and expenses of the trust.

Amounts distributed on the Class A-1 and Class A-2 Certificates in respect of such shortfalls may be supplemented by the related cap contract.  However, the amount received from the related cap contract may be insufficient to pay the holders of the Class A-1 and Class A-2 Certificates the full amount of interest which they would have received absent the limitations of the rate cap.

The policy issued by the certificate insurer will not cover any basis risk shortfalls that the Class A-3A Certificates may incur.

Risks Associated with the Class M Certificates

The weighted average lives of, and the yields to maturity on, the Class M Certificates will be progressively more sensitive, in increasing order of their numerical class designations, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the loans.  If the actual rate and severity of losses on the loans are higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption.  The timing of losses on the loans will also affect an investor’s actual yield to maturity, even if the rate of defaults and severity of losses over the life of the loans are consistent with an investor’s expectations.  In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity.  Realized losses on the loans, to the extent they exceed the amount of excess interest and overcollateralization following distributions of principal on the related distribution date, will reduce the certificate principal balance of the class of Class M Certificate then outstanding with the highest numerical class designation.  As a result of such reductions, less interest will accrue on such class of Class M Certificates than would otherwise be the case.  Once a realized loss is allocated to a Class M Certificate, no principal or interest will be distributable with respect to such written down amount (except in the case of subsequent recoveries).  However, the amount of any realized losses allocated to the Class M Certificates, may be distributed to the holders of the Class M Certificates according to the priorities set forth under “Description of the Certificates—Overcollateralization Provisions.”

Unless the aggregate certificate principal balance of the Class A Certificates has been reduced to zero, the Class M Certificates will not be entitled to any principal distributions until at least March 2009 or such other date as provided in this prospectus supplement or during any period in which delinquencies or realized losses on the loans exceed certain levels.  As a result, the weighted average lives of the Class M Certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the certificates at the same time.  As a result of the longer weighted average lives of the Class M Certificates, the holders of such certificates have a greater risk of suffering a loss on their investments.  Further, because such certificates might not receive any principal if certain delinquency levels occur, it is possible for such certificates to receive no principal distributions even if no losses have occurred on the loans.

In addition, the multiple class structure of the Class M Certificates causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the loans.  Because distributions of principal will be made to the holders of such certificates according to the priorities described in this prospectus supplement, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the loans experienced both before and after the commencement of principal distributions on such classes.  The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the loans (and the timing thereof), to the extent such losses are not covered by excess interest, the Class CE Certificates or a class of Class M Certificates with a higher numerical class designation.  Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by the Class M Certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

Prepayment Interest Shortfalls and Relief Act Shortfalls

When a loan is prepaid, the mortgagor is charged interest on the amount prepaid only up to the date on which the prepayment is made, rather than for an entire month.  This may result in a shortfall in interest collections available for distribution on the next distribution date.  Each servicer is required to cover a portion of the shortfall in interest collections that are attributable to prepayments on loans serviced by such servicer, but only up to the amount of such servicer’s servicing fee for the related calendar month.  In addition, certain shortfalls in interest collections arising from the application of the Relief Act will not be covered by any servicer or the master servicer.

On any distribution date, any shortfalls resulting from the application of the Relief Act and any prepayment interest shortfalls to the extent not covered by the servicer will be allocated, first, to the interest distribution amount with respect to the Class CE Certificates, and thereafter, to the monthly interest distributable amounts with respect to the offered certificates on a pro rata basis based on the respective amounts of interest accrued on such certificates for such distribution date.  The holders of the offered certificates will not be entitled to reimbursement for any such interest shortfalls.  If these shortfalls are allocated to the offered certificates the amount of interest distributed to those certificates will be reduced, adversely affecting the yield on your investment.

The financial guaranty insurance policy issued by the certificate insurer will not cover any shortfalls resulting from the application of the Relief Act or any prepayment interest shortfalls.

Delay in Receipt of Liquidation Proceeds; Liquidation Proceeds May Be Less than Principal Balance of Loans

Substantial delays could be encountered in connection with the liquidation of delinquent loans.  Further, reimbursement of servicing advances made on a loan, liquidation expenses such as legal fees, real estate taxes, hazard insurance and maintenance and preservation expenses may reduce the portion of liquidation proceeds distributable to you.  If a mortgaged property fails to provide adequate security for the loan, you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

Silent Second Lien Risk

Certain of the loans may be subject to a second lien loan which is not included in the trust.  With respect to such loans, foreclosure frequency may be increased relative to loans that were originated without a silent second lien since mortgagors have less equity in the mortgaged property.  Investors should also note that any mortgagor may obtain secondary financing at any time subsequent to the date of origination of their loan from the originator or from any other lender.

High Combined Loan-to-Value Ratios Increase Risk of Loss

Mortgage loans with higher combined loan-to-value ratios may present a greater risk of loss than loans with combined loan-to-value ratios of 80% or below.  Approximately 43.98% of the Loans (based on the aggregate principal balance as of the cut-off date) had combined loan-to-value ratios in excess of approximately 80%, but no more than approximately 100% at origination.  Additionally, the related loan seller’s determination of the value of a mortgaged property used in the calculation of the combined loan-to-values ratios of the loans may differ from the appraised value of such mortgaged properties.  See “Underwriting Standards” herein.

Geographic Concentration

The chart presented in Annex I to the accompanying term sheet lists the states with the highest concentrations of loans.  Mortgaged properties in California may be particularly susceptible to certain types of hazards, such as earthquakes, floods, mudslides and other natural disasters, for which there may or may not be insurance.

In addition, the conditions below will have a disproportionate impact on the loans in general:

•

·

Economic conditions in states with high concentrations of loans may affect the ability of mortgagors to repay their loans on time even if such conditions do not affect real property values.

•

·

Declines in the residential real estate markets in the states with high concentrations of loans may reduce the values of properties located in those states, which would result in an increase in loan-to-value ratios.

•

·

Any increase in the market value of properties located in the states with high concentrations of loans would reduce loan-to-value ratios and could, therefore, make alternative sources of financing available to mortgagors at lower interest rates, which could result in an increased rate of prepayment of the loans.

Bankruptcy of Borrowers May Adversely Affect Distributions on Certificates

The application of federal and state laws, including bankruptcy and debtor relief laws, may interfere with or adversely affect the ability to realize on the mortgaged properties, enforce deficiency judgments or pursue collection litigation with respect to defaulted loans.  As a consequence, borrowers who have defaulted on their loans and sought, or are considering seeking, relief under bankruptcy or debtor relief laws will have substantially less incentive to repay their loans.  As a result, these loans will likely experience more severe losses, which may be total losses and could therefore increase the risk that you will suffer losses.

Violation of Various Federal and State Laws May Result in Losses on the Loans

Applicable state laws generally regulate interest rates and other charges, require certain disclosure and require licensing of the originator.  In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the loans.

The loans are also subject to federal laws, including:

•

·

the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the mortgagors regarding the terms of the loans;

•

·

the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

•

·

the Fair Credit Reporting Act, which regulates the use and reporting of information related to each borrower’s credit experience.

Violations of certain provisions of these federal laws may limit the ability of the servicer to collect all or part of the principal of or interest on the loans and in addition could subject the trust to damages and administrative enforcement and could result in the borrowers rescinding such loans against either the trust or subsequent holders of the loans.

The transferor will represent that as of the closing date, each loan is in compliance with applicable federal and state laws and regulations.  In the event of a breach of such representation, the transferor will be obligated to cure such breach or repurchase or replace the affected loan in the manner described under “The Pooling and Servicing Agreement—Assignment of the Loans” herein.

High Cost Loans

None of the loans are “High Cost Loans” within the meaning of the Homeownership Act or any state law, ordinance or regulation similar to the Homeownership Act.  See “Certain Legal Aspects of Residential Loans—Anti-Deficiency Legislation, Bankruptcy Laws and Other Limitations on Lenders—Homeownership Act and Similar State Laws” in the base prospectus.

In addition to the Homeownership Act, however, a number of legislative proposals have been introduced at both the federal and state level that are designed to discourage predatory lending practices.  Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in loans that have mortgage rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of such loans.  In some cases, state law may impose requirements and restrictions greater than those in the Homeownership Act.  An originator’s failure to comply with these laws could subject the trust, and other assignees of the loans, to monetary penalties and could result in the borrowers rescinding such loans against either the trust or subsequent holders of the loans.  Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of state law.  Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related loan.  This test may be highly subjective and open to interpretation.  As a result, a court may determine that a loan does not meet the test even if an originator reasonably believed that the test was satisfied. Any determination by a court that a Loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the transferor will be required to purchase such Loan from the Trust.

See “Certain Legal Aspects of Residential Loans—Anti-Deficiency Legislation, Bankruptcy Laws and Other Limitations on Lenders” in the base prospectus.

The Certificates Are Obligations of the Trust Only

The offered certificates will not represent an interest in or obligation of the depositor, the transferor, any servicer, the master servicer, the certificate insurer, the trust administrator, the trustee or any of their respective affiliates.  None of the offered certificates or the loans will be guaranteed or insured by any governmental agency or instrumentality, or by the depositor, the transferor, any servicer, the master servicer, the certificate insurer, the trust administrator, the trustee or any of their respective affiliates.  Proceeds of the assets included in the trust and proceeds from the Net WAC Rate Carryover Reserve Account (with respect to the Class A Certificates and Class M Certificates) will be the sole source of distributions on the offered certificates, and there will be no recourse to the depositor, the transferor, any servicer, the master servicer, the certificate insurer, the trust administrator, the trustee or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all distributions provided to the offered certificates.

The Cap Contracts Are Subject to Counterparty Risk

The assets of the trust include the cap contracts, which will require the counterparty thereunder to make certain payments for the benefit of the holders of the Class A-1 and Class A-2 Certificates, respectively.  To the extent that distributions on the Class A-1 and Class A-2 Certificates depend in part on payments to be received by the trust administrator under the related cap contract, the ability of the trust administrator to make such distributions on such certificates will be subject to the credit risk of the counterparty to the related cap contract.  Although there is a mechanism in place to facilitate replacement of the cap contracts upon the default or credit impairment of the cap contract counterparty, there can be no assurance that any such mechanism will result in the ability of the depositor to obtain a suitable replacement cap contract.

Lack of Liquidity

The underwriter intends to make a secondary market in the classes of certificates actually purchased by it, but has no obligation to do so.  There is no assurance that such a secondary market will develop or, if it develops, that it will continue.  Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield.  The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future.  Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

Rights of Beneficial Owners May Be Limited by Book Entry System

Ownership of the offered certificates will be registered electronically with The Depository Trust Company.  The lack of physical certificates could:

•

·

result in distribution delays on the offered certificates because the trust administrator will be sending distributions on the certificates to The Depository Trust Company instead of directly to you;

•

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make it difficult to pledge the offered certificates if physical certificates are required by the party demanding the pledge; and

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·

hinder the ability to resell the offered certificates because some investors may be unwilling to buy certificates that are not in physical form.

Nature of the Loans

The loans in the trust were originated without regard to whether such loans would be acceptable for purchase by Fannie Mae or Freddie Mac. As a result, delinquencies and liquidation proceedings are more likely with these loans than with loans that are originated in a more traditional manner. As a result of the use of such underwriting standards, in the event the loans do become delinquent or subject to liquidation, you may face delays in receiving payment and losses if the credit enhancements are insufficient to cover the delays and losses.

Reduction or Withdrawal of Ratings

Each rating agency rating the offered certificates may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change.  No person is obligated to maintain the ratings at their initial levels.  If a rating agency reduces or withdraws its rating on one or more classes of the offered certificates, the liquidity and market value of the affected certificates is likely to be reduced.

Suitability of the Offered Certificates as Investments

The offered certificates are not suitable investments for any investor that requires a regular or predictable schedule of monthly distributions or distribution on any specific date.  The offered certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

FORWARD LOOKING STATEMENTS

We use certain forward looking statements herein.  These forward looking statements are found in the material, including each of the tables, set forth under “Risk Factors”.  Forward looking statements are also found elsewhere herein and include words like “expects,” “intends,” “anticipates,” “estimates” and other similar words.  These statements are intended to convey our projections or expectations as of the date hereof.  These statements are inherently subject to a variety of risks and uncertainties.  Actual results could differ materially from those we anticipate due to changes in, among other things:

(1)

economic conditions and industry competition;

(2)

political and/or social conditions; and

(3)

the law and government regulatory initiatives.

We will not update or revise any forward looking statement to reflect changes in our expectations or changes in the conditions or circumstances on which these statements were originally based.

DEFINED TERMS

We define and use capitalized terms herein to assist you in understanding the terms of the offered certificates and this offering.  We define the capitalized terms we use herein under the caption “Glossary of Terms” herein.

DESCRIPTION OF THE MORTGAGE LOANS

General

The information set forth in the following paragraphs is based on servicing records and representations about the Loans that were made by the related Loan Seller at the time it sold the Loans.

The statistical information presented herein and in Annex I to the accompanying term sheet relates to the loans (the “Loans”) and related Mortgaged Properties as of the Cut-off Date.  Prior to the issuance of the certificates, Loans may be removed from the trust as a result of incomplete documentation or otherwise if the depositor deems such removal necessary or desirable, and may be prepaid at any time.  A limited number of other Loans may be included in the trust prior to the issuance of the certificates unless including such Loans would materially alter the characteristics of the Loans as described herein.  The depositor believes that the information set forth herein with respect to the Loans will be representative of the characteristics of the trust as it will be constituted at the time the certificates are issued, although the maturities and certain other characteristics of the Loans may vary.

Unless otherwise noted, all statistical percentages or weighted averages set forth herein are measured as a percentage of the aggregate Cut-off Date Principal Balance.

The trust will consist of a pool of fixed-rate, first lien and fully-amortizing residential loans with Principal Balances that may or may not conform to Fannie Mae and Freddie Mac loan limits. The Loans consist of 3054 Loans and have a Cut-off Date Principal Balance of approximately $578,107,305.

All of the Loans will be secured by mortgages or deeds of trust or other similar security instruments which create first liens on one- to four-family residential properties consisting of attached or detached one- to four-family dwelling units and individual condominium units.

As of the cut-off date, none of the Loans were 30 days or more past due in the payment of scheduled principal and interest.

The Loans are subject to the “due-on-sale” provisions included therein.

Each Loan will accrue interest at the related Mortgage Rate that is fixed for the life of such Loan.

Approximately 43.98% of the Loans had loan-to-value ratios at origination in excess of 80.00%.  No Loan had a loan-to-value ratio at origination in excess of 100.00%.  The weighted average loan-to-value ratio of the Loans at origination was approximately 80.95%.  There can be no assurance that the loan-to-value ratio of any Loan determined at any time after origination is less than or equal to its original loan-to-value ratio.  Additionally, the loan seller’s determination of the value of a Mortgaged Property used in the calculation of the original loan-to-value ratios of the Loans may differ from the appraised value of such Mortgaged Property or the actual value of such Mortgaged Property at origination.  See “Risk Factors—High Loan-to-Value Ratios Increase Risk of Loss.”

The weighted average remaining term to maturity of the Loans was approximately 350 months as of the Cut-off Date.  None of the Loans had a first Due Date prior to May 1, 2005 or after February 1, 2006, or has a remaining term to maturity of less than 172 months or greater than 360 months as of the Cut-off Date.  The latest maturity date of any Loan is January 1, 2036.

The average Principal Balance of the Loans at origination was approximately $189,967.  The average Cut-off Date Principal Balance of the Loans was approximately $189,295.  No Loan had a Cut-off Date Principal Balance of greater than approximately $1,330,000 or less than approximately $13,369.

As of the Cut-off Date, the Loans had Mortgage Rates of not less than 5.000% per annum and not more than 9.490% per annum and the weighted average Mortgage Rate of the Loans was approximately 7.053% per annum.

Approximately 64.53% of the Loans provide for payment by the mortgagor of a prepayment charge in limited circumstances on certain prepayments.  Generally, such Loan provides for payment of a prepayment charge on partial prepayments and prepayments in full made within a stated number of months that is between 6 months and 60 months from the date of origination of such Loan.  The amount of the prepayment charge is provided in the related mortgage note and is generally equal to six months’ interest on any amounts prepaid in excess of 20% of the original Principal Balance of the related Loan in any 12 month period.  The holders of the Class P Certificates will be entitled to all prepayment charges received on the Loans, other than any prepayment charges to which the related servicer is entitled, and such amounts will not be available for distribution on the other classes of certificates.  Under certain circumstances, as described in the Pooling and Servicing Agreement, the related servicer may waive the payment of any otherwise applicable prepayment charge.  Investors should conduct their own analysis of the effect, if any, that the prepayment charges, and decisions by the related servicer with respect to the waiver thereof, may have on the prepayment performance of the Loans.

Some state laws restrict the imposition of prepayment charges and late fees even when the loans expressly provide for the collection of those charges.  Although the Alternative Mortgage Transaction Parity Act of 1982 (the “Parity Act”) permits the collection of prepayment charges and late fees in connection with some types of eligible loans and pre-empts any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act or have formally opted against the Parity Act.  As a result, it is possible that prepayment charges and late fees may not be collected even on loans that provide for the payment of those charges unless otherwise specified herein.  The Office of Thrift Supervision (“OTS”) has withdrawn its favorable Parity Act regulations and Chief Counsel Opinions that have authorized lenders to charge prepayment charges and late fees in certain circumstances notwithstanding contrary state law, effective July 1, 2003.  However, the OTS’s ruling does not have retroactive effect on loans originated before July 1, 2003.  The depositor makes no representations as to the effect that the prepayment charges, decisions by the servicer with respect to the waiver thereof and the recent amendment of the Parity Act, may have on the prepayment performance of the Loans.  See “Certain Legal Aspects of Loans—Enforceability of Certain Provisions—Prepayment Penalties” in the base prospectus.

Loan Statistics

Statistical information regarding the characteristics of the Loans is set forth in Annex I to the accompanying term sheet.  The statistical information, unless otherwise specified, is based upon the percentages of the Cut-off Date Principal Balances of the Loans.

STATIC POOL INFORMATION

The depositor shall make available any of the sponsor’s material static pool information as required under the SEC’s rules and regulations on a website on the world wide web.  The static pool information material to this offering of certificates is located at http://www.ubs.com/regulationab.

The static pool information is not deemed to be a part of this prospectus or the registration statement of which this prospectus is a part to the extent that the static pool information relates to (a) any trust fund that was established before January 1, 2006 and (b) information relating to assets of any trust fund established on or after January 1, 2006, which information relates to periods prior to January 1, 2006.

UNDERWRITING STANDARDS

General

The Loans have either been originated by a Loan Seller or purchased by a Loan Seller from various banks, savings and loan associations, mortgage bankers (which may or may not be affiliated with that Loan Seller) and other mortgage loan originators and purchasers of mortgage loans in the secondary market, and were originated generally in accordance with the underwriting criteria described in this section “—General,” or the following section pertaining to Accredited Home Lenders, Inc. and its related Loans.

A majority of the Loans are “conventional non-conforming mortgage loans” (i.e., loans which are not insured by the Federal Housing Authority or partially guaranteed by the Department of Veteran Affairs or which do not qualify for sale to Fannie Mae or Freddie Mac and are secured by second liens on one- to four-family residential properties).

The underwriting standards applicable to the Loans typically differ from, and are, with respect to a substantial number of Loans, generally less stringent than, the underwriting standards established by Fannie Mae or Freddie Mac primarily with respect to original principal balances, loan-to-value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. To the extent the programs reflect underwriting standards different from those of Fannie Mae and Freddie Mac, the performance of the Loans thereunder may reflect higher delinquency rates and/or credit losses. In addition, certain exceptions to the underwriting standards described herein are made in the event that compensating factors are demonstrated by a prospective borrower.

Generally, each borrower will have been required to complete an application designed to provide to the original lender pertinent credit information concerning the borrower. As part of the description of the borrower’s financial condition, the borrower will have furnished information with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and furnished an authorization to apply for a credit report which summarizes the borrower’s credit history with local merchants and lenders and any record of bankruptcy. The borrower may also have been required to authorize verifications of deposits at financial institutions where the borrower had demand or savings accounts. In the case of investment properties and two  to four unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the borrower from other sources. With respect to mortgaged properties consisting of vacation or second homes, no income derived from the property generally will have been considered for underwriting purposes. In the case of certain borrowers with acceptable payment histories, no income will be required to be stated (or verified) in connection with the loan application.

Based on the data provided in the application and certain verification (if required), a determination is made by the original lender that the borrower’s monthly income (if required to be stated) will be sufficient to enable the borrower to meet its monthly obligations on the mortgage loan and other expenses related to the property such as property taxes, utility costs, standard hazard insurance and other fixed obligations other than housing expenses. Generally, scheduled payments on a Loan during the first year of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months equal no more than a specified percentage of the prospective borrower’s gross income. The percentage applied varies on a case by case basis depending on a number of underwriting criteria, including the loan-to-value ratio of the mortgage loan. The originator may also consider the amount of liquid assets available to the borrower after origination.

Certain of the Loans have been originated under alternative documentation, streamlined documentation, reduced documentation, “lite” documentation, stated income, low/limited or “Express” documentation, no stated income, no ratio, “NIV” or no documentation programs, which require less documentation and verification than do traditional full documentation programs. Generally, under an alternative documentation program, the borrower provides alternate forms of documentation to verify employment, income and assets. Under a streamlined documentation program, a borrower’s income and assets that have been previously documented are re verified, and any additional documentation and verification is limited. Under a reduced documentation program, verification of either a borrower’s stated income or stated assets, but not both, is undertaken by the originator. Under a “lite” documentation, “stated income” or “NIV” program, a borrower is required to state both their income and assets, but the originator only undertakes to verify such borrower’s assets. Under low/limited or “Express” documentation program, the amount of documentation required to document a borrower’s income and assets is limited. Under a no stated income program or a no ratio program, certain borrowers with acceptable payment histories will not be required to provide any information regarding income and no other investigation regarding the borrower’s income will be undertaken. Under a no documentation program, the borrower is not required to state either their income or assets, and accordingly no verification of such borrower’s income or assets is undertaken by the originator. The underwriting for such Loans may be based primarily or entirely on other factors, such as an appraisal of the mortgaged property, the loan-to-value ratio at origination and the borrower’s credit score and previous mortgage payment history.

The adequacy of the mortgaged property as security for repayment of the related Loan will generally have been determined by an appraisal in accordance with pre established appraisal procedure standards for appraisals established by or acceptable to the originator. All appraisals conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and must be on forms acceptable to Fannie Mae and/or Freddie Mac. Appraisers may be staff appraisers employed by the originator or independent appraisers selected in accordance with pre established appraisal procedure standards established by the originator. The appraisal procedure standards generally will have required the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property was in good condition and that construction, if new, had been substantially completed. The appraisal generally will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on the current cost of constructing or purchasing a similar property.

Approximately 12.57% of the Loans, by Cut-Off Date Pool Balance, were purchased from various originators pursuant to the transferor’s conduit loan origination program (the “UBS Conduit”). Pursuant to the program, the transferor purchases loans originated by the participating originators if the loans satisfy the underwriting guidelines of the program, which underwriting guidelines are substantially similar to the guidelines described above.

Wells Fargo Bank, N.A.

Wells Fargo Bank, N.A. (“Wells Fargo Bank”) is an indirect, wholly-owned subsidiary of Wells Fargo & Company.  Wells Fargo Bank is a national banking association and is engaged in a wide range of activities typical of a national bank.

Wells Fargo Bank originates or acquires various types of residential mortgage loans, including the following:

(a)

Fixed-rate mortgage loans having original terms to maturity of approximately fifteen years to approximately thirty years, and which mortgage loans were originated pursuant to Wells Fargo Bank’s underwriting guidelines for “Alt-A” mortgage loans (“Alt-A Fixed-Rate Loans”);

(b)

Adjustable-rate mortgage loans having original terms to maturity of approximately fifteen years to approximately thirty years, and which mortgage loans were originated pursuant to Wells Fargo Bank’s underwriting guidelines for “Alt-A” mortgage loans (“Alt-A Adjustable-Rate Loans”);

(c)

Fixed-rate mortgage loans having original terms to maturity of approximately fifteen years to approximately thirty years, and which mortgage loans were originated pursuant to Wells Fargo Bank’s underwriting guidelines for “Alt-B” mortgage loans (“Alt-B Fixed-Rate Loans”); and

(d)

Adjustable-rate mortgage loans having original terms to maturity of approximately fifteen years to approximately thirty years, and which mortgage loans were originated pursuant to Wells Fargo Bank’s underwriting guidelines for “Alt-B” mortgage loans (“Alt-B Adjustable-Rate Loans”).

From and including 1996 and through 2004, Wells Fargo Bank and its affiliates and predecessors originated or acquired a total of $1.671 trillion of residential mortgage loans, which include the types of mortgage loans listed above as well as other types of residential mortgage loans originated or acquired by Wells Fargo Bank and its affiliates and predecessors.  The table below sets forth for each of the periods indicated the number and aggregate original principal balance of mortgage loans originated or acquired by Wells Fargo Bank (other than any mortgage loans sold to Fannie Mae, Freddie Mac and Federal Home Loan Banks or mortgage loans insured or guaranteed by the Government National Mortgage Association, Federal Housing Administration or Department of Veterans Affairs) for each of the different “asset types” set forth in the table:

	2002		2003		2004
Asset Type	No. of Loans	Aggregate Original Principal Balance of Loans	No. of Loans	Aggregate Original Principal Balance of Loans	No. of Loans	Aggregate Original Principal Balance of Loans
Alt-A Fixed-Rate Loans	3387	$566,604,243	7817	$1,217,973,395	1891	$352,866,853
Alt-A Adjustable-Rate Loans	176	36,973,428	2138	353,752,692	500	100,031,807
Alt-B Fixed-Rate Loans	1419	212,912,693	4257	671,401,750	10497	1,709,219,164
Alt-B Adjustable-Rate Loans	346	61,654,259	1644	347,514,301	12863	2,855,854,743

Mortgage Loan Production Sources

Wells Fargo Bank conducts a significant portion of its mortgage loan originations through loan production offices (the “Loan Stores”) located throughout all 50 states.  At the latter locations, Wells Fargo Bank receives applications for home mortgage loans on toll-free telephone numbers that can be called from anywhere in the United States. Wells Fargo Bank also provides information and accepts applications through the internet.

The following are Wells Fargo Bank’s primary sources of mortgage loan originations: (i) direct contact with prospective borrowers (including borrowers with mortgage loans currently serviced by Wells Fargo Bank or borrowers referred by borrowers with mortgage loans currently serviced by Wells Fargo Bank), (ii) referrals by realtors, other real estate professionals and prospective borrowers to the Loan Stores, (iii) referrals from selected corporate clients, (iv) originations by Wells Fargo Bank’s Private Mortgage Banking division (including referrals from the private banking group of Wells Fargo Bank and other affiliated banks), which specializes in providing services to individuals meeting certain earnings, liquidity or net worth parameters, (v) several joint ventures into which Wells Fargo Bank, through its wholly owned subsidiary, Wells Fargo Ventures, LLC, has entered with realtors and banking institutions (the “Joint Ventures”) and (vi) referrals from mortgage brokers and similar entities. In  addition to its own mortgage loan originations, Wells Fargo Bank acquires qualifying mortgage loans from other unaffiliated originators (“Correspondents”). See “—Acquisition of Mortgage Loans from Correspondents” below. The relative contribution of each of these sources to Wells Fargo Bank’s origination business, measured by the volume of loans generated, tends to fluctuate over time.

Wells Fargo Ventures, LLC owns at least a 50% interest in each of the Joint Ventures, with the remaining ownership interest in each being owned by a realtor or a banking institution having significant contact with potential borrowers. Mortgage loans that are originated by Joint Ventures in which Wells Fargo Bank’s partners are realtors are generally made to finance the acquisition of properties marketed by such Joint Venture partners. Applications for mortgage loans originated through Joint Ventures are generally taken by Joint Venture employees and underwritten by Wells Fargo Bank in accordance with its standard underwriting criteria. Such mortgage loans are then closed by the Joint Ventures in their own names and subsequently purchased by Wells Fargo Bank or its affiliates.

Wells Fargo Bank may directly contact prospective borrowers (including borrowers with mortgage loans currently serviced by Wells Fargo Bank) through general and targeted solicitations. Such solicitations are made through direct mailings, mortgage loan statement inserts and television, radio and print advertisements and by telephone. Wells Fargo Bank’s targeted solicitations may be based on characteristics such as the borrower’s mortgage loan interest rate or payment history and the geographic location of the mortgaged property.

A majority of Wells Fargo Bank’s corporate clients are companies that sponsor relocation programs for their employees and in connection with which Wells Fargo Bank provides mortgage financing. Eligibility for a relocation loan is based, in general, on an employer’s providing financial assistance to the relocating employee in connection with a job-required move. Although subsidy loans are typically generated through such corporate-sponsored programs, the assistance extended by the employer need not necessarily take the form of a loan subsidy. Not all relocation loans are generated by Wells Fargo Bank through referrals from its corporate clients; some relocation loans are generated as a result of referrals from mortgage brokers and similar entities and others are generated through Wells Fargo Bank’s acquisition of mortgage loans from other originators. Also among Wells Fargo Bank’s corporate clients are various professional associations. These associations, as well as the other corporate clients, promote the availability of a broad range of Wells Fargo Bank mortgage products to their members or employees, including refinance loans, second-home loans and investment-property loans.

Acquisition of Mortgage Loans from Correspondents

In order to qualify for participation in Wells Fargo Bank’s mortgage loan purchase programs, lending institutions must (i) meet and maintain certain net worth and other financial standards, (ii) demonstrate experience in originating residential mortgage loans, (iii) meet and maintain certain operational standards, (iv) evaluate each loan offered to Wells Fargo Bank for consistency with Wells Fargo Bank’s underwriting guidelines or the standards of a pool insurer and represent that each loan was underwritten in accordance with Wells Fargo Bank standards or the standards of a pool insurer and (v) utilize the services of qualified appraisers.

The contractual arrangements with Correspondents may involve the commitment by Wells Fargo Bank to accept delivery of a certain dollar amount of mortgage loans over a period of time. This commitment may be satisfied either by delivery of mortgage loans one at a time or in multiples as aggregated by the Correspondent. The contractual arrangements with Correspondents may also involve the delegation of all underwriting functions to such Correspondents (“Delegated Underwriting”), which will result in Wells Fargo Bank not performing any underwriting functions prior to acquisition of the loan but instead relying on such originators’ representations and, in the case of bulk purchase acquisitions from such Correspondents, Wells Fargo Bank’s post-purchase reviews of samplings of mortgage loans acquired from such originators regarding the originators’ compliance with Wells Fargo Bank’s underwriting standards. In all instances, however, acceptance by Wells Fargo Bank is contingent upon the loans being found to satisfy Wells Fargo Bank’s program standards or the standards of a pool insurer. Wells Fargo Bank may also acquire portfolios of loans in negotiated transactions.

Mortgage Loan Underwriting

The Mortgage Loans have been underwritten in accordance with one or more of the following: (i) Wells Fargo Bank’s general underwriting standards, (ii) Wells Fargo Bank’s “retention program,” (iii) Wells Fargo Bank’s modified underwriting standards that have been applied in the underwriting of mortgage loans under Wells Fargo Bank’s “alternative” mortgage loan underwriting program, (iv) the underwriting standards of a pool insurer and (v) the underwriting standards of certain institutional conduit Correspondents.

General Standards

Wells Fargo Bank’s underwriting standards are applied by or on behalf of Wells Fargo Bank to evaluate the applicant’s credit standing and ability to repay the loan, as well as the value and adequacy of the mortgaged property as collateral. The underwriting standards that guide the determination represent a balancing of several factors that may affect the ultimate recovery of the loan amount, including, among others, the amount of the loan, the ratio of the loan amount to the property value (i.e., the lower of the appraised value of the mortgaged property and the purchase price), the borrower’s means of support and the borrower’s credit history. Wells Fargo Bank’s guidelines for underwriting may vary according to the nature of the borrower or the type of loan, since differing characteristics may be perceived as presenting different levels of risk. With respect to certain Mortgage Loans, the originators of such loans may have contracted with unaffiliated third parties to perform the underwriting process.

Wells Fargo Bank supplements the mortgage loan underwriting process with either its own proprietary scoring system or scoring systems developed by third parties such as Freddie Mac’s Loan Prospector, Fannie Mae’s Desktop Underwriter or scoring systems developed by private mortgage insurance companies. These scoring systems assist Wells Fargo Bank in the mortgage loan approval process by providing consistent, objective measures of borrower credit and certain loan attributes. Such objective measures are then used to evaluate loan applications and assign each application a “Mortgage Score.”

The portion of the Mortgage Score related to borrower credit history is generally based on computer models developed by a third party. These models evaluate information available from three major credit reporting bureaus regarding historical patterns of consumer credit behavior in relation to default experience for similar types of borrower profiles. A particular borrower’s credit patterns are then considered in order to derive a “FICO Score” which indicates a level of default probability over a two-year period.

The Mortgage Score is used to determine the type of underwriting process and which level of underwriter will review the loan file. For transactions which are determined to be low-risk transactions, based upon the Mortgage Score and other parameters (including the mortgage loan production source), the lowest underwriting authority is generally required. For moderate and higher risk transactions, higher level underwriters and a full review of the mortgage file are generally required. Borrowers who have a satisfactory Mortgage Score (based upon the mortgage loan production source) are generally subject to streamlined credit review (which relies on the scoring process for various elements of the underwriting assessments). Such borrowers may also be eligible for a reduced documentation program and are generally permitted a greater latitude in the application of borrower debt-to-income ratios.

With respect to all mortgage loans underwritten by Wells Fargo Bank, Wells Fargo Bank’s underwriting of a mortgage loan may be based on data obtained by parties other than Wells Fargo Bank that are involved at various stages in the mortgage origination or acquisition process. This typically occurs under circumstances in which loans are subject to an alternative approval process, as when correspondents, certain mortgage brokers or similar entities that have been approved by Wells Fargo Bank to process loans on its behalf, or independent contractors hired by Wells Fargo Bank to perform underwriting services on its behalf (“contract underwriters”) make initial determinations as to the consistency of loans with Wells Fargo Bank underwriting guidelines. Wells Fargo Bank may also permit these third parties to utilize scoring systems in connection with their underwriting process. The underwriting of mortgage loans acquired by Wells Fargo Bank pursuant to a Delegated Underwriting arrangement with a Correspondent is not reviewed prior to acquisition of the mortgage loan by Wells Fargo Bank although the mortgage loan file is reviewed by Wells Fargo Bank to confirm that certain documents are included in the file. In addition, in order to be eligible to sell mortgage loans to Wells Fargo Bank pursuant to a Delegated Underwriting arrangement, the originator must meet certain requirements including, among other things, certain quality, operational and financial guidelines. See “—Acquisition of Mortgage Loans from Correspondents” above.

A prospective borrower applying for a mortgage loan is required to complete a detailed application. The loan application elicits pertinent information about the applicant, with particular emphasis on the applicant’s financial health (assets, liabilities, income and expenses), the property being financed and the type of loan desired. A self-employed applicant may be required to submit his or her most recent signed federal income tax returns. With respect to every applicant, credit reports are obtained from commercial reporting services, summarizing the applicant’s credit history with merchants and lenders. Generally, significant unfavorable credit information reported by the applicant or a credit reporting agency must be explained by the applicant. The credit review process generally is streamlined for borrowers with a qualifying Mortgage Score.

Verifications of employment, income, assets or mortgages may be used to supplement the loan application and the credit report in reaching a determination as to the applicant’s ability to meet his or her monthly obligations on the proposed mortgage loan, as well as his or her other mortgage payments (if any), living expenses and financial obligations. A mortgage verification involves obtaining information regarding the borrower’s payment history with respect to any existing mortgage the applicant may have. This verification is accomplished by either having the present lender complete a verification of mortgage form, evaluating the information on the credit report concerning the applicant’s payment history for the existing mortgage, communicating, either verbally or in writing, with the applicant’s present lender or analyzing cancelled checks provided by the applicant. Verifications of income, assets or mortgages may be waived under certain programs offered by Wells Fargo Bank, but Wells Fargo Bank’s underwriting guidelines require, in most instances, a verbal or written verification of employment to be obtained. In some cases, employment histories may be obtained through one of various employment verification sources, including the borrower’s employer, employer-sponsored web sites, or third-party services specializing in employment verifications. In addition, the loan applicant may be eligible for a loan approval process permitting reduced documentation. The above referenced reduced documentation options and waivers limit the amount of documentation required for an underwriting decision and have the effect of increasing the relative importance of the credit report and the appraisal. Documentation requirements vary based upon a number of factors, including the purpose of the loan, the amount of the loan, the ratio of the loan amount to the property value and the mortgage loan production source. Wells Fargo Bank accepts alternative methods of verification, in those instances where verifications are part of the underwriting decision; for example, salaried income may be substantiated either by means of a form independently prepared and signed by the applicant’s employer or by means of the applicant’s most recent paystub and/or W-2. Loans underwritten using alternative verification methods are considered by Wells Fargo Bank to have been underwritten with “full documentation.” In cases where two or more persons have jointly applied for a mortgage loan, the gross incomes and expenses of all of the applicants, including nonoccupant co-mortgagors, are combined and considered as a unit.

In general, borrowers applying for loans must demonstrate that the ratio of their total monthly debt to their monthly gross income does not exceed a certain maximum level. Such maximum level varies depending on a number of factors including Loan-to-Value Ratio, a borrower’s credit history, a borrower’s liquid net worth, the potential of a borrower for continued employment advancement or income growth, the ability of the borrower to accumulate assets or to devote a greater portion of income to basic needs such as housing expense, a borrower’s Mortgage Score and the type of loan for which the borrower is applying. These calculations are based on the amortization schedule and the interest rate of the related loan, with the ratio being computed on the basis of the proposed monthly mortgage payment. In the case of adjustable-rate mortgage loans, the interest rate used to determine a mortgagor’s total debt for purposes of such ratio may, in certain cases, be the initial mortgage interest rate or another interest rate, which, in either case, is lower than the sum of the index rate that would have been applicable at origination plus the applicable margin. In evaluating applications for subsidy loans and buy-down Loans, the ratio is determined by including in the applicant’s total monthly debt the proposed monthly mortgage payment reduced by the amount expected to be applied on a monthly basis under the related subsidy agreement or buy-down agreement or, in certain cases, the mortgage payment that would result from an interest rate lower than the mortgage interest rate but higher than the effective rate to the mortgagor as a result of the subsidy agreement or the buy-down agreement.  In the case of the mortgage loans of certain applicants referred by Wells Fargo Bank’s Private Mortgage Banking division, qualifying income may be based on an “asset dissipation” approach under which future income is projected from the assumed liquidation of a portion of the applicant’s specified assets. In evaluating an application with respect to a “non-owner-occupied” property, which Wells Fargo Bank defines as a property leased to a third party by its owner (as distinct from a “second home,” which Wells Fargo Bank defines as an owner-occupied, non-rental property that is not the owner’s principal residence), Wells Fargo Bank will include projected rental income net of certain mortgagor obligations and other assumed expenses or loss from such property to be included in the applicant’s monthly gross income or total monthly debt in calculating the foregoing ratio. A mortgage loan secured by a two- to four-family Mortgaged Property is considered to be an owner-occupied property if the borrower occupies one of the units; rental income on the other units is generally taken into account in evaluating the borrower’s ability to repay the mortgage loan.

Secondary financing may be provided by Wells Fargo Bank, any of its affiliates or other lenders simultaneously with the origination of the first lien mortgage loan. Wells Fargo Bank or one of its affiliates may provide such secondary financing in the form of a flexible home equity line of credit, the available balance under which may increase on a quarterly basis by one dollar for each dollar applied in payment of the principal balance of the first lien mortgage loan during the preceding quarter (any such loan, a “Home Asset ManagementSM Account Loan”). In addition, the available balance of such line of credit may be eligible for increase on an annual basis by one dollar for each dollar, if any, by which the value of the related Mortgaged Property has increased over the prior year, as determined pursuant to a statistically derived home price index. The payment obligations under both primary and secondary financing are included in the computation of the debt-to-income ratio, and the combined amount of primary and secondary loans will be used to calculate the combined loan-to-value ratio. Wells Fargo Bank does not restrict a borrower from obtaining secondary financing after origination of the first lien mortgage loan.

Mortgage Loans will not generally have had at origination a Loan-to-Value Ratio in excess of 95%. The “Loan-to-Value Ratio” is the ratio, expressed as a percentage, of the principal amount of the Mortgage Loan at origination to the lesser of (i) the appraised value of the related Mortgaged Property, as established by an appraisal obtained by the originator generally no more than four months prior to origination (or, with respect to newly constructed properties, no more than twelve months prior to origination), or (ii) the sale price for such property. In some instances, the Loan-to-Value Ratio may be based on an appraisal that was obtained by the originator more than four months prior to origination, provided that (i) an appraisal update is obtained and (ii) the original appraisal was obtained no more than 180 days prior to origination. For the purpose of calculating the Loan-to-Value Ratio of any Mortgage Loan that is the result of the refinancing (including a refinancing for “equity take out” purposes) of an existing mortgage loan, the appraised value of the related Mortgaged Property is generally determined by reference to an appraisal obtained in connection with the origination of the replacement loan. In connection with certain of its mortgage originations, Wells Fargo Bank currently obtains appraisals through Valuation Information Technology LLC (doing business as RELS Valuation)(RELS), an entity jointly owned by an affiliate of Wells Fargo Bank and an unaffiliated third party.

The appraisal of any Mortgaged Property reflects the individual appraiser’s judgment as to value, based on the market values of comparable homes sold within the recent past in comparable nearby locations and on the estimated replacement cost. The appraisal relates both to the land and to the structure; in fact, a significant portion of the appraised value of a Mortgaged Property may be attributable to the value of the land rather than to the residence. Because of the unique locations and special features of certain Mortgaged Properties, identifying comparable properties in nearby locations may be difficult. The appraised values of such Mortgaged Properties will be based to a greater extent on adjustments made by the appraisers to the appraised values of reasonably similar properties rather than on objectively verifiable sales data.

Wells Fargo Bank originates mortgage loans with Loan-to-Value Ratios in excess of 80% either with or without the requirement to obtain primary mortgage insurance. In cases for which such primary mortgage insurance is obtained, the excess over 75% (or such lower percentage as Wells Fargo Bank may require at origination) will be covered by primary mortgage insurance (subject to certain standard policy exclusions for default arising from, among other things, fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the mortgagor or other persons involved in the origination thereof) from an approved primary mortgage insurance company until the unpaid principal balance of the Mortgage Loan is reduced to an amount that will result in a Loan-to-Value Ratio less than or equal to 80%. In cases for which such primary mortgage insurance is not obtained, loans having Loan-to-Value Ratios exceeding 80% are required to be secured by primary residences or second homes (excluding cooperatives). Generally, each loan originated without primary mortgage insurance will have been made at an interest rate that was higher than the rate would have been had the Loan-to-Value Ratios been 80% or less or had primary mortgage insurance been obtained.

Except as described below, Mortgage Loans will generally be covered by an appropriate standard form American Land Title Association title insurance policy, or a substantially similar policy or form of insurance acceptable to Fannie Mae or Freddie Mac.

Retention Program Standards

A borrower with at least one mortgage loan serviced by Wells Fargo Bank may be eligible for Wells Fargo Bank’s retention program. Provided such a borrower is current in his or her mortgage payment obligations, Wells Fargo Bank may permit a refinancing of one or more of the borrower’s mortgage loans that are serviced by Wells Fargo Bank or another servicer to a current market interest rate without applying any significant borrower credit or property underwriting standards. As a result, borrowers who qualify under the retention program may not need to demonstrate that their current total monthly debt obligation in relation to their monthly income level does not exceed a certain ratio; Wells Fargo Bank may not obtain a current credit report for the borrower or apply a new FICO Score to the refinanced loan; and the borrower may not be required to provide any verifications of current employment, income level or extent of assets. In addition, no current appraisal or indication of market value may be required with respect to the properties securing the mortgage loans which are refinanced under the retention program. A borrower may participate in this retention program through a refinancing of one or more of his or her existing mortgage loans by either replacing any such loan with a new mortgage loan at a current market interest rate or, in the case of a mortgage loan that had been originated or purchased by Wells Fargo Bank, by executing a modification agreement under which the interest rate on the existing mortgage loan is reduced to a current market rate.

Wells Fargo Bank may also apply the retention program to its existing borrowers who obtain new purchase money mortgage loans secured by primary residences where the initial principal balance of the new loan would not exceed 150% of the original principal balance of the previous loan (up to a maximum new loan amount of $400,000). Borrowers may be pre-approved under this program if they have a satisfactory payment history with Wells Fargo Bank as well as a satisfactory FICO Score. Wells Fargo Bank may waive verifications of borrower income and assets under this program and may not impose any limitation on the ratio of a borrower’s current total debt obligation in relation to current monthly income. A new appraisal will be obtained with respect to the residence securing the new purchase money mortgage loan.

Modified Standards

In comparison to Wells Fargo Bank’s “general” underwriting standards described above, the underwriting standards applicable to mortgage loans under Wells Fargo Bank’s “alternative” mortgage loan (“Alt-A”) underwriting program permit different underwriting criteria, additional types of mortgaged properties or categories of borrowers such as “foreign nationals” without a FICO Score who hold certain types of visas and have acceptable credit references (such Mortgage Loans, “Foreign National Loans”), and include certain other less restrictive parameters. Generally, relative to the “general” underwriting standards, these standards include higher loan amounts, higher maximum Loan-to-Value Ratios, higher maximum “combined” Loan-to-Value Ratios (in each case, relative to Mortgage Loans with otherwise similar characteristics) in cases of simultaneous primary and secondary financings, less restrictive requirements for “equity take out” refinancings, the removal of limitations on the number of permissible mortgage loans that may be extended to one borrower and the ability to originate mortgage loans with Loan-to-Value Ratios in excess of 80% without the requirement to obtain primary mortgage insurance if such loans are secured by cooperatives or investment properties. Under a program available to eligible borrowers who meet certain underwriting criteria and for which program a minimum downpayment of only 3% is required, mortgage loans may be originated with Loan-to-Value Ratios between 95.01% and 97% with the application of less restrictive maximum qualifying ratios of borrower monthly housing debt or total monthly debt obligations to borrower monthly income and reduced minimum requirements for primary mortgage insurance coverage (“3% Solution Loans”).

With respect to mortgaged property types, mortgage loans may be secured by shares in cooperative housing corporations, “manufactured homes”, investment properties permitted under less stringent guidelines, condotels (features of which may include maid service, a front desk or resident manager, rental pools and up to 20% of commercial space), and the mortgaged properties may represent an unusually high percentage of land vs. structure or have other unique characteristics.

In connection with its “Mortgage Express alternative-A” program (“Alt-B”), Wells Fargo Bank has established classifications with respect to the credit profile of the applicant, and each loan is placed into one of thirteen credit levels denoted as “F9 through F1,” with certain levels subdivided by Stated Reduced, as described in the table below. Terms of mortgage loans originated by Wells Fargo Bank under the Alt-B program, as well as maximum loan-to-value ratios, vary depending on the credit level classification of the applicant. Loan applicants with less favorable credit profiles generally are restricted to consideration for loans with higher interest rates, lower maximum loan amounts and lower loan-to-value ratios than applicants with more favorable credit profiles. Except for loans originated under the “No Ratio” program, the maximum total debt to gross income ratio for each credit level is generally 50%. Subject to the consideration of certain compensating factors described below, the general criteria used by Wells Fargo Bank’s underwriting staff in classifying loan applicants are as follows:

Credit Level	Existing Mortgage History	Documentation Type	Credit Bureau Score*	Maximum Combined Loan to Value Ratio**
F9	2 x 30; Mortgage or rent payments no more than 30 days late at application time and a maximum of two 30-day late payments in the last 12 months	No documentation	700 or higher	95% CLTV @ LTV < 95%
F8	2 x 30; Mortgage or rent payments no more than 30 days late at application time and a maximum of two 30-day late payments in the last 12 months	No documentation	660-699	95% CLTV @ LTV <95%
F7	0 x 30; Mortgage or rent payments no more than 30 days late at application time and no 30-day late payments in the last 12 months	No documentation	620-659	95% CLTV @ LTV <95%
F6	2 x 30; Mortgage or rent payments no more than 30 days late at application time and a maximum of two 30-day late payments in the last 12 months	Stated with option of verification of assets; maximum debt-to-income ratio of 50%	700 or higher	95% CLTV @ LTV <95%
F6 Stated Reduced	1 x 30; Mortgage or rent payments no more than 30 days late at application time and a maximum of one 30-day late payment in the last 12 months	Stated with option of verification of assets; maximum debt-to-income ratio of 50%	700 or higher	95% CLTV @ LTV <80%
F5	2 x 30; Mortgage or rent payments no more than 30 days late at application time and a maximum of two 30-day late payments in the last 12 months	Stated with option of verification of assets; maximum debt-to-income ratio of 50%	660-699	95% CLTV @ LTV <95%
F5 Stated Reduced	1 x 30; Mortgage or rent payments no more than 30 days late at application time and a maximum of one 30-day late payment in the last 12 months	Stated with option of verification of assets; maximum debt-to-income ratio of 50%	660-699	95% CLTV @ LTV <80%
F4	0 x 30; Mortgage or rent payments no more than 30 days late at application time and no 30-day late payments in the last 12 months	Stated with option of verification of assets; maximum debt-to-income ratio of 50%	640-659	95% CLTV @ LTV <95%
F4 Stated Reduced	1 x 30; Mortgage or rent payments no more than 30 days late at application time and a maximum of one 30-day late payment in the last 12 months	Stated with option of verification of assets; maximum debt-to-income ratio of 50%	640-659	95% CLTV @ LTV <80%
F3	1 x 30; Mortgage or rent payments no more than 30 days late at application time and no 30-day late payments in the last 12 months	Stated with option of verification of assets; maximum debt-to-income ratio of 50%	620-639	95% CLTV @ LTV <95%
F3 Stated Reduced	1 x 30; Mortgage or rent payments no more than 30 days late at application time and a maximum of one 30-day late payment in the last 12 months	Stated with option of verification of assets; maximum debt-to-income ratio of 50%	620-639	95% CLTV @ LTV <80%
F2	2 x 30; Mortgage or rent payments no more than 30 days late at application time and a maximum of two 30-day late payments in the last 12 months	No Ratio with option of verification of assets	660 or higher	95% CLTV @ LTV <95%
F1	0 x 30; Mortgage or rent payments no more than 30 days late at application time and no 30-day late payments in the last 12 months	No Ratio with option of verification of assets	620-659	95% CLTV @ LTV <95%

*

Lower of two, middle of three credit bureau scores used. If only one credit bureau score is obtained, then that score is used.

**

The maximum loan-to-value ratios and combined loan-to-value ratios are subject to downward adjustment based upon a number of factors including without limitation, mortgage loan amount, the mortgage loan program, the purpose of the mortgage loan, the level of documentation, the type of mortgaged property and whether or not the mortgaged property is owner-occupied. In addition, the combined loan-to-value ratio only reflects simultaneous secondary financing provided by Wells Fargo Bank or of which Wells Fargo Bank is aware at the time of funding of the related mortgage loan. Wells Fargo Bank does not restrict a borrower from obtaining secondary financing after the origination of a mortgage loan. 100% CLTV allowed when verification of assets option chosen, with loan amounts less than or equal to $500,000 and LTV less than or equal to 80%.

For the purpose of assigning (a) the credit levels that are designated as Stated Reduced in the table above, consecutive monthly payments having the same delinquency characterization (e.g., 30-day late or 60-day late) are counted as a single late payment of such delinquency characterization and (b) the credit levels, other than those that are designated as Stated Reduced in the table above, consecutive monthly payments having the same delinquency characterization (e.g., 30-day late or 60-day late) are each counted as an additional occurrence of such delinquency characterization. Wells Fargo Bank uses the foregoing categories and characteristics as guidelines only. On a case-by-case basis, Wells Fargo Bank may make the determination that the prospective borrower warrants loan parameters beyond those shown above based upon the presence of acceptable compensating factors. Examples of compensating factors include, but are not limited to, loan-to-value ratio, debt-to-income ratio, long-term stability of employment and/ or residence, statistical credit scores, verified cash reserves or reduction in overall monthly expenses.

The Mortgage Loans originated or acquired by Wells Fargo Bank under the Alt-B program have loan terms of 15, 20 or 30 years and fully amortize over such terms. The principal amounts of the Mortgage Loans originated or acquired by Wells Fargo Bank under the Alt-B program generally range from a minimum of $10,000 to a maximum of $1,000,000. Wells Fargo Bank generally does not originate or acquire any Mortgage Loans under the Alt-B program for which the Loan-to-Value Ratio at origination exceeds 100% or for which the combined loan-to-value ratio at origination exceeds 100% in the event of concurrent secondary financing. The Mortgage Loans originated or acquired by Wells Fargo Bank under the Alt-B program are generally secured by single-family detached residences, condominium units or two-to four-family residences, and such properties may or may not be occupied by the owner. It is Wells Fargo Bank’s policy not to accept commercial properties or unimproved land as collateral for Mortgage Loans originated under the Alt-B program. Wells Fargo Bank, will, however, accept mixed-use properties such as a property where more than 80% is used for residential purposes and the balance is used for commercial purposes.

The Alt-B program includes No Ratio Loans, No Documentation Loans, Stated Loans and Stated Reduced Loans.

Borrowers who satisfy certain guidelines regarding credit history may have been approved under a “No Ratio” program (such Mortgage Loans, “No Ratio Loans”) or under a “No Documentation” program (such Mortgage Loans, “No Documentation Loans”). In the case of No Ratio Loans, the borrower’s income would not have been verified nor would there have been the calculation of any ratios, as part of the loan underwriting decision, of the borrower’s expected monthly housing debt or total monthly debt obligations to the borrower’s monthly income. In connection with such No Ratio program, the borrower’s assets may have been verified and certain minimum “cash reserves” required. In the case of No Documentation Loans, borrowers may not have been required to provide any information in their loan application regarding their employment and in that instance employment would not have been verified. Also, in the case of No Documentation Loans, borrowers would not have been required to provide any information in their loan application regarding their income or assets.

In the case of the “Stated” program (such Mortgage Loans, “Stated Loans”), the borrower’s income would not have been verified and the borrower’s assets may have been verified and certain minimum “cash reserves” are required. Under the “Stated” program the borrower’s employment, income sources and assets must be stated on the signed loan application. The borrower’s income as stated must be reasonable for the borrower’s occupation as determined in the discretion of the loan underwriter. Similarly, the borrower’s assets as stated must be reasonable for the borrower’s occupation as determined in the discretion of the loan underwriter.

In certain circumstances borrowers who do not qualify for other reduced documentation programs may qualify for the “Stated Reduced” program (such Mortgage Loans, “Stated Reduced Loans”). Maximum Loan-to-Value Ratios are lower under the “Stated Reduced” program than for other reduced documentation programs. In the case of Stated Reduced Loans, the borrower’s income would not have been verified, the borrower’s assets may have been verified and certain minimum “cash reserves” required. Under the “Stated Reduced” program the borrower’s employment, income sources and assets must be stated on the signed loan application. The borrower’s income as stated must be reasonable for the borrower’s occupation as determined in the discretion of the loan underwriter. Similarly, the borrower’s assets as stated must be reasonable for the borrower’s occupation as determined in the discretion of the loan underwriter.

Under the Alt-B program, Wells Fargo Bank’s underwriting of every Mortgage Loan submitted (as to which underwriting authority has not been delegated) consists of not only a credit review, but also a separate appraisal conducted by (i) a third-party appraiser, (ii) an appraiser approved by RELS, or (iii) RELS itself. Appraisals generally conform to current Fannie Mae and Freddie Mac secondary market requirements for residential property appraisals. All appraisals are subject to an internal appraisal review by the loan underwriter irrespective of the loan-to-value ratio, the amount of the Mortgage Loan or the identity of the appraiser. Certain loans require a third party review in the form of either a desk review or field review. At the discretion of Wells Fargo Bank, any Mortgage Loan originated under the Alt-B program is subject to further review in the form of a desk review, field review or additional full appraisal.

Underwriter Discretion

During the second calendar quarter of 2005, Wells Fargo Bank initiated a program designed to encourage its mortgage loan underwriting staff to prudently, but more aggressively, utilize the underwriting discretion already granted to them under Wells Fargo Bank underwriting guidelines and policies. This initiative was viewed by management as necessary and desirable to make prudent loans available to customers where such loans may have been denied in the past because of underwriter hesitancy to maximize the use of their ability to consider compensating factors as permitted by the underwriting guidelines. There can be no assurance that the successful implementation of this initiative will not result in an increase in the incidence of delinquencies and foreclosures, or the severity of losses, among mortgage loans underwritten in accordance with the updated philosophy, as compared to mortgage loans underwritten prior to the commencement of the initiative.

THE MASTER SERVICER AND THE SERVICERS

General

Wells Fargo Bank, N.A. (“Wells Fargo Bank”), will act as the master servicer of the Loans pursuant to the Pooling and Servicing Agreement, dated as of February 1, 2006 (the “Pooling and Servicing Agreement”), among Mortgage Asset Securitization Transactions, Inc., as depositor, UBS Real Estate Securities Inc., as transferor, Wells Fargo Bank, as master servicer, trust administrator and custodian, and [TBD], as trustee.

Primary servicing of the Loans will be provided for by Wells Fargo Bank, with respect to 96.87% of the Cut-off Date Principal Balance of the Mortgage Loans, and certain other servicers, none of which will service more than 10% of the Cut-off Date Principal Balance of the Mortgage Loans,  in accordance with the applicable Servicing Agreement.  Each servicer will be responsible for the servicing of the related Mortgage Loans subject to the related Servicing Agreement, and the master servicer will be required to supervise, monitor and oversee the performance of each servicer. In the event of a default by a servicer under the related Servicing Agreement, the master servicer will be required to enforce any remedies against the servicer, and will either find a successor servicer or will assume the primary servicing obligations for the related Mortgage Loans.

The Master Servicer

Wells Fargo Bank is a national banking association, maintaining a master servicing office at 9062 Old Annapolis Road, Columbia, Maryland 21045. Among other things, Wells Fargo Bank is engaged in the business of master servicing single family residential mortgage loans secured by properties located in all 50 states and the District of Columbia.

The Servicers

Servicing Experience and Procedures of Wells Fargo Bank

Servicing Experience

Wells Fargo Bank is an indirect, wholly-owned subsidiary of Wells Fargo & Company.  Wells Fargo Bank is a national banking association and is engaged in a wide range of activities typical of a national bank.  Wells Fargo Bank, including its predecessors, has many years of experience in servicing residential mortgage loans, commercial mortgage loans, auto loans, home equity loans, credit card receivables and student loans.  Wells Fargo Bank, including its predecessors, has been servicing residential mortgage loans since 1974.  These servicing activities, which include collections, loss mitigation, default reporting, bankruptcy, foreclosure and REO Property management, are handled at various Wells Fargo Bank locations including Frederick, Maryland, Fort Mill, South Carolina and other mortgage loan servicing centers.  As of the date hereof, Wells Fargo Bank has not failed to make any required advance with respect to any issuance of residential mortgage backed securities.

Wells Fargo Bank’s servicing portfolio of residential mortgage loans (which includes First Lien Conventional Non-Conforming, Non-Subprime Loans as well as other types of residential mortgage loans serviced by Wells Fargo Bank) has grown from approximately $450 billion as of the end of 2000 to approximately $745.5 billion as of the end of 2004.  The table below sets forth for each of the periods indicated the number and aggregate original principal balance of mortgage loans serviced by Wells Fargo Bank (other than any mortgage loans serviced for Fannie Mae, Freddie Mac and Federal Home Loan Banks; mortgage loans insured or guaranteed by the Government National Mortgage Association, Federal Housing Administration or Department of Veterans Affairs; or mortgage loans with respect to which Wells Fargo Bank has acquired the servicing rights, acts as subservicer, or acts as special servicer) for First Lien Non-Conforming, Non-Subprime Loans:

	As of		As of		As of
	December 31, 2002		December 31, 2003		December 31, 2004
	No. of Loans	Aggregate Original Principal Balance of Loans	No. of Loans	Aggregate Original Principal Balance of Loans	No. of Loans	Aggregate Original Principal Balance of Loans
First Lien Non-Conforming, Non-Subprime Loans	227,656	$ 88,307,034,797	394,956	$133,236,857,353	480,705	$163,583,107,262

Servicing Procedures

Shortly after the funding of a loan, various types of loan information are loaded into Wells Fargo Bank's automated loan servicing system.  Wells Fargo Bank then makes reasonable efforts to collect all payments called for under the Mortgage Loan documents and will, consistent with the applicable servicing agreement and any pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the Mortgage Loans.  Wells Fargo Bank may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Mortgage Loan and (ii) to the extent not inconsistent with the coverage of such Mortgage Loan by a pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, if applicable, waive, vary or modify any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any matter grant indulgence to any borrower, subject to the limitations set forth in the applicable servicing agreement.

Wells Fargo Bank 's collections policy is designed to identify payment problems sufficiently early to permit Wells Fargo Bank to address such delinquency problems and, when necessary, to act to preserve equity in a pre-foreclosure Mortgaged Property.  Borrowers are billed on a monthly basis in advance of the due date. If a borrower attempts to use Wells Fargo Bank's Voice Response Unit (“VRU”) to obtain loan information on or after a date on which a late charge is due, the VRU automatically transfers the call to the collection area. Collection procedures commence upon identification of a past due account by Wells Fargo Bank's automated servicing system. If timely payment is not received, Wells Fargo Bank's automated loan servicing system automatically places the Mortgage Loan in the assigned collection queue and collection procedures are generally initiated on the 16th day of delinquency. The account remains in the queue unless and until a payment is received, at which point Wells Fargo Bank's automated loan servicing system automatically removes the Mortgage Loan from that collection queue.

When a Mortgage Loan appears in a collection queue, a collector will telephone to remind the borrower that a payment is due. Follow-up telephone contacts with the borrower are attempted until the account is current or other payment arrangements have been made. When contact is made with a delinquent borrower, collectors present such borrower with alternative payment methods, such as Western Union, Phone Pay and Quick Collect, in order to expedite payments.  Standard form letters are utilized when attempts to reach the borrower by telephone fail and/or in some circumstances, to supplement the phone contacts. Company collectors have computer access to telephone numbers, payment histories, loan information and all past collection notes. Wells Fargo Bank supplements the collectors' efforts with advanced technology such as predictive dialers and statistical behavioral software used to determine the optimal times to call a particular customer.  Additionally, collectors may attempt to mitigate losses through the use of behavioral or other models that are designed to assist in identifying workout options in the early stages of delinquency.  For those loans in which collection efforts have been exhausted without success, Wells Fargo Bank determines whether foreclosure proceedings are appropriate.  The course of action elected with respect to a delinquent Mortgage Loan generally will be guided by a number of factors, including the related borrower's payment history, ability and willingness to pay, the condition and occupancy of the Mortgaged Property, the amount of borrower equity in the Mortgaged Property and whether there are any junior liens.

Regulations and practices regarding the liquidation of properties (e.g., foreclosure) and the rights of a borrower in default vary greatly from state to state. As such, all foreclosures are assigned to outside counsel, licensed to practice in the same state as the Mortgaged Property. Bankruptcies filed by borrowers are similarly assigned to appropriate local counsel.  Communication with foreclosure and bankruptcy attorneys is maintained through the use of a software program, thus reducing the need for phone calls and faxes and simultaneously creating a permanent record of communication.  Attorney timeline performance is managed using quarterly report cards.  The status of foreclosures and bankruptcies is monitored by Wells Fargo Bank through its use of such software system.  Bankruptcy filing and release information is received electronically from a third-party notification vendor.

Prior to a foreclosure sale, Wells Fargo Bank performs a market value analysis. This analysis includes: (i) a current valuation of the Mortgaged Property obtained through a drive-by appraisal or broker's price opinion conducted by an independent appraiser and/or a broker from a network of real estate brokers, complete with a description of the condition of the Mortgaged Property, as well as other information such as recent price lists of comparable properties, recent closed comparables, estimated marketing time and required or suggested repairs, and an estimate of the sales price; (ii) an evaluation of the amount owed, if any, for real estate taxes; and (iii) estimated carrying costs, brokers' fees, repair costs and other related costs associated with real estate owned properties. Wells Fargo Bank bases the amount it will bid at foreclosure sales on this analysis.

If Wells Fargo Bank acquires title to a property at a foreclosure sale or otherwise, it obtains an estimate of the sale price of the property and then hires one or more real estate brokers to begin marketing the property. If the Mortgaged Property is not vacant when acquired, local eviction attorneys are hired to commence eviction proceedings and/or negotiations are held with occupants in an attempt to get them to vacate without incurring the additional time and cost of eviction. Repairs are performed if it is determined that they will increase the net liquidation proceeds, taking into consideration the cost of repairs, the carrying costs during the repair period and the marketability of the property both before and after the repairs.

Wells Fargo Bank's loan servicing software also tracks and maintains tax and homeowners' insurance information and tax and insurance escrow information. Expiration reports are generated periodically listing all policies scheduled to expire. When policies lapse, a letter is automatically generated and issued advising the borrower of such lapse and notifying the borrower that Wells Fargo Bank will obtain lender-placed insurance at the borrower's expense.

THE POLICY

The following summary of certain of the terms of the certificate guaranty insurance policy to be issued by the Certificate Insurer does not purport to be complete and is qualified in its entirety by reference to the Policy.

The Certificate Insurer will issue a financial guaranty insurance policy (the “Policy”) with respect to, and for the benefit of the Class A-3A Certificates (the “Insured Certificates”).

The Certificate Insurer, in consideration of the payment of premiums and subject to the terms and conditions of the Policy, will unconditionally and irrevocably agree to pay Insured Amounts to the trust administrator for the benefit of the holders of the Insured Certificates.

For the purposes of the Policy and the Insured Certificates, the following terms have the following meanings:

“Deficiency Amount” means with respect to any Distribution Date and the Insured Certificates, the sum of (1) the excess, if any, of the Monthly Interest Distributable Amount for the Insured Certificates for such Distribution Date over the Available Funds for such Distribution Date available to pay the Monthly Interest Distributable Amount on the Insured Certificates on such Distribution Date, in accordance with the payment priorities set forth in the accompanying term sheet and (2) on the Final Insured Distribution Date, the Certificate Principal Balance of the Insured Certificates to the extent unpaid on the Final Insured Distribution Date (after taking into account any reduction of the Certificate Principal Balance of the Insured Certificates from all sources other than the Policy).

“Insured Amount” for the Policy and the Insured Certificates, means the sum of (i) the Deficiency Amount and (ii) any Preference Amount, to be paid pursuant to the terms of the Policy as of an applicable date.

“Notice” for the Policy and the Insured Certificates, means a written notice in the form attached as an exhibit to the Policy by registered or certified mail or telephonic or telegraphic notice, subsequently confirmed by written notice delivered via telecopy, telex or hand delivery from the trust administrator to the Certificate Insurer specifying the information set forth in the exhibit.

“Insured Certificateholder” means, as to a particular certificate of a class of Insured Certificates, the person, other than the depositor, any servicer, the master servicer, the transferor, any subservicer retained by a servicer, the trustee or the trust administrator who, on the applicable Distribution Date, is entitled under the terms of such Insured Certificate to a payment on such Insured Certificate.

The Certificate Insurer will pay a Deficiency Amount with respect to the Insured Certificates by 12:00 noon (New York City time) in immediately available funds to the trust administrator on the later of (i) the second business day following the business day on which the Certificate Insurer shall have received Notice that a Deficiency Amount is due in respect of the Insured Certificates and (ii) the Distribution Date on which such Deficiency Amount is payable to the Insured Certificateholders pursuant to the Pooling and Servicing Agreement, for disbursement to the Insured Certificateholders in the same manner as other payments with respect to the Insured Certificates are required to be made.  Any Notice received by the Certificate Insurer after 12:00 noon New York City time on a given business day or on any day that is not a business day shall be deemed to have been received by the Certificate Insurer on the next succeeding business day.

Upon the payment of any Insured Amount with respect to the Insured Certificates, the Certificate Insurer will be fully subrogated to the rights of the Insured Certificateholders to receive the amount so paid.  The Certificate Insurer’s obligations with respect to the Insured Certificates hereunder with respect to each Distribution Date will be discharged to the extent funds consisting of the Insured Amount are received by the trust administrator on behalf of the Insured Certificateholders for payment to the Insured Certificateholders, as provided in the Pooling and Servicing Agreement, whether or not such funds are properly applied by the trust administrator.

If any portion or all of any amount that is insured under the Policy that was previously paid to an Insured Certificateholder is recoverable and recovered from such Insured Certificateholder as a voidable preference by a trustee in bankruptcy pursuant to the U.S. Bankruptcy Code, pursuant to a final non-appealable order of a court exercising proper jurisdiction in an insolvency proceeding (a “Final Order”) (such recovered amount, a “Preference Amount”), the Certificate Insurer will pay on the guarantee described in the third paragraph of this section, an amount equal to each such Preference Amount by 12:00 noon on the second business day following receipt by the Certificate Insurer of (w) a certified copy of the Final Order, (x) an opinion of counsel satisfactory to the Certificate Insurer that such order is final and not subject to appeal, (y) an assignment, in form reasonably satisfactory to the Certificate Insurer, irrevocably assigning to the Certificate Insurer all rights and claims of the trust administrator and/or such Insured Certificateholder relating to or arising under such Preference Amount and constituting an appropriate instrument in form satisfactory to the certificate insurer, appointing the Certificate Insurer as the agent of the trustee, the trust administrator and/or such Insured Certificateholder in respect of such Preference Amount, and (z) a Notice appropriately completed and executed by the trustee, trust administrator or such Insured Certificateholder, as the case may be.  Such payment will be made to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Final Order and not to the trustee, trust administrator or Insured Certificateholder directly (unless the Insured Certificateholder has previously paid such amount to such receiver, conservator, debtor-in-possession or trustee named in such Final Order in which case payment will be made to the trust administrator for payment to the Insured Certificateholder upon proof of such payment reasonably satisfactory to the Certificate Insurer).  Notwithstanding the foregoing, in no event will the Certificate Insurer be (i) required to make any payment under the Policy in respect of any Preference Amount to the extent such Preference Amount is comprised of amounts previously paid by the Insurer under the Policy, or (ii) obligated to make any payment in respect of any Preference Amount, which payment represents a payment of the principal amount of the Insured Certificates, prior to the time the Certificate Insurer otherwise would have been required to make a payment in respect of such principal, in which case the Certificate Insurer will pay the balance of the Preference Amount when such amount otherwise would have been required.

Any of the documents required under clauses (w) through (z) of the preceding paragraph that are received by the Certificate Insurer after 12:00 noon, New York City time on a given business day or on any day that is not a business day will be deemed to have been received by the Certificate Insurer on the next succeeding business day.  If any notice received by the Certificate Insurer is not in proper form or is otherwise insufficient for the purpose of making a claim under the Policy, it will be deemed not to have been received by the Certificate Insurer, and the Certificate Insurer will promptly so advise the trust administrator, and the trust administrator may submit an amended Notice.  All payments made by the Certificate Insurer under the Policy in respect of Preference Amounts will be made with the Certificate Insurer’s own funds.

The Policy is non-cancelable for any reason, including nonpayment of any premium.  The premium on the Policy is not refundable for any reason, including the payment of the Insured Certificates prior to their respective maturities.  The Policy will expire and terminate without any action on the part of the Certificate Insurer or any other person on the date that is the later of (i) the date that is one year and one day following the date on which the Certificate Principal Balance of the Insured Certificate has been reduced to zero and (ii) if any insolvency proceeding with respect to which the depositor is the debtor has been commenced on or prior to the date specified in clause (i) in this paragraph, the 30th day after the entry of a final, non-appealable order in resolution or settlement of such proceeding.

The Policy will not cover Net WAC Rate Carryover Amounts, Prepayment Interest Shortfalls or shortfalls due to application of the Relief Act and similar state laws allocated to the Insured Certificates, nor does the Policy guarantee to the Insured Certificateholders any particular rate of principal payment.  In addition, the Policy will not cover shortfalls, if any, attributable to the liability of the depositor, the Insured Certificateholders, any REMIC, the trustee or the trust administrator for withholding taxes, if any (including interest and penalties in respect of any liability for withholding taxes).  The Policy also will not cover the failure of the trust administrator to make any payment required under the Pooling and Servicing Agreement to the holders of the Insured Certificates.

The Policy is subject to and will be governed by the laws of the State of New York, without giving effect to the conflicts of law provisions thereof.  The proper venue for any action or proceeding on the Policy shall be the County of New York, State of New York.

THE INSURANCE PROVIDED BY THE POLICY WILL NOT BE COVERED BY THE NEW YORK PROPERTY/CASUALTY INSURANCE SECURITY FUND (NEW YORK INSURANCE CODE, ARTICLE 76).

In the event that payments under the Insured Certificates are accelerated, nothing contained in the Policy will obligate the Certificate Insurer to make a payment of principal or interest on the Insured Certificates on an accelerated basis, unless such acceleration of payment is at the sole option of the Certificate Insurer, it being understood that a payment shortfall in respect of the optional termination of the trust fund pursuant to the Pooling and Servicing Agreement will not constitute acceleration for the purposes of the Policy.

THE CERTIFICATE INSURER

The Certificate Insurer, a New York stock insurance corporation, is a direct, wholly owned subsidiary of FGIC Corporation, a Delaware Corporation, and provides financial guaranty insurance for public finance and structured finance obligations.  The Certificate Insurer is licensed to engage in financial guaranty insurance in all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the U.S. Virgin Islands and, through a branch, in the United Kingdom.

On December 18, 2003, an investor group consisting of The PMI Group, Inc. (“PMI”), affiliates of The Blackstone Group L.P. (“Blackstone”), affiliates of The Cypress Group L.L.C. (“Cypress”) and affiliates of CIVC Partners L.P. (“CIVC”) acquired FGIC Corporation (the “FGIC Acquisition”) from a subsidiary of General Electric Capital Corporation (“GE Capital”).  PMI, Blackstone, Cypress and CIVC acquired approximately 42%, 23%, 23% and 7%, respectively, of FGIC Corporation’s common stock.  FGIC Corporation paid GE Capital approximately $284.3 million in pre-closing dividends from the proceeds of dividends it, in turn, had received from the Certificate Insurer, and GE Capital retained approximately $234.6 million in liquidation preference of FGIC Corporation’s convertible participating preferred stock and approximately 5% of FGIC Corporation’s common stock.  Neither FGIC Corporation nor any of its shareholders is obligated to pay any debts of the Certificate Insurer or any claims under any insurance policy, including the Policy, issued by the Certificate Insurer.

The Certificate Insurer is subject to the insurance laws and regulations of the State of New York, where the Certificate Insurer is domiciled, including Article 69 of the New York Insurance Law (“Article 69”), a comprehensive financial guaranty insurance statute.  The Certificate Insurer is also subject to the insurance laws and regulations of all other jurisdictions in which it is licensed to transact insurance business.  The insurance laws and regulations, as well as the level of supervisory authority that may be exercised by the various insurance regulators, vary by jurisdiction, but generally require insurance companies to maintain minimum standards of business conduct and solvency, to meet certain financial tests, to comply with requirements concerning permitted investments and the use of policy forms and premium rates and to file quarterly and annual financial statements on the basis of statutory accounting principles (“SAP”) and other reports.  In addition, Article 69, among other things, limits the business of each financial guaranty insurer to financial guaranty insurance and certain related lines.

For the nine months ended September 30, 2005, and the years ended December 31, 2004 and December 31, 2003, the Certificate Insurer had written directly or assumed through reinsurance, guaranties of approximately $58.5 billion, $59.5 billion and $42.4 billion par value of securities, respectively (of which approximately 55%, 56% and 79%, respectively, constituted guaranties of municipal bonds), for which it had collected gross premiums of approximately $312.5 million, $323.6 million and $260.3 million, respectively.  For the nine months ended September 30, 2005 the Certificate Insurer had reinsured approximately 7.8% of the risks it had written.

The following table sets forth the capitalization of the Certificate Insurer as of December 31, 2003, December 31, 2004 and September 30, 2005 respectively, on the basis of generally accepted accounting principles (“GAAP”).

Financial Guaranty Insurance Company
CAPITALIZATION TABLE
(Dollars in Millions)

	December 31, 2003	December 31, 2004	September 30, 2005 (unaudited)
Unearned Premiums	$919	$1,043	$1,164
Other Liabilities	86	121	136
Stockholder's Equity
Common Stock	15	15	15
Additional Paid-in Capital	1,858	1,883	1,891
Accumulated Other Comprehensive Income, net of tax	2	15	(8)
Retained Earnings	94	265	417
Total Stockholder's Equity	1,969	2,178	2,315
Total Liabilities and Stockholder's Equity	$2,974	$3,342	$3,615

The audited financial statements of the Certificate Insurer as of December 31, 2003 and 2004 and for each of the years in the three-year period ended December 31, 2004 and the unaudited financial statements of the Certificate Insurer as of September 30, 2005 and for the three month and nine month periods ended September 30, 2005 and 2004 are attached hereto as Exhibit A.

The New York State Insurance Department recognizes only SAP for determining and reporting the financial condition and results of operations of an insurance company, for determining its solvency under the New York Insurance Law, and for determining whether its financial condition warrants the payment of a dividend to its stockholders. No consideration is given by the New York State Insurance Department to financial statements prepared in accordance with GAAP in making such determinations.  A discussion of the principal differences between SAP and GAAP are contained in the accountant’s notes to the financial statements.

Copies of the Certificate Insurer’s GAAP and SAP financial statements are available upon request to:  Financial Guaranty Insurance Company, 125 Park Avenue, New York, NY  10017, Attention:  Corporate Communications Department.  The Certificate Insurer’s telephone number is (212) 312-3000.

Neither the Certificate Insurer nor any of its affiliates accepts any responsibility for the accuracy or completeness of, nor have they participated in the preparation of, this term sheet supplement, the accompanying term sheet or any information or disclosure that is provided to potential purchasers of the Certificates, or omitted from such disclosure, other than with respect to the accuracy of information regarding the Certificate Insurer and the Policy set forth under the heading “The Policy”,  “The Certificate Insurer” and  “The Certificate Insurer’s Credit Ratings” herein.  In addition, the Certificate Insurer makes no representation regarding the Certificates or the advisability of investing in the Certificates.

The Certificate Insurer’s Credit Ratings

The financial strength of the Certificate Insurer is rated “AAA” by Standard & Poor's, a Division of The McGraw-Hill Companies, Inc., “Aaa” by Moody's Investors Service, and “AAA” by Fitch Ratings.  Each rating of the Certificate Insurer should be evaluated independently.  The ratings reflect the respective ratings agencies’ current assessments of the insurance financial strength of the Certificate Insurer.  Any further explanation of any rating may be obtained only from the applicable rating agency.  These ratings are not recommendations to buy, sell or hold the certificates, and are subject to revision or withdrawal at any time by the rating agencies.  Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the certificates.  The Certificate Insurer does not guarantee the market price or investment value of the certificates nor does it guarantee that the ratings on the certificates will not be revised or withdrawn.

THE POOLING AND SERVICING AGREEMENT

General

The certificates will be issued pursuant to the Pooling and Servicing Agreement.  The Pooling and Servicing Agreement requires the master servicer to enforce the servicers’ obligations to service the Loans pursuant to the related Servicing Agreements.  The trust created under the Pooling and Servicing Agreement will consist of (i) all of the depositor’s right, title and interest in the Loans, the related mortgage notes, Mortgages and other related documents, (ii) all payments on or collections in respect of the Loans due after the Cut-off Date, together with any proceeds thereof, (iii) any Mortgaged Properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon, (iv) the rights of the trustee and the trust administrator under all insurance policies required to be maintained pursuant to the Pooling and Servicing Agreement, (v) the rights of the depositor under the Servicing Agreements, (vi) the Net WAC Rate Carryover Reserve Account and the trust administrator’s rights under the cap contract and (vii) the rights of the depositor under the Loan purchase agreement.

The NIMS Insurer, if any, will be a third party beneficiary of the Pooling and Servicing Agreement to the extent set forth in the Pooling and Servicing Agreement.  In addition, the NIMS Insurer, if any, will have several rights under the Pooling and Servicing Agreement including, but not limited to, the rights set forth under “Risk Factors—Rights of the NIMS Insurer” in this prospectus supplement.

The certificates will be transferable and exchangeable at the corporate trust office of the trust administrator.

Assignment of the Loans

On the closing date, the depositor will transfer to the trust all of its right, title and interest in and to each Loan, the related mortgage note, Mortgage, assignment of mortgage in recordable form in blank or to the trustee and other related documents, including all scheduled payments with respect to each such Loan due after the Cut-off Date.  The trust administrator, concurrently with such transfer, will deliver the certificates to the depositor.  Each Loan transferred to the trust will be identified on a Loan schedule delivered to the trustee pursuant to the Pooling and Servicing Agreement.  The Loan schedule will include information such as the Cut-off Date Principal Balance of each Loan, its Mortgage Rate as well as other information with respect to each Loan.

The Pooling and Servicing Agreement will require that, within the time period specified therein, the depositor will deliver or cause to be delivered to the trustee (or a custodian, as the trustee’s agent for such purpose) the mortgage notes endorsed to the trustee on behalf of the certificateholders and the other related documents.  In lieu of delivery of original Mortgages or mortgage notes, if such original is not available or lost, the depositor may deliver or cause to be delivered true and correct copies thereof, or, with respect to a lost mortgage note, a lost note affidavit executed by the originator.

Assignments of the Loans to the trustee (or its nominee) will be recorded by the applicable servicer in the appropriate public office for real property records, except (i) in states where, in the opinion of counsel addressed to the trustee, such recording is not required to protect the trustee’s interests in the Loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the transferor, (ii) in states where recordation is not required by either Rating Agency to obtain the initial ratings on the certificates described under “Ratings” in this prospectus supplement or (iii) with respect to any mortgage which has been recorded in the name of Mortgage Electronic Registration Systems, Inc. (“MERS”) or its designee, no mortgage assignment in favor of the trustee will be required to be prepared or delivered.  Instead, pursuant to each Servicing Agreement the applicable servicer will be required to take all actions as are necessary to cause the trustee to be shown as the owner of the related Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.  It is not expected that the assignments of mortgages will be required to be recorded in any jurisdiction.

Within 45 days of the closing date, the trustee, or a custodian on its behalf, will review the Loans and the other related documents pursuant to the Pooling and Servicing Agreement and if any Loan or other related document is found to be defective in any material respect and such defect is not cured within 90 days following notification thereof to the transferor, by the trustee, or a custodian on its behalf, the transferor will be obligated to either (i) substitute for such Loan a qualified substitute Loan; however, such substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify any of the REMICs created thereunder as a REMIC or result in a prohibited transaction tax under the Code or (ii) purchase such Loan at the Purchase Price.  The Purchase Price will be required to be remitted to the master servicer for deposit in the Distribution Account on or prior to the next succeeding determination date as set forth in the related Servicing Agreement after such obligation arises.  The obligation of the transferor to repurchase or substitute for a Deleted Loan is the sole remedy regarding any defects in the Loans and other related documents available to the trustee or the certificateholders.

Pursuant to the Pooling and Servicing Agreement, the transferor will make, among others, the following representations and warranties with respect to each Loan as of the Closing Date:

(1)

the information set forth in the Loan schedule is complete, true and correct in all material respects as of the cut-off date;

(2)

immediately prior to the transfer and assignment of the Loans to the depositor, the transferor was the sole owner and holder of the Loan free and clear of any and all liens except the related senior first mortgage liens, pledges, charges or security interests of any nature and has full right and authority to sell and assign the same;

(3)

immediately prior to the transfer and assignment to the Depositor on the Closing Date, the Loan, including the mortgage note and the mortgage, were not subject to an assignment or pledge, and the transferor had good and marketable title to and was the sole owner thereof and had full right to transfer and sell the Loan to the Depositor free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest and has the full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign the Loan pursuant to this Agreement and following the sale of the Loan, the Depositor will own such Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest;

(4)

any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, disclosure and all applicable predatory and abusive lending laws applicable to the Loan have been complied with in all material respects;

(5)

the mortgage note and the related mortgage are original and genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in all respects in accordance with its terms subject to bankruptcy, insolvency, moratorium, reorganization and other laws of general application affecting the rights of creditors and by general equitable principles.  All parties to the mortgage note and the mortgage had the legal capacity to enter into the Loan and to execute and deliver the mortgage note and the mortgage.  The mortgage note and the mortgage have been duly and properly executed by such parties. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Loan has taken place on the part of Seller or the mortgagor, or, on the part of any other party involved in the origination of the Loan.  The proceeds of the Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with.  All costs, fees and expenses incurred in making or closing the Loan and the recording of the mortgage were paid or are in the process of being paid, and the mortgagor is not entitled to any refund of any amounts paid or due under the mortgage note or mortgage;

(6)

no mortgage note or mortgage is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the mortgage note or mortgage, or the exercise of any right thereunder, render the mortgage note or mortgage unenforceable, in whole or in part, or subject it to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

(7)

the related mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the mortgaged property of the benefits of the security provided thereby.  There is no homestead or other exemption available to the mortgagor which would interfere with the right to sell the mortgaged property at a trustee’s sale or the right to foreclose the mortgage subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption;

(8)

the mortgaged property is not subject to any material damage by waste, fire, wildfire, earthquake, windstorm, flood or other casualty.  At origination of the Loan there was, and there currently is, no proceeding pending for the total or partial condemnation of the mortgaged property. There have not been any condemnation proceedings with respect to the mortgaged property and there are no such proceedings scheduled to commence at a future date

(9)

the Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority.

Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the certificateholders or the Certificate Insurer in the related Loan and related loan documents, the transferor will have a period of 90 days after the earlier of discovery or notice of the breach to effect a cure.  If the breach cannot be cured within the 90-day period (subject to certain time extensions), the transferor will be obligated to purchase the Loan at the Purchase Price or substitute an eligible substitute loan or loans for the affected Loan.  The Purchase Price will be required to be deposited in the collection account on or prior to the date the master servicer is required to remit amounts on deposit in the collection account to the trust administrator for deposit into the Distribution Account in the month after the purchase obligation arises.  The obligation of the transferor to purchase or substitute for a defective Loan is the sole remedy regarding breaches of representations and warranties relating to the Loans available to the trustee or the certificateholders.

In connection with the substitution of a Loan, the transferor will be required to remit any Substitution Adjustment Amount, if applicable.

Collection and Other Servicing Procedures

Each servicer will act in accordance with the servicing standard set forth in the applicable Servicing Agreement to ensure that all payments required under the terms and provisions of the Loans that it is servicing are collected, and will be required to follow collection procedures comparable to the collection procedures of mortgage lenders servicing Loans for its own account, to the extent such procedures are consistent with the applicable Servicing Agreement and any primary mortgage insurance policy.  Consistent with the foregoing, each servicer may in its discretion waive, modify, or vary or permit to be waived, modified or varied, any term of any Loan that it is servicing, subject to the restrictions set forth in the applicable Servicing Agreement.

If a Mortgaged Property has been or is about to be conveyed by the borrower and the applicable servicer has knowledge thereof, that servicer will be required to accelerate the maturity of the Loan, to the extent permitted by the terms of the related Mortgage Note and applicable law.  If it reasonably believes that the due on sale clause cannot be enforced under applicable law, the applicable servicer may enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and the borrower, to the extent permitted by applicable law, remains liable thereon.  Generally, the servicers will retain any fee collected for entering into an assumption agreement, as additional servicing compensation.  In regard to circumstances in which the servicers may be unable to enforce due on sale clauses, see “Certain Legal Aspects of Residential Loans—Enforceability of Certain Provisions” in the prospectus.

As provided in the Servicing Agreements, the servicers will be required to establish and maintain one or more accounts (each, a “Servicing Account”) into which the servicers will deposit and retain all collections from the borrower for the payment of taxes, assessments, insurance premiums, or comparable items as agent of the borrower as provided in the Servicing Agreements.  Each Servicing Account and the investment of deposits in those accounts must comply with the requirements of the Servicing Agreements and must meet the requirements of the Rating Agencies.  Withdrawals of such amounts from the Servicing Accounts may be made only to remit funds to the master servicer on the applicable Servicer Remittance Date, to effect timely payment of taxes, assessments, insurance premiums, or comparable items, to reimburse the master servicer or servicer for any advances made with respect to such items, to refund to any borrower any sums as may be determined to be overages, to pay interest, if required, to borrowers on balances in the Servicing Accounts, to pay earnings not required to be paid to borrowers to the servicers, or to clear and terminate the Servicing Accounts at, or at any time after, the termination of the applicable Servicing Agreements.

The servicers will be required to maintain errors and omissions insurance and fidelity bonds in certain specified amounts.

Hazard Insurance

Each servicer will be required to maintain and keep, or cause to be maintained and kept, with respect to each Loan that it is servicing, other than a loan secured by a condominium unit, in full force and effect for each Mortgaged Property a hazard insurance policy equal to at least the lesser of the unpaid principal balance of the Loan or the maximum insurable value of the improvements securing such Loan and containing a standard mortgagee clause; provided, however, that the amount of the hazard insurance may not be less than the amount necessary to prevent loss due to the application of any co-insurance provision of the related policy.  Any amounts collected by the servicers under any such hazard insurance policy (other than amounts to be applied to the restoration or repair of the Mortgaged Property or amounts released to the borrower in accordance with normal servicing procedures) shall be deposited in a Protected Account (as defined below).  Any cost incurred in maintaining any such hazard insurance policy shall not be added to the amount owing under the Loan for the purpose of calculating monthly distributions to certificateholders, notwithstanding that the terms of the Loan so permit.  Such costs shall be recoverable by the related servicer out of related late payments by the borrower or out of insurance proceeds or liquidation proceeds or any other amounts in the related Protected Account.  The right of the servicer to reimbursement for such costs incurred will be prior to the right of the master servicer to receive any related insurance proceeds or liquidation proceeds or any other amounts in the related Protected Account.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy.  Although the policies relating to the Loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state law.  Such policies typically do not cover any physical damage resulting from the following:  war, revolution, governmental actions, floods and other water related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and malicious mischief.  The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

Hazard insurance policies covering properties similar to the Mortgaged Properties typically contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss.  If the insured’s coverage falls below this specified percentage, such clause typically provides that the insurer’s liability in the event of partial loss does not exceed the greater of (i) the replacement cost of the improvements less physical depreciation, or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Since the amount of hazard insurance to be maintained on the improvements securing the Loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property.

If the Mortgaged Property securing a Loan is located at the time of origination in a federally designated flood area, the applicable servicer generally will be required to cause to be maintained with respect to such Loan flood insurance to the extent available and in accordance with industry practices.  Such flood insurance generally will be in an amount equal to the lesser of (i) the unpaid principal balance of the related Loan and (ii) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis, but not more than the maximum amount of such insurance available for the related Mortgaged Property under either the regular or emergency programs of the National Flood Insurance Program (assuming that the area in which such Mortgaged Property is located is participating in such program).

The servicers, on behalf of the trustee and certificateholders, will be required to present claims to the insurer under any applicable hazard or flood insurance policy.  As set forth above, all collections under such policies that are not applied to the restoration or repair of the related Mortgaged Property or released to the borrower in accordance with normal servicing procedures are to be deposited in a Protected Account.  The servicers are required to deposit in a Protected Account the amount of any deductible under a blanket hazard insurance policy.

Realization upon Defaulted Loans

Each servicer will be required to take such action as it deems to be in the best interest of the trust with respect to defaulted Loans that it is servicing and foreclose upon or otherwise comparably convert the ownership of properties securing defaulted Loans as to which no satisfactory collection arrangements can be made.  To the extent set forth in the related Servicing Agreement or any primary mortgage insurance policy, each servicer will service the property acquired by the trust through foreclosure or deed-in-lieu of foreclosure and liquidation of the related mortgaged property in accordance with procedures that the servicer employs and exercises in servicing and administering Loans for its own account and which are in accordance with mortgage servicing practices of mortgage lenders servicing Loans of the same type as the applicable Loans.

Since insurance proceeds cannot exceed deficiency claims and certain expenses incurred by the servicers, no insurance payments will result in a recovery to certificateholders which exceeds the principal balance of the defaulted Loan together with accrued interest thereon at its Mortgage Interest Rate.

Servicing and Master Servicing Compensation and Payment of Expenses

The master servicer will be entitled to compensation for its activities under the Pooling and Servicing Agreement equal to the investment earnings on amounts on deposit in the Collection Account.  Each of the servicers will be entitled to receive a fee (the “Servicing Fee”) as compensation for its activities under the related Servicing Agreement equal to the Servicing Fee Rate multiplied by the Scheduled Principal Balance of each Loan it services as of the due date in the month preceding the month in which the related Distribution Date occurs.  The “Servicing Fee Rate” for each Loan ranges from 0.250% per annum to 0.375% per annum, and the weighted average Servicing Fee Rate for each Loan is approximately 0.347% per annum.  However, Prepayment Interest Shortfalls on the Loans in any Prepayment Period will be required to be offset by the related servicer (or the master servicer to the extent the related servicer fails to offset) on the related Distribution Date to the extent of Compensating Interest payments required to be made as described in this prospectus supplement.

In addition to the primary compensation described above, the applicable servicer generally will retain all prepayment premiums, penalties and charges and, if any (and to the extent not retained by the applicable servicer, prepayment premiums, penalties and charges will be distributed to the holders of the Class P certificates), assumption fees, tax service fees, fees for statement of account payoff and late payment charges, all to the extent collected from borrowers.

The applicable servicer will be required to pay all related expenses incurred in connection with its servicing responsibilities (subject to limited reimbursement as described in this prospectus supplement).

Protected Accounts

Each servicer will be required to establish and maintain one or more accounts (the “Protected Accounts”) into which it will deposit daily all collections of principal and interest on any Loans that it is servicing, including principal prepayments, insurance proceeds, liquidation proceeds, the Purchase Price for any Loans repurchased, and advances made from the servicer’s own funds (less the applicable Servicing Fee).  All Protected Accounts and amounts at any time credited to them must comply with the requirements of the applicable Servicing Agreements and must meet the requirements of the Rating Agencies.

Collection Account and Distribution Account

The master servicer will be required to establish and maintain an account (the “Collection Account”) into which it will deposit amounts received from each servicer and advances (to the extent required to make advances) made from the master servicer’s own funds.  The Collection Account may be deemed to be a subaccount of the Distribution Account, and both the Collection Account and amounts at any time credited to it must comply with the requirements of the Pooling and Servicing Agreement and must meet the requirements of the Rating Agencies.  The master servicer will be required to deposit in the Collection Account at the close of business on the related Servicer Remittance Date, as received, the following amounts:

(1)

With respect to the Loans, all amounts received from the servicers as of the close of business on the related Servicer Remittance Date including:

(a)

all payments on account of principal of the Loans, including unscheduled principal prepayments on the Loans;

(b)

all payments on account of interest on the Loans adjusted to the Net Mortgage Rate;

(c)

all net insurance proceeds and net proceeds from the liquidation of Loans, including condemnation proceeds, to the extent those proceeds are not to be applied to the restoration or repair of the related Mortgaged Property or released to the related borrower in accordance with the applicable servicer’s normal servicing procedures;

(d)

any amounts deposited in the Collection Account by the master servicer in connection with any losses on the investments permitted by the Pooling and Servicing Agreement;

(e)

any amounts deposited in the Collection Account by the master servicer in connection with a deductible clause in any blanket hazard insurance policy;

(f)

all proceeds of a primary mortgage guaranty insurance policy; and

(g)

the net monthly rental income from the REO Properties;

(2)

Advance amounts;

(3)

any amounts payable in connection with the purchase of any Loan and any Substitution Adjustment Amounts; and

(4)

Compensating Interest payments.

On the business day prior to each Distribution Date, the master servicer will withdraw or cause to be withdrawn from the Collection Account and will be required to remit to the trust administrator for deposit in the Distribution Account the Available Funds for such Distribution Date.

As compensation for its master servicing obligations, the master servicer will be entitled to receive all investment earnings on amounts in the Collection Account.

The trust administrator will be required to establish and maintain in the name of the trustee, for the benefit of the certificateholders and the Certificate Insurer, an account (the “Distribution Account”), into which will be deposited on the day prior to each Distribution Date, amounts withdrawn from the Collection Account for distribution to certificateholders and the Certificate Insurer on each Distribution Date, any amounts the master servicer must deposit in connection with any losses on the investments permitted by the Pooling and Servicing Agreement and any other amounts required to be deposited under the Pooling and Servicing Agreement.  The Distribution Account will be an account meeting the eligibility requirements of the Pooling and Servicing Agreement.  Amounts on deposit in the Distribution Account may be invested for the benefit of the trust administrator in the investments permitted by the Pooling and Servicing Agreement maturing on or before the business day prior to the related Distribution Date unless the investments are invested in obligations of, or obligations managed by, the institution that maintains the Distribution Account, in which case the investments may mature on the related Distribution Date.

As compensation for its trust administrator obligations, the trust administrator will be entitled to receive all investment earnings on amounts in the Distribution Account.

Certain Matters Regarding the Master Servicer

The Pooling and Servicing Agreement will generally provide that the master servicer may resign from its obligations and duties thereunder upon appointment of a successor and receipt by the trustee of confirmation from each Rating Agency that such resignation and appointment will not result in a downgrade of the ratings of any of the certificates (such determination to be made without regard to the Policy) or upon determination, evidenced by an opinion of counsel to such effect, that the performance of such duties is no longer permissible under applicable law.  No such resignation will become effective until the trustee or a successor master servicer that is acceptable to the certificate insurer has assumed the obligations and duties of the master servicer to the extent required under the Pooling and Servicing Agreement.  The master servicer also has the right to assign, sell or transfer its rights and delegate its duties and obligations under the Pooling and Servicing Agreement; provided that the purchaser or transferee accepting such assignment, sale, transfer or delegation is acceptable to the certificate insurer and is qualified to service Loans for Fannie Mae or Freddie Mac and shall satisfy the other requirements listed in the Pooling and Servicing Agreement with respect to the qualifications of such purchaser or transferee.  If the trust administrator and the master servicer are the same entity, then at any time the trust administrator resigns or is removed as trust administrator, the master servicer shall likewise be removed as master servicer.

The Pooling and Servicing Agreement will generally provide that neither the master servicer nor any of its directors, officers, employees and agents shall be under any liability to the trust for taking any action or for refraining from taking any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment made in good faith; provided, however, that neither the master servicer nor any such person will be protected against any breach of warranties or representations made in the Pooling and Servicing Agreement or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the master servicer’s duties or by reason of reckless disregard of the master servicer’s obligations and duties thereunder.  In addition, the Pooling and Servicing Agreement will provide that the master servicer is under no obligation to appear in, prosecute or defend any legal action which is not incidental to its duties and which in its opinion may involve it in any expense or liability.  The master servicer may, however, undertake any such action which it may deem necessary or desirable in respect of the Pooling and Servicing Agreement and the rights and duties of the parties to it.  In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the trust, and the master servicer will be entitled to be reimbursed therefor from the trust.

The Servicing Agreements generally provide similar protections to the servicers as are provided to the master servicer under the Pooling and Servicing Agreement described above.

Any corporation into which the master servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the master servicer is a party, or any corporation succeeding to the business of the master servicer will be the successor of the master servicer under the Pooling and Servicing Agreement, provided that any such successor to the master servicer shall be qualified to service loans on behalf of Fannie Mae or Freddie Mac.

The Pooling and Servicing Agreement will provide that the master servicer, the trust administrator, the depositor, the Certificate Insurer, the transferor, the custodians and any director, officer, employee or agent of the master servicer, the trust administrator, the depositor, the Certificate Insurer, the custodians or the transferor will be indemnified by the trust and will be held harmless against any loss, liability or expense (i) that is incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority, (ii) that is incurred in connection with the performance of their respective duties and obligations and the exercise of or the failure to exercise their rights under the Pooling and Servicing Agreement, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of such duties or incurred by reason of reckless disregard of their duties and obligations under the Pooling and Servicing Agreement, or (iii) that is incurred in connection with any legal action relating to the Pooling and Servicing Agreement, the Loans or the certificates.  The trust shall fulfill such obligation from amounts on deposit in the Collection Account.

Events of Servicing Termination

An “Event of Servicing Termination” with respect to the master servicer under the Pooling and Servicing Agreement will consist of, among other things, (i) failure by the master servicer to cause to be deposited in the Distribution Account amounts required to be deposited by the master servicer pursuant to the Pooling and Servicing Agreement, and such failure continues unremedied for one business day, (ii) failure by the master servicer to observe or perform in any material respect any other material covenants and agreements set forth in the Pooling and Servicing Agreement to be performed by it that materially affects the rights of certificateholders (without regard to the Policy) or the Certificate Insurer, and such failure continues unremedied for 60 days after the date on which written notice of such failure has been given to the master servicer, (iii) the entry against the master servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days, (iv) consent by the master servicer to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the master servicer or substantially all of its property, (v) admission by the master servicer in writing of its inability to pay its debts generally as they become due, filing of a petition to take advantage of any applicable insolvency or reorganization statute, any assignment for the benefit of its creditors, or voluntary suspension of payment of its obligations, or (vi) the assignment or delegation by the master servicer of its duties or rights under the Pooling and Servicing Agreement in contravention of the provisions in the Pooling and Servicing Agreement permitting such assignment or delegation.

In each and every such case, so long as such Event of Servicing Termination with respect to the master servicer shall not have been remedied, the trustee may, with the written consent of the Certificate Insurer, and (i) at the written direction of the holders of certificates aggregating ownership of not less than 25% of the voting rights described below under “—Voting Rights,” or (ii) if such Event of Servicing Termination is related to a failure by the master servicer to make any Advance required to be made by it pursuant to the terms of the Pooling and Servicing Agreement, the trustee shall, in each case by notice in writing to the master servicer, with a copy to the Rating Agencies and the Certificate Insurer, terminate all of the rights and obligations (but not the liabilities accruing prior to the date of termination) of the master servicer under the Pooling and Servicing Agreement and in and to the Loans master serviced by the master servicer and the proceeds thereof.  Upon the receipt by the master servicer of such written notice, all authority and power of the master servicer under the Pooling and Servicing Agreement, whether with respect to the certificates, the Loans, the Servicing Agreements, or under any other related agreements (but only to the extent that such other agreements relate to the Loans) shall, subject to the provisions of the Pooling and Servicing Agreement and to bankruptcy, insolvency or similar laws, if applicable, automatically and without further action pass to and be vested in the trustee.

Upon receipt by the master servicer of a notice of termination or delivery of an opinion of counsel to the trustee to the effect that the master servicer is legally unable to act or to delegate its duties to a person which is legally able to act, the trustee shall automatically become the successor in all respects to the master servicer in its capacity under the Pooling and Servicing Agreement and the transactions set forth or provided for in the Pooling and Servicing Agreement and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities placed on the master servicer by the terms and provisions of the Pooling and Servicing Agreement; provided, however, that the trustee (i) will be under no obligation to repurchase any Loan; and (ii) will have no obligation whatsoever with respect to any liability incurred by the prior master servicer.  As compensation therefor, the trustee shall be entitled to all funds relating to the Loans and all other compensation which the master servicer would have been entitled to retain if the master servicer had continued to act as such, except for those amounts due the master servicer as reimbursement for advances previously made or expenses previously incurred.  Notwithstanding the above, the trustee may, if it is unwilling so to act, or shall, if it is legally unable so to act or is requested in writing to do so by holders of certificates aggregating not less than 25% of the voting rights, appoint, or petition a court of competent jurisdiction to appoint, any established Loan servicing institution which is acceptable to the Certificate Insurer and is a Fannie Mae or Freddie Mac approved seller/servicer (and which meets certain other requirements provided in the Pooling and Servicing Agreement) as the successor to the master servicer under the Pooling and Servicing Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the master servicer under the Pooling and Servicing Agreement.  Pending appointment of a successor to the master servicer under the Pooling and Servicing Agreement, the trustee shall act in such capacity as provided under the Pooling and Servicing Agreement.  In connection with such appointment and assumption, the trustee may make such arrangements for the compensation of such successor as it and such successor shall agree; provided, however, that such compensation may not be in excess of the compensation permitted the master servicer as provided above, and that such successor will be required to undertake and assume the obligations of the master servicer to pay compensation to any third person acting as an agent or independent contractor in the performance of master servicing responsibilities under the Pooling and Servicing Agreement.  Notwithstanding the foregoing, in the case of such appointment and assumption, the trustee will be entitled to reimbursement from the master servicer or the trust (provided that the trust will be entitled to reimbursement from the master servicer) for any costs and expenses incurred in connection with the appointment of such successor master servicer.

Under each Servicing Agreement, an event of default by a servicer will generally occur if:  (a) the servicer fails to remit to the master servicer or the trust administrator, as applicable, any payment required to be made under the related Servicing Agreement which continues unremedied for the period specified in the related Servicing Agreement, (b) the servicer fails to duly observe or perform in any material respect any other of the covenants or agreements of the servicer set forth in the related Servicing Agreement which continues unremedied for the period set forth in the related Servicing Agreement, (c) certain insolvency events occur with respect to the servicer, or (d) if the servicer ceases to be approved as a servicer by Fannie Mae or Freddie Mac.

In the event of a default by a servicer under the related Servicing Agreement, the master servicer will be required under the Pooling and Servicing Agreement to enforce any remedies against the servicer, and will be required under the Pooling and Servicing Agreement to either find a successor servicer or assume the primary servicing obligations for the related Loans itself as set forth in the applicable Servicing Agreement.

Advances

If the scheduled payment on a Loan which was due on a related due date is delinquent (other than as a result of application of the Relief Act), the applicable servicer will be required to remit to the master servicer on its Servicer Remittance Date, an amount equal to such delinquency, net of the Servicing Fee except to the extent the servicer determines any such advance to be nonrecoverable from liquidation proceeds, insurance proceeds or from future payments on the Loan for which such advance was made.  Subject to the foregoing, such advances will be made by the servicers through liquidation of the related Mortgaged Property.  If the applicable servicer fails to remit any required advance, the master servicer will be required, subject to a recoverability determination, to deposit such advance in the Distribution Account not later than one business day prior to the related Distribution Date to the same extent the related servicer is required to make such advance pursuant to the related Servicing Agreement.  Any failure of the master servicer to make such advances would constitute an Event of Servicing Termination as discussed under “—Events of Servicing Termination” above.  The trustee, as successor master servicer, will be required to make any advance which the master servicer was required to make but failed to so make.

The Trustee

U.S. Bank National Association, a national banking association, will act as trustee for the certificates pursuant to the Pooling and Servicing Agreement.  The trustee’s offices for notices under the Pooling and Servicing Agreement are located at EP-MN-WS3D, 60 Livingston Avenue, St. Paul, Minnesota 55107-2292, Attention: Structured Finance/MASTR Asset Backed Securities Trust 2005-AB1.  The principal compensation to be paid to the trustee in respect of its obligations under the Pooling and Servicing Agreement will be set forth in a separate agreement between the trustee and the master servicer and such fee is required to be paid by the master servicer from its own compensation.  The Pooling and Servicing Agreement will provide that the trustee and any director, officer, employee or agent of the trustee will be indemnified by the trust and will be held harmless against any loss, liability or expense:  (i) that is incurred by the trustee arising out of or in connection with any legal action relating to the Pooling and Servicing Agreement, the Loans or the certificates; (ii) that is incurred by the trustee arising out of or in connection with the performance of its obligations and duties under the Pooling and Servicing Agreement, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the trustee’s duties under the Pooling and Servicing Agreement or incurred by reason of reckless disregard of the trustee’s duties and obligations under the Pooling and Servicing Agreement, (iii) that is incurred by reason of any action of the trustee taken at the direction of the holders of the certificates or (iv) that results from any error in any tax or information return prepared by the master servicer.  The trust shall fulfill such obligation from amounts on deposit in the Distribution Account.

The Trust Administrator

Wells Fargo Bank, N.A., a national banking association, will act as trust administrator pursuant to the Pooling and Servicing Agreement.  The trust administrator’s offices for purposes of presentment of certificates for registration of transfer, exchange or final payment is Wells Fargo Bank, N.A., Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention:  Corporate Trust Services—MASTR Asset Backed Securities Trust 2005-AB1, and for all other purposes is located at 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention:  Corporate Trust Services—MASTR Asset Backed Securities Trust 2005-AB1.  The trust administrator will be entitled to compensation for its activities under the Pooling and Servicing Agreement equal to the investment earnings on all amounts on deposit in the Distribution Account.  The Pooling and Servicing Agreement will provide that the trust administrator and any director, officer, employee or agent of the trust administrator will be indemnified by the trust and will be held harmless against any loss, liability or expense:  (i) that is incurred by the trust administrator arising out of or in connection with any legal action relating to the Pooling and Servicing Agreement, the Loans or the Certificates; (ii) that is incurred by the trust administrator arising out of or in connection with the performance of its obligations and duties under the Pooling and Servicing Agreement; or  (iii) that is incurred by reason of any action or inaction of the trust administrator taken at the direction of the holders of the certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the trust administrator’s duties under the Pooling and Servicing Agreement or that does not constitute an “unanticipated expense” within the meaning of the REMIC provisions of the Code.  The trust shall fulfill such obligation from amounts on deposit in the Distribution Account.

In the event the trust administrator is terminated or resigns pursuant to the Pooling and Servicing Agreement, the trustee or another successor trust administrator will be appointed to perform the obligations of the trust administrator.  The trustee or successor trust administrator will be entitled to be reimbursed by the master servicer for all reasonable costs and expenses associated with the transfer of the duties of the trust administrator and will be entitled to compensation equal to the compensation received by the trust administrator.  If the master servicer and the trust administrator are the same entity, then at any time the master servicer is terminated or resigns as master servicer, the trust administrator shall likewise be removed as trust administrator.

Voting Rights

At all times 98% of all voting rights will be allocated among the holders of the Class A Certificates, the Mezzanine Certificates and the Class CE Certificates in proportion to the then outstanding Certificate Principal Balances of their respective certificates.  At all times 1% of all votings rights will be allocated to the holders of the Class P Certificates and 1% of all voting rights will be allocated to the holders of the Class R Certificates.  The voting rights allocated to any class of certificates will be allocated among all holders of the certificates of such class in proportion to the outstanding percentage interests of such holders in such class.

The Certificate Insurer will have the right to exercise all rights, including but not limited to voting rights, which the holders of the Class A-3A Certificates are entitled to exercise.

Amendment

The Pooling and Servicing Agreement may be amended under the circumstances set forth under “Description of the Securities—Amendment” in the prospectus but only with the consent of the NIMS Insurer, if any.

Termination; Auction Sale

The master servicer will have the right to purchase all of the Loans and REO Properties and thereby effect the early retirement of the certificates, on any Distribution Date on which the aggregate Principal Balance of the Loans and REO Properties as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received, and unscheduled collections of principal received during the related Prepayment Period) is equal to or less than 10% of the aggregate Principal Balance of the Loans as of the Cut-off Date (the first such Distribution Date being the “Optional Termination Date”); provided, that no optional termination will be permitted without the consent of the Certificate Insurer if a payment would be required under the Policy or if amounts due to the Certificate Insurer would remain unreimbursed on the final Distribution Date.  The first Distribution Date on which such option could be exercised is referred to herein as the Optional Termination Date.  In the event that the option is exercised, the repurchase will be made at a price generally equal to the greater of (i) the Principal Balance of the Loans and the appraised value of any REO Properties and (ii) the fair market value of the Loans and REO Properties, in each case plus accrued and unpaid interest for each Loan at the related Mortgage Rate to but not including the first day of the month in which such repurchase price is paid plus unreimbursed Servicing Advances, any unpaid Servicing Fees allocable to such Loans and REO Properties, and any accrued and unpaid Net WAC Rate Carryover Amounts.

If the option to purchase the Loans and REO Properties as described above is not exercised and aggregate Principal Balance of the Loans and REO Properties as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received, and unscheduled collections of principal received during the related Prepayment Period) is equal to or less than 10% of the aggregate Principal Balance of the Loans as of the Cut-off Date, the Certificate Insurer may direct the trust administrator to conduct an auction to sell the Loans and REO Properties and retire the certificates.

With respect to any auction, the trust administrator will solicit good faith bids for the Loans and REO Properties from at least three entities, at least two of which are regular purchasers and/or sellers in the secondary market of residential Loans similar to the Loans in the mortgage pool.  The trust administrator will sell the Loans and REO Properties to the entity with the highest bid exceeding the related par value plus certain expenses set forth in the pooling and servicing agreement.  If less than three bids are received or the highest bid received is less than the related par value plus such expenses, the trust administrator will not sell the related Loans and REO Properties and, unless certain conditions specified in the pooling and servicing agreement are not satisfied, the Certificate Insurer may direct the trust administrator to continue conducting auctions every six months until the earlier of (a) the completion of a successful auction and (b) the exercise by the master servicer of its purchase option with respect to the Loans.

Proceeds from an optional termination by the master servicer or from a successful auction sale will be included in Available Funds and will be distributed to the holders of the certificates in accordance with the Pooling and Servicing Agreement.  Any purchase of Loans and REO Properties will result in the early retirement of the certificates.

FEDERAL INCOME TAX CONSEQUENCES

General

The following discussion, insofar as it states conclusions of law, represents the opinion of McKee Nelson LLP, special counsel to the depositor.

Elections will be made to treat designated portions of the trust as multiple separate REMICs (the “Upper-Tier REMIC” and one or more “Lower-Tier REMICs”) for federal income tax purposes.  The Upper-Tier REMIC holds REMIC regular interests issued by a Lower-Tier REMIC that will hold either Loans or REMIC regular interests issued by another Lower-Tier REMIC, as set forth in the Pooling and Servicing Agreement.  The Offered Certificates will represent ownership of “regular interests” in the Upper-Tier REMIC.  The Class R certificates will represent ownership of the sole class of “residual interest” issued by each REMIC created pursuant to the pooling and servicing agreement.

Tax Treatment of the Offered Certificates

For federal income tax purposes, a beneficial owner of an Offered Certificate will be treated (i) as holding an undivided interest in a REMIC regular interest corresponding to that certificate and (ii) as having entered into a notional principal contract (the “Cap Contract”). The REMIC regular interest corresponding to an Offered Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the Offered Certificate to which it corresponds, except that the maximum interest rate of the corresponding REMIC regular interest will equal the Net WAC Rate Cap.

Any amount payable on an Offered Certificate in excess of the amount payable on the corresponding REMIC regular interest will be deemed to have been paid to the holder of that Offered Certificate pursuant to the Cap Contract. Consequently, each beneficial owner of an Offered Certificate will be required to report income accruing with respect to the REMIC regular interest component as discussed under “Federal Income Tax Considerations—REMICs—Taxation of Owners of Regular Securities” in the base prospectus. In addition, each beneficial owner of an Offered Certificate will be required to report net income with respect to the Cap Contract component and will be permitted to recognize a net deduction with respect to the Cap Contract component, subject to the discussion under “—The Cap Contract Components” below. Prospective investors should consult their own tax advisors regarding the consequences to them in light of their own particular circumstances of taxing separately the two components comprising each Offered Certificate.

Allocations.  A beneficial owner of an Offered Certificate must allocate its purchase price for the certificate between its components—the REMIC regular interest component and the Cap Contract component.

For information reporting purposes, pursuant to the Pooling and Servicing Agreement, the Trust Administrator will assume that the Cap Contract components will have nominal value or such other value as specified in the Pooling and Servicing Agreement. The Cap Contract is difficult to value, and the IRS could assert that the value of a Cap Contract component as of the Closing Date is greater than the value used for information reporting purposes. Prospective investors should consider the tax consequences to them if the IRS were to assert a different value for the Cap Contract components.

Upon the sale, exchange, or other disposition of an Offered Certificate, the beneficial owner of the certificate must allocate the amount realized between the components of the certificate based on the relative fair market values of those components at the time of sale and must treat the sale, exchange or other disposition as a sale, exchange or disposition of the REMIC regular interest component and the Cap Contract component. Assuming that the Offered Certificate is held as a “capital asset” within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the Cap Contract component should be capital gain or loss. For a discussion of the material federal income tax consequences to a beneficial owner upon the disposition of a REMIC regular interest, See “Federal Income Tax Considerations—REMICs —Taxation of Owners of Regular Securities—Sale or Exchange of Regular Securities” in the base prospectus.

Original Issue Discount.  The REMIC regular interest component of an Offered Certificate may be issued with original issue discount (“OID”). A beneficial owner of an Offered Certificate must include any OID with respect to such component in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives currently the cash attributable to such OID. See “Federal Income Tax Considerations—REMICs —Taxation of Owners of Regular Securities—Original Issue Discount” in the base prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount, or bond premium, if any, will be specified in the prospectus supplement.  No representation is made that the Loans will prepay at any given rate.

The Cap Contract Components.  The portion of the overall purchase price of an Offered Certificate attributable to the Cap Contract component must be amortized over the life of such certificate, taking into account the declining balance of the related REMIC regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method—the level yield constant interest method—the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Prospective investors are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Cap Contract component of an Offered Certificate.

Any payments made to a beneficial owner of an Offered Certificate in excess of the amounts payable on the corresponding REMIC regular interest will be treated as having been received on such certificate pursuant to the Cap Contract, and such excess will be treated as a periodic payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year’s amortized cost of the Cap Contract component, such excess represents net income for that year.  Conversely, to the extent that the amount of that year’s amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year. Although not clear, net income or a net deduction with respect to the Cap Contract should be treated as ordinary income or as an ordinary deduction.

A beneficial owner’s ability to recognize a net deduction with respect to the Cap Contract component is limited under Sections 67 and 68 of the Code in the case of (i) estates and trusts and (ii) individuals owning an interest in such component directly or through a “pass through entity” (other than in connection with such individual’s trade or business). Pass through entities include partnerships, S corporations, grantor trusts and non publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the Cap Contract component in computing the beneficial owner’s alternative minimum tax liability.  As a result, the Offered Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to the Cap Contract would be subject to the limitations described above.

Status of the Offered Certificates.  The REMIC regular interest components of Offered Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as “real estate assets” under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the Trust Fund, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest component of an Offered Certificate will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. See “Material Federal Income Tax Considerations—Special Tax Attributes—REMIC Certificates” in the base prospectus. The Cap Contract components of the Offered Certificates will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code. As a result, the Offered Certificates generally will not be a suitable investment for a REMIC.

REMIC Taxes and Reporting

It is not anticipated that the trust will engage in any transactions that would subject it to the prohibited transactions tax as defined in Section 860F(a)(2) of the Code, the contributions tax as defined in Section 860G(d) of the Code or the tax on net income from foreclosure property as defined in Section 860G(c) of the Code.  However, in the event that any such tax is imposed on the trust, such tax will be borne:

(1)

by the trustee, if the trustee has breached its obligations with respect to REMIC compliance under the Pooling and Servicing Agreement;

(2)

by the trust administrator, if the trust administrator has breached its obligations with respect to REMIC compliance under the Pooling and Servicing Agreement;

(3)

by the master servicer, if the master servicer has breached its obligations with respect to REMIC compliance under the Pooling and Servicing Agreement; and

(4)

otherwise by the trust, with a resulting reduction in amounts otherwise distributable to holders of the certificates.

See “Federal Income Tax Consequences—REMICs—Taxes That May Be Imposed on the REMIC Pool—Prohibited Transactions” in the base prospectus.

The responsibility for filing annual federal information returns and other reports will be borne by the master servicer.  See “Federal Income Tax Consequences—REMICs—Administrative Matters” in the base prospectus.

For further information regarding the federal income tax consequences of investing in the offered certificates, see “Federal Income Tax Consequences—REMICs” in the base prospectus.

ERISA CONSIDERATIONS

General

Any plan fiduciary that proposes to cause a Plan to acquire any of the offered certificates should consult with its counsel about the potential consequences under ERISA, and/or the Code, of the Plan’s acquisition and ownership of those certificates.  See “ERISA Considerations” in the base prospectus.  Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit parties in interest with respect to a Plan engaging in specific transactions involving that Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction.  Section 4975 of the Code imposes various excise taxes on prohibited transactions involving Plans.  ERISA authorizes the imposition of civil penalties for prohibited transactions involving plans not subject to the requirements of Section 4975 of the Code.

Some employee benefit plans, including governmental plans and some church plans, are not subject to ERISA’s requirements.  Accordingly, assets of those plans may be invested in the offered certificates without regard to the ERISA considerations described herein and in the base prospectus, subject to the provisions of other applicable federal and state law.  However, any of these plans that are qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may be subject to the prohibited transaction rules described in Section 503 of the Code.

Except as noted above, investments by Plans are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan.  A fiduciary that decides to invest the assets of a Plan in the offered certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments, including prepayments, on the Loans.

Application of the Underwriter’s Exemption

The U.S. Department of Labor has granted individual administrative exemptions to UBS Securities LLC (the “Exemption”) from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code for the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, issued by asset backed entities, including trusts, that consist of particular receivables, loans and other obligations that meet the conditions and requirements of the Exemption.  Assuming that the general conditions of the Exemption are met, the Exemption applies to mortgage loans like the mortgage loans, and to certificates that qualify for the Exemption and represent fractional undivided interests in a trust consisting of mortgage loans like the mortgage loans.

For a general description of the Exemption as amended by PTE 2002-41, 67 Fed. Reg. 54487, (2002), and the conditions that must be satisfied for the Exemption to apply and the limitations on the exemptive relief provided by the Exemption, see “ERISA Considerations” in the base prospectus.  It is expected that the Exemption will apply to the acquisition and holding by Plans of the offered certificates, other than the Residual Certificates (excluding the right to receive payments from the supplemental interest trust), and that all conditions of the Exemption other than those within the control of the investors will be met, although each fiduciary of a Plan should satisfy itself that the conditions of the Exemption have been satisfied with respect to such Plan.  In addition, as of the date hereof, there is no single mortgagor that is the obligor on five percent of the mortgage loans included in the trust by aggregate unamortized principal balance of the assets of the trust.

The rating of a security may change.  If a class of certificates is no longer rated at least BBB- or Baa3, certificates of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased the certificate when it had an investment grade rating would not be required by the Exemption to dispose of it).  Consequently, transfers of any offered certificates rated below investment grade (collectively, “ERISA Restricted Offered Certificates”) will not be registered by the trust administrator unless the trust administrator receives the following:

●

a representation from the transferee of the ERISA Restricted Offered Certificates, acceptable to and in form and substance satisfactory to the trust administrator, to the effect that such transferee is not a Plan, nor a person acting on behalf of a Plan or using the assets of a Plan to effect the transfer;

●

if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing the ERISA Restricted Offered Certificates with funds contained in an “insurance company general account,” as that term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60, or PTCE 95 60, and that the purchase and holding of the ERISA Restricted Offered Certificates are covered under Sections I and III of PTCE 95-60; or

●

an opinion of counsel satisfactory to the trust administrator that the purchase or holding of the ERISA Restricted Offered Certificates by a Plan, any person acting on behalf of a Plan or using a Plan’s assets, will not result in prohibited transactions under Section 406 of ERISA and/or Section 4975 of the Code and will not subject the trustee, the trust administrator, the depositor, the transferor or the master servicer to any obligation in addition to those undertaken in the pooling and servicing agreement.

In the event that the representation is violated, or any attempt to transfer to a Plan or person acting on behalf of a Plan or using a Plan’s assets is attempted without the opinion of counsel, the attempted transfer or acquisition shall be void and of no effect.

Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and Section 4975 of the Code, the effect of the assets of the trust being deemed “plan assets,” the applicability of the Exemption and the potential consequences in their specific circumstances, prior to making an investment in the offered certificates.  Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

LEGAL INVESTMENT

The Class A Certificates and the Class M-1, Class M-2 and Class M-3 Certificates are expected to constitute “mortgage related securities” for purposes of SMMEA.

The remaining Certificates will not constitute mortgage related securities for purposes of SMMEA.

The depositor makes no representations as to the proper characterization of any class of offered certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions.  These uncertainties may adversely affect the liquidity of any class of offered certificates.  Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of offered certificates constitutes a legal investment or is subject to investment, capital or other restrictions.  See “Legal Investment” in the prospectus.

GLOSSARY OF TERMS

“Advance” means any of the advances required to be made by the related servicer or the master servicer, as applicable, for any Distribution Date in an amount equal to the aggregate of all payments or principal and interest on the Loans, net of the Servicing Fee, that were due on the related due date, and that were not received by the related determination date as set forth in the applicable Servicing Agreement.

 “Closing Date” means February 28, 2006.

“Code” means the Internal Revenue Code of 1986, as amended.

“Cut-off Date” means the close of business on February 1, 2006.

“Cut-off Date Principal Balance” is the aggregate Principal Balance of the Loans as of the Cut-off Date.

“Deleted Loan” is a Loan replaced or to be replaced by a Qualified Substitute Loan.

“Determination Date” with respect to any Distribution Date will be the first calendar day of the month in which such Distribution Date occurs.

“Distribution Date” means the 25th day of each month, or if such day is not a business day, on the first business day thereafter, commencing in March 2006.

“Due Date” with respect to each Loan is the date on which the scheduled payment is due each month.

“Due Period” with respect to any Distribution Date is the period commencing on the second day of the month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

“Homeownership Act” means the federal Truth-in-Lending Act as amended by the Home Ownership and Equity Protection Act of 1994.

“Insurance Proceeds” means the proceeds of any title policy, hazard policy or other insurance policy covering a Loan to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the mortgagor in accordance with the procedures that the servicer would follow in servicing mortgage loans held for its own account, subject to the terms and conditions of the related mortgage note and mortgage.

“Loans” are the fixed-rate second-lien Loans with Principal Balances that may or may not conform to Fannie Mae and Freddie Mac loan limits.

“Loan Seller” means Wells Fargo Bank, N.A., certain originators under the transferor’s conduit origination program as described under “Underwriting Standards” herein and certain other loan sellers, each of which represents less than 5% of the Cut-Off Date Pool Balance of the Loans.  See “Underwriting Standards” herein.

“Mortgage Loan Purchase Agreement” means the Mortgage Loan Purchase Agreement, dated as of February 1, 2006, between the transferor and the depositor.

“Mortgage Pool” means the pool of Loans included in the trust.

“Mortgage Rate” is, with respect to each Loan, the per annum interest rate at which the Loan accrues interest.

“Mortgaged Property” is the property securing a Loan which will consist of one- to four-family residential properties consisting of attached or detached one- to four-family dwelling units and individual condominium units.

“Net Mortgage Rate” for any Loan is the applicable Mortgage Rate minus the Servicing Fee Rate.

 “NIMS Insurer Default” means the continuance of any failure by the NIMS Insurer, if any, to make a required payment under the policy insuring the net interest margin securities.

“Plan” means any employee benefit plan or other plan or arrangement subject to ERISA or Section 4975 of the Code.

“Pool Balance” as of any date is equal to the aggregate of the Principal Balances of the Loans.

“Pooling and Servicing Agreement” means the Pooling and Servicing Agreement, dated as of February 1, 2006, among the depositor, the transferor, the master servicer, the trust administrator, the custodian and the trustee.

“Prepayment Interest Shortfall” means, with respect to any Distribution Date and each Mortgage Loan with respect to which a prepayment in full or a partial prepayment has occurred during the month preceding such Distribution Date, the difference between (a) one month’s interest at the Net Mortgage Rate on the Scheduled Principal Balance of the Mortgage Loan, if such Mortgage Loan was prepaid in full, or partial payment, if such Mortgage Loan was not prepaid in full, as applicable, and (b) the excess of (i) the amount of interest actually received with respect to the portion of such Mortgage Loan that was prepaid during the related Prepayment Period over (ii) the product of the Servicing Fee Rate and the Scheduled Principal Balance of the Mortgage Loan.

“Prepayment Period” for any Distribution Date is the calendar month preceding the month in which such Distribution Date occurs.

 “Principal Balance” of any Loan as of any date is an amount equal to the principal balance of such Loan at its origination, less the sum of scheduled and unscheduled payments in respect of principal made on such Loan.

“Purchase Price” with respect to any Loan that is purchased by the transferor is a price equal to the outstanding Principal Balance of such Loan as of the date of purchase, plus all accrued and unpaid interest thereon, computed at the Mortgage Rate through the end of the calendar month in which the purchase is effected, plus the amount of any unreimbursed Advances and Servicing Advances made by the servicer, plus any costs and damages incurred by the trust in connection with any violation by such Loan of any predatory or abusive lending law.

“Qualified Substitute Loan” is a mortgage loan substituted by the originator for a Deleted Loan which must, on the date of such substitution, (i) have an outstanding Principal Balance (or in the case of a substitution of more than one Loan for a Deleted Loan, an aggregate Principal Balance), not in excess of, and not more than 5% less than, the Principal Balance of the Deleted Loan; (ii) have a Mortgage Rate not less than the Mortgage Rate of the Deleted Loan and not more than 1% in excess of the Mortgage Rate of such Deleted Loan; (iii) have the same Due Date as the Deleted Loan; (iv) have a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the Deleted Loan; (v) comply with each representation and warranty as to the Loans set forth in the Mortgage Loan Purchase Agreement (deemed to be made as of the date of substitution); (vi) have been underwritten or re-underwritten by the related originator in accordance with the same underwriting criteria and guidelines as the Loans being replaced; (vii) be of the same or better credit quality as the Loan being replaced and (viii) satisfy certain other conditions specified in the Pooling and Servicing Agreement.

“Realized Loss” means, with respect to any defaulted Loan that is charged off or finally liquidated, the amount of loss realized equal to the portion of the Principal Balance remaining unpaid after application of all liquidation proceeds, insurance proceeds or condemnation proceeds net of amounts reimbursable to the servicer for related Advances, Servicing Advances and Servicing Fees (such amount, the “Net Liquidation Proceeds”) in respect of such Loan.

“Record Date” means for any Class A-1 and Class A-2 Certificate issued in book-entry form, the business day immediately preceding such Distribution Date and for any physical certificate or any Class A-1 and Class A-2 Certificate that becomes a Definitive Certificate, will be the last business day of the month immediately preceding the month in which the related Distribution Date occurs.

“Relief Act” means the Servicemembers Civil Relief Act or any comparable state or local statute (including the comparable provisions under the California Military and Veterans Code), in each case, as amended.

“Regular Certificates” means the certificates, other than the Residual Certificates and the Class P Certificates.

“REO Property” is a property acquired on behalf of the certificateholders in respect of a defaulted Loan thorough foreclosure, deed-in-lieu of foreclosure, repossession or otherwise.

“Residual Certificates” means the Class R certificates.

“Servicer Remittance Date” means the day of each month that a servicer is required to remit funds to the master servicer pursuant to the related Servicing Agreement.  For each servicer the Servicer Remittance Date is generally the 18th day of each month (or, if such day is not a business day, the immediately preceding or immediately following business day, as the case may be).

“Servicing Agreements” means those certain servicing agreements relating to the servicing of the Mortgage Loans by the Servicers.

“Servicing Fee” for any Distribution Date is an amount equal to one twelfth of the Servicing Fee Rate for the Mortgage Loan on the Scheduled Principal Balance of the Mortgage Loan.

“Servicing Fee Rate” means for each servicer the rate described in the applicable Servicing Agreement, as described under the caption “The Pooling and Servicing Agreement—Servicing and Master Servicing Compensation and Payment of Expenses” in this prospectus supplement.

“SMMEA” means the Secondary Mortgage Market Enhancement Act of 1984.

“Substitution Adjustment Amount” with respect to any Loan that is purchased by the originator is an amount equal to the excess of the Principal Balance of the related Deleted Loan over the Principal Balance of such Qualified Substitute Loan.

“UBS Conduit” has the meaning set forth under “Underwriting Standards” herein.

EXHIBIT A – CERTIFICATE INSURER FINANCIAL STATEMENTS